As filed with the Securities and Exchange Commission on June 28, 2007
Exhibit List can be found on Page II-5
Registration No. 333- 141143

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM SB-2/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TITAN GLOBAL HOLDINGS, INC.

(Name of small business issuer in its charter)

Utah (State or other Jurisdiction of Incorporation or Organization)	3672 (Primary Standard Industrial Classification Code Number)	87-0433444 (I.R.S. Employer Identification No.)

1700 Jay Ell Drive, Suite 200
Richardson, Texas 75081
(972) 470-9100
(Address and telephone number of principal executive offices and principal place of business)

David M. Marks, Chairman
1700 Jay Ell Drive, Suite 200
Richardson, Texas 75081
(972) 470-9100
(Name, address and telephone number of agent for service)

Copies to:
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value (1)	2,033,000	$1.07	$2,175,310	$66.78
Common Stock, $.001 par value (2)	3,450,000	$1.07	$3,691,500	$113.33
Common Stock, $.001 par value	590,000	$1.07	$631,300	$19.38
Total	6,073,000		$6,498,110	$199.49	*

(1)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of certain Convertible Notes.

(2)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon exercise of warrants.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price per share of the Registrant's Common Stock as reported by the Over-The-Counter Bulletin Board on June 25, 2007.

*	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Titan Global Holdings, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated June 28, 2007

The information in this prospectus is not complete and may be changed.

TITAN GLOBAL HOLDINGS, INC.
6,073,000 Shares of
Common Stock

This prospectus relates to the resale by the selling stockholders of up to 6,073,000 shares of our common stock, including up to 2,033,000 shares of common stock underlying Convertible Notes in the aggregate principal amount of $1,200,000, up to 3,450,000 shares issuable upon exercise of warrants and 590,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

We will not receive any proceeds from the sale of shares by the selling stockholders. We will pay the expenses of registering these shares.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “TTGL.OB.” The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 25, 2007, was $1.09.

Investing in these securities involves significant risks.
See "Risk Factors" beginning on page 4.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2007.

PROSPECTUS SUMMARY

Our Business

We are a diversified holding company with a dynamic portfolio of subsidiaries that capitalize on the ever-expanding worldwide demand for new communications and connectivity services and products. We are committed to providing consumers with the tools they need to thrive by connecting them to family, friends and colleagues.

Our six wholly owned subsidiaries are capitalizing on a broad range of technological innovations spanning telecommunications, electronics and homeland security. Derived from internal development and strategic acquisitions, we deliver cost-effective, secure, and environmentally-friendly solutions for customers around the world. Our subsidiaries operate in two divisions - Titan Communications and Titan Electronics and Homeland Security.

Our Communications Division is our largest division with revenues of $89,297,000 in fiscal year 2006 representing 81% of consolidated revenues. The Communications Division includes Oblio Telecom, Inc., a market leader in prepaid telecommunications and the second largest publicly-owned company focused on the international prepaid telecommunications space, StartTalk Inc., a company that owns, leases and operates switching equipment, Pinless, Inc., a company that delivers prepaid international telecommunications services from an e-commerce platform and Titan Wireless Communications, Inc., a prepaid wireless communications and mobile virtual network operator.

Titan’s Electronics and Homeland Security Division is our legacy division with revenues of $20,505,000 in fiscal year 2006 representing 21% growth from the prior year and 19% of consolidated revenues. The Electronics and Homeland Security Division includes Titan PCB East, Inc. and Titan PCB West, Inc. These companies specialize in the manufacturing of advanced printed circuit boards (PCB’s) and other high tech products for military and high-tech clients.

Our corporate office is located at 1700 Jay Ell Drive, Suite 200 Richardson, Texas 75081. Our telephone number is (972) 470-9100.

The Offering

Common stock offered by selling stockholders	6,073,000 shares, including the following:

• Up to 2,033,000 [1] shares of common stock underlying convertible notes in the principal amount of $1,200,000;

• 3,200,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.00;

• 250,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.10;

• 590,000 shares of common stock

This number represents 12.36% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 55,202,052 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol	TTGL.OB

The above information regarding common stock to be outstanding after the offering is based on 49,129,052 shares of common stock outstanding as of June 25, 2007 and assumes the subsequent conversion of the Notes into 2,033,000 shares of our common stock and exercise of the warrants.

1 The total dollar value of the shares underlying the convertible debenture is $1,626,400 (which are included in this prospectus) based upon the closing price of $0.80 of the Company’s common stock on October 10, 2006, the date of the closing

RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Relating to Our Business :

We have experienced net losses, and we may not be profitable in the future.

We experienced net losses of $5,100,000 and $4,400,000 for the years ended August 31, 2006 and 2005 respectively and we may not generate profits in the future on a consistent basis, or at all. If we fail to achieve consistent profitability, that failure could have a negative effect on our financial condition.

We believe that our existing cash and investments, liquidity under our revolving credit facility and anticipated cash flows from operations will be sufficient to meet our operating and capital requirements through at least the next twelve months.

As of February 28, 2007, we had a net working capital deficit of $8,609,000.

We may need additional capital in the future and it may not be available on acceptable terms, or at all.

We may need to raise additional funds for a number of purposes, including to sustain and expand sales and marketing activities, to effectively support the operations and to otherwise implement our overall business strategy. If such funds are not available when required or on acceptable terms, our business and financial results could suffer. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to the existing shareholders.

If we are unable to retain the services of key personnel or if we are unable to successfully recruit qualified managerial, manufacturing and sales personnel having experience in the business, we may not be able to continue operations.

Our future success will depend to a significant degree upon the continued contributions of our key management, marketing, technical, financial, accounting and operational personnel. The loss of the services of one or more key employees could have a material adverse effect on our results of operations. We also believe that our future success will depend in large part upon our ability to attract and retain additional highly skilled managerial and technical resources. There can be no assurance that we will be successful in attracting and retaining such personnel. In addition, potential future facility shutdowns and workforce reductions may have a negative impact on employee recruiting and retention.

We are dependent upon a small number of customers for a large portion of our sales, and a decline in sales to major customers or high rates of customer turnover could materially adversely affect our results of operations.

A relatively small number of customers are responsible for a significant portion of our net sales. For the years ended August 31, 2006 and 2005, ten customers accounted for 70% and 36% of our sales, respectively. If we experience a decline in sales or lose one or more of our major customers it would negatively impact our business, results of operations, and financial condition. If one or more of these customers were unable to pay for goods and services we provided, our results of operations could be significantly negatively impacted. We anticipate that a material percentage of our sales will continue to be derived from a small number of significant customers.

Our financial results may fluctuate from period to period as a result of several factors which could adversely affect our stock price.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control and because many of our operating costs are fixed, even small revenue shortfalls would materially decrease our gross margins . If future operating results are below the expectations of investors or market analysts, our stock price may decrease. Factors that might impact financial results include:

•
the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

•	fluctuations and seasonality in the demand for our products;

•	uncertainty and variability in demand by customers;

•	the introduction of new products or services by our competitors;

•	pricing pressure in the PCB manufacturing, assembly industries or in the telecom industry;

•	technical difficulties with respect to the use of our products;

•	regulatory changes; and

•	general economic conditions and economic conditions specific to the PCB manufacturing and telecom industries.

Average selling prices of our products may decrease which could result in a decrease in our gross margins and unit sales volume.

The average selling prices for our products may be lower than expected as a result of competitive pricing pressures, technological advances and customers who negotiate price reductions. A portion of our revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which are characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics or telecommunications industries could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations. Historically, the trend in our industry has been for prices to decrease as technological innovations become widespread.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors have a limited voice in our management.

Our principal stockholders, officers and directors, in the aggregate, beneficially own approximately 69.23% of our outstanding common stock. Two of our stockholders, Irrevocable Children’s Trust and Farwell Equity Partners, LLC, hold approximately 61.81% of our outstanding common stock. David Marks, our Chairman, is one of two trustees of Irrevocable Children’s Trust and is the Managing Member of Farwell Equity Partners, LLC. Mr. Marks has sole voting and dispositive authority with respect to the shares of stock held by Irrevocable Children's Trust and Farwell Equity Partners, LLC. As a result, these stockholders, acting together have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;

•	removal of any of our directors;

•	amendment of our certificate of incorporation or bylaws; and

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We face intense competition both in the PCB manufacturing and telecom industries.

We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from PCB manufacturers in Asia and other locations with lower production costs, greater financial resources, larger market share and larger customer base may play an increasing role in the market for volume production. While historically our competitors in these locations have produced less technologically advanced PCBs, they continue to expand their technology to include higher technology PCBs. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology PCBs, which may force us to lower our prices, reducing revenue, gross profit, and cash flow from operations.

We also face significant competition in the communications division. The market for telecommunications services is extremely competitive. Many companies offer products and services like Oblio’s, and some of these companies have a superior presence in the markets that Oblio serves. Oblio competes with many of the established long distance providers, including, but not limited to MCI, Sprint, and Regional Bell Operating Companies as well as other prepaid phone card distributors such as IDT. These companies are substantially larger and have greater technical, engineering, personnel resources, longer operating histories, greater name recognition and larger customer bases than Oblio. In addition, many of these companies have substantially greater financial, distribution and marketing resources than Oblio. Oblio may not be able to compete successfully with these companies. If Oblio does not succeed in competing with these companies, Oblio will lose customers and its revenue will be substantially reduced, and its business, financial condition and results of operations may be materially and adversely affected.

If we are unable to respond to rapid technological changes in the PCB manufacturing and telecom industries, we may not be able to compete effectively.

The market for our services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market services that meet evolving customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis.

In addition, the printed circuit board engineering and manufacturing services industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. It is possible that we will not effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. It is possible that we will not be able to obtain capital for these purposes in the future or that any investments in new technologies will result in commercially viable technological processes.

Risks Relating to Our Electronic and Homeland Security Business:

We may be exposed to intellectual property infringement claims by third parties which could be costly to defend, could divert management's attention and resources and, if successful, could result in liability.

The PCB industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. In connection with our acquisition of assets from Eastern Manufacturing Corporation in February 2003, the Company was assigned Eastern Manufacturing Corporation's license rights to Coesen's HVRFlex Process for use in connection with its manufacture of rigid-flex PCBs. We do not have license rights, patent or trade secret protection for its other manufacturing processes, and we could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

PCBs that we manufacture may contain design or manufacturing defects, which could result in reduced demand for our services and liability claims against us.

Products are manufactured to our customers' specifications, which are highly complex, and despite our quality control and quality assurance efforts, there could be defects in the products we manufacture. Such defects, whether caused by a design, manufacturing, or materials failure or error, may result in delayed shipments, customer dissatisfaction, a reduction or cancellation of purchase orders, or liability claims against us. Since our products are used in products that are integral to our customers' businesses, defects or other performance problems could result in financial or other damages to our customers beyond the cost of the printed circuit board. Some of our products are used in aircraft and military equipment, the failure of which would have devastating effects on the end user. Our sales arrangements generally contain provisions designed to limit our exposure to product liability and related claims. However, existing or future laws or unfavorable judicial decisions could negate these limitations of liability provisions. Product liability litigation against us, even if it were unsuccessful, would be time-consuming and costly to defend.

Risks Relating to Our Communications Business:

Oblio is affected by government regulations in the United States, which may delay or hinder our ability to provide services and products.

The following summary of regulatory developments and legislation does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings, nor their impact upon the telecommunications industry or Oblio can be predicted at this time.

The telecommunications industry is highly regulated in the United States at the federal, state and local levels. Various international authorities may also seek to regulate the services provided or to be provided by Oblio. Federal laws and the regulations of the Federal Communications Commission (FCC) generally apply to interstate telecommunications, while state public utility commissions, public service commissions or other state regulatory authorities generally exercise jurisdiction over telecommunications that originate and terminate within the same state.

The FCC and state regulatory authorities may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation. The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to telecommunications companies. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on its business, financial condition and results of operations.

The sale of long distance telephone service through prepaid phone cards may be subject to “escheat” laws in various states. These laws generally provide that payments or deposits received in advance or in anticipation of the provision of utility services, including telephone service, that remain unclaimed for a specific period of time after the termination of such services are deemed “abandoned property” and must be submitted to the state. In the event such laws are deemed applicable, Oblio may be required to deliver such amounts to certain states in accordance with these laws, which could have a material adverse effect on its business, financial condition or results of operations.

Pursuant to the Telecommunications Act of 1996, the FCC was granted the authority to implement certain policy objectives, including the establishment of the Universal Service Fund. The purpose of the Universal Service Fund is to subsidize the provision of local telecommunications services to low-income consumers, schools, libraries, health care providers and rural and insular areas that are costly to serve. Pursuant to a FCC order, Universal Service Fund contributions are generally equal to approximately four percent of a carrier’s interstate and international gross revenues, and approximately one percent of its intra-state “end user” gross revenues, effective January 1, 1998. The FCC will adjust the amount of these contributions each calendar quarter, and they may increase significantly in future periods. Oblio’s underlying carriers may pass their respective costs through to Oblio.

The taxation of prepaid telephone card sales and use is evolving and is not specifically addressed by the laws of many states. Some states and localities charge a tax on the point-of-sale purchase of prepaid telephone cards while others charge a tax on usage of prepaid telephone cards. Although Oblio does not have funds reserved specifically for this purpose, it believes that it has adequate working capital for any taxes it may ultimately be required to pay, there can be no assurance that this will be the case. In addition, certain authorities may enact legislation which specifically provides for taxation of prepaid telephone cards or other services provided by Oblio or may interpret current laws in a manner resulting in additional tax liabilities to Oblio.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of th e person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If an event of default occurs under the security agreement, secured convertible notes, stock pledge agreement, Greystone Business Credit II LLC (“Greystone”) could take possession of all our assets and the assets of our subsidiaries.

In connection with the security agreement entered into in December 29, 2006, we executed a stock pledge agreement in favor of Greystone granting them a first priority security interest in the common stock of our subsidiaries, Oblio Telecom, Inc., Pinless, Inc., StartTalk, Inc., Titan Wireless Communications, Inc., Titan PCB East, Inc. and Titan PCB West, Inc. In addition we granted to Greystone a security interest on all of our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement provide that upon the occurrence of an event of default under any agreement with Greystone, Greystone shall have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. Any attempt by Greystone to foreclose on our assets could likewise cause us to curtail our current operations.

Risks Relating To Our Convertible Debentures:

The issuance of our stock upon conversion of the debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. Falling prices may encourage investors to profit by engaging in short sales by borrowing shares that they do not own in anticipation of a decline in price to enable the seller to cover the sale with a purchase at a later date, at a lower price, and thus at a profit, which further contributes to a decline in the price of our stock. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

If we are required for any reason to repay our outstanding secured convertible debentures, we would be required to further deplete our working capital.

If we were required to repay the convertible debentures, we would be required to deplete our working capital and/or raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us to enforce their rights. Any such action may require us to curtail or cease operations.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to demand for our services, our ability to diversify our client base and enter new markets for our services, market and customer acceptance, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholder. A description of the selling stockholder's relationship to us and how the selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Name	Beneficial Ownership Before the Offering (1)	Percentage of Common Stock Owned before the Offering (1)	Shares of Common Stock Included in the Prospectus	Beneficial Ownership after the Offering		Percentage of Common Stock Owned after the Offering
Cornell Capital Partners, LP (2)	2,451,540	4.99%	2,548,000	-0-	(3)	-0-	(3)
Dr. John Faessel (4)	220,500	*	220,500	-0-	(3)	-0-	(3)
Trilogy Capital Partners, Inc. (5)	2,229,500	4.53%	2,229,500	-0-	(3)	-0-	(3)
Greystone Business Credit II LLC (6)	1,000,000	2.04%	1,000,000	-0-	(3)	-0-	(3)
Sichenzia Ross Friedman Ference LLP (7)	75,000	*	75,000	-0-	(3)	-0-	(3)

*	Less than 1%

(1) Applicable percentage ownership is based on 49,129,052 shares of common stock issued as of June 25, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 25, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents (a) 2,033,000 shares of common stock underlying the convertible debentures issued/issuable to Cornell pursuant to the Securities Purchase Agreement dated October 10, 2006; (b) shares underlying warrants to purchase 250,000 shares of common stock exercisable at a price of $1.00 per share; (c) shares underlying warrants to purchase 250,000 shares of common stock exercisable at a price of $1.10 per share; and (d) 15,000 shares of common stock issued to Cornell. All investment decisions of, and control of, Cornell Capital Partners, LP are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. For purposes of calculating Cornell’s beneficial ownership before the offering, beneficial ownership reflected above does not include 96,460 included in this prospectus on behalf of Cornell, issuable upon conversion of convertible debentures. Pursuant to provisions in the convertible debentures and the warrants, Cornell's beneficial ownership of our common stock is limited to 4.9% of the total outstanding, which limitation may be waived upon 65-day notice.

(3) Assumes that the Selling Stockholders sell all of the shares offered pursuant to this registration statement.

(4) Represents shares underlying a warrant to purchase 220,500 shares of common stock at an exercise price of $1.00 which expire on September 19, 2009. The warrants were assigned by Trilogy Capital Partners, Inc. to the selling stockholder.

(5) Represents shares underlying a warrant to purchase an aggregate of 2,229,500 shares of our common stock, 1,004,500 of which are exercisable at a price of $1.00 per share and 1,225,000 of which are exercisable at a price of $1.50 per share and which expire on September 19, 2009. A.J. Cervantes holds the voting and dispositive power of the shares held by Trilogy Capital Partners. A.J. Cervantes is the Chairman and CEO of Trilogy Capital Partners.

(6) Represents (a) 500,000 shares of common stock, and (ii) shares underlying a warrant to purchase 500,000 shares of common stock at a price of $1.00 per share, which expire on December 29, 2011. Curtis Pollock, Mordecai Rosenberg and Robert Borak, the investment trustees of the Stephen Rosenberg 2004 Descendants’ Trust hold voting and dispositive power of the shares held by Greystone Business Credit II LLC.

(7) Represents 75,000 shares issued to Sichenzia Ross Friedman Ference LLP. Gregory Sichenzia, Marc Ross, Richard Friedman and Michael Ference hold the voting and dispositive power of the shares held by Sichenzia Ross Friedman Ference LLP.

Securities Purchase Agreement with Cornell Capital Partners

We consummated a Securities Purchase Agreement with Cornell Capital Partners L.P. dated October 10, 2006 providing for the sale by us to Cornell of our 8% secured Convertible Debentures in the aggregate principal amount of $1,200,000 of which $850,000 was advanced at the closing. The second installment of $150,000 was advanced on December 26, 2006 and includes shares of our common stock issuable pursuant to the Purchase Agreement. The last installment of $200,000 will be advanced two business days prior to the date the Registration Statement is declared effective by the Commission. We are registering 2,033,000 shares of common stock underlying the Convertible Debentures in the aggregate principal amount of $1,200,000, which based on the closing price of $0.80 of our common stock on the date of the of the initial closing on October 10, 2006 is valued at $960,000. At the closing on October 10, 2006, we received net proceeds of $745,000 after payment of a commitment fee of $85,000 (10% of the gross proceeds) to Yorkville Advisors, LLC and a structuring fee of $20,000 to Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC. is the general partner of Cornell Capital Partners, LP and the investment decision maker of behalf of Yorkville Advisors. In addition, we issued to Cornell 15,000 shares of our common stock. We are not related to, nor have any affiliation with Cornell Capital Partners and Yorkville Advisors, LLC.

The Debentures mature on the second anniversary of the date of issuance and we are not required to make any payments until the maturity date. Interest on the outstanding principal balance of the Debentures accrues at the rate of 8% annually and is payable on the Maturity Date in cash or in common stock (valued at the closing bid price on the trading day immediately prior to the Maturity Date) at our option. Cornell may convert at any time amounts outstanding under the Debentures into shares of our common stock at a conversion price per share equal to $1.00. Notwithstanding the foregoing, the shares being registered pursuant to this Registration Statement do not include shares of common stock that may be acquired by Cornell upon conversion of amounts due to them resulting from conversion of accruals of interest pursuant to the Debentures.

If on a conversion date the number of shares is insufficient to pay principal and interest in shares or our common stock is not listed or quoted for trading on the OTCBB or on a major stock exchange, or we have failed to timely satisfy a conversion, then at the option of Cornell, we shall deliver to Cornell an amount in cash equal to the product of the outstanding amount being converted divided by the applicable conversion price and multiplied by the highest closing bid price of our common stock from the date of the conversion notice through the date the cash payment is made.

Cornell has agreed not to engage in short sales of our shares of common stock. A short sale is the sale of shares of a security which the seller does not own. Such sales are made in anticipation of a decline in the price of the security to enable the seller to cover with a purchase at a later date, and thus at a profit.

We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 10% redemption premium, provided (i) as of the date of the Holder’s receipt of the redemption notice, (ii) the Volume Weighted Average Price “VWAP” of the common stock as reported by Bloomberg, LP is less than the conversion price, (iii) this registration statement is effective, and (iv) no event of default has occurred.

 Beginning on February 6, 2007 and continuing on the first trading day of each calendar month for the twelve months thereafter, we are required to make mandatory redemptions consisting of outstanding principal divided by twelve, accrued and unpaid interest and a redemption premium of 10% per month, until the Debentures are paid in full. We have the option to make the mandatory redemption payments in cash or by issuing to Cornell such number of shares of our common stock which shall be equal to the mandatory redemption amount divided by 90% of the lowest VWAP during the 15 trading days prior to the date of the redemption payment. We will be permitted to pay the mandatory redemption by issuing shares of our common stock provided (i) the closing bid price of our Common Stock is greater than the redemption conversion price as of the trading day immediately prior to the date the redemption payment is due; (ii) no event of default shall have occurred, and (iii) this registration statement is effective.

Cornell, at its option, may waive a mandatory redemption in any month in which (i) the VWAP of our common stock is equal to or greater than $1.10 for the five consecutive trading days prior to the redemption date or exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and (ii) the underlying share registration statement is effective and remains effective on the redemption date.

In addition, we have the right to settle the mandatory redemption payments by (i) paying Cornell cash plus the redemption premium of 10% or (ii) shares of common stock equal to the mandatory redemption amount divided by 90% of the lowest VWAP of our common stock during the 15 trading days prior to the redemption date, provided that we may choose to settle the mandatory redemption payments in shares if (i) the Registration Statement is effective and remains effective, (ii) no event of default shall have occurred, (iii) the closing bid price of our common stock shall be greater than the redemption conversion price as of the trading day immediately prior to the redemption date.

Cornell may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in Cornell, together with any of its affiliates, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest. Cornell may, however, waive this limitation upon 65 days notice to us only upon the occurrence of an event of default.

Pursuant to the terms of the Convertible Debenture, the following shall constitute an Event of Default:

•
a default in the payment of principal, interest or other charge as they become due and payable under the Debentures; provided however, an event of default shall not be deemed to have occurred if (i) we shall issue shares in an amount equal to the payment amount divided by the default conversion price of $0.30 within 3 days of the date the payment was due, (ii) the VWAP of our common stock is greater than $0.30 as of the last completed trading day prior to the date such shares are delivered to Cornell and (iii) the shares are freely tradable by Cornell;

•
a proceeding under any applicable or insolvency laws shall have been commenced by or commenced against us, or any of our subsidiaries which remains undismissed for a period of 61 days or we or any of our subsidiaries is adjudicated insolvent or bankrupt; we or any of our subsidiaries suffers an appointment of a custodian, private or court appointed receiver which continues undischarged or unstayed for a period of 61 days, or we or any of or our subsidiaries make a general assignment for the benefit of creditors, or we or any of our subsidiaries shall fail to pay or state that we are unable to pay our debts as they become due, or we or any of our subsidiaries shall call a meeting of our or creditors to arrange a readjustment or restructure of our debts;

•	any default by us or any of our subsidiaries under any debenture or any mortgage, credit arrangement or other facility;

•
our common stock shall cease to be quoted for trading or listing for trading on (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board. The Nasdaq OTC Bulletin Board shall not again be quoted or listed for trading within five (5) Trading Days of such delisting;

•	we or any of our subsidiaries shall be a party to a change of control transaction;

•	we shall fail to timely file and have declared effective a registration statement in compliance with the investor registration rights agreement with Cornell dated January 5, 2007;

•
the effectiveness of the registration statement lapses or Cornell is not permitted to resell the shares underlying the Debenture for more than 5 consecutive trading days or an aggregate of 8 trading days;

•	we shall fail for any reason to deliver common stock to Cornell prior to the fifth day after which we are required to deliver shares to Cornell pursuant to the Debentures;

•
we shall fail to deliver payment in cash to Cornell pursuant to buy-in where Cornell purchases shares on the open market to deliver in satisfaction of a sale which Cornell anticipate receiving upon a conversion which we shall fail to timely deliver;

•
we shall fail to perform or observe any covenant, agreement, or warranty or otherwise commit any breach of any provision of the Debentures or any documents executed by us in connection with the Debentures.

In the event of a default pursuant to the Debentures, we are required to pay the full principal amount of the Debentures, together with interest and other amounts owing, in cash; provided however Cornell may request such payment in shares of our common stock. If an event of default shall have occurred because of a default in the payment of principal, interest or other charge as they become due and payable under the Debentures then the conversion price shall be $0.30.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the registration of the shares of common stock to be issued upon conversion of the Debentures, 500,000 warrant shares and 15,000 shares issued to Cornell pursuant to the purchase agreement. We agreed to file the registration statement no later than January 31, 2007 and to use our best efforts to have the registration statement declared effective March 31, 2007. On March 7, 2007, Cornell agreed to defer the filing date of the registration statement to March 9, 2007, without the assessment of any liquidated damages. We agreed to keep the registration statement effective until the date on which Cornell has sold all of the shares underlying the Debentures, the warrant shares and the 15,000 shares issued to Cornell pursuant to the purchase agreement. We are required to pay to Cornell liquidated damages of 2% of the liquidated value of the outstanding Debentures for each 30 day period in the event the registration statement is not timely filed or is not declared effective within 120 days of filing. To date we have not been assessed any liquidated damages by Cornell. On June 27, 2007, Cornell agreed to waive any liquidated damages that may have accrued to date as a result of our failure to have this registration statement declared effective by March 31, 2007 and agreed to extend the date by which we are required to have this registration statement declared effective to August 26, 2007.

We also issued to Cornell five-year warrants to purchase 250,000 and 250,000 shares of Common Stock at prices of $1.00, and $1.10, respectively. If at the time of exercise of the Warrants, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended Cornell, in lieu of making payment of the exercise price in cash, may elect a cashless exercise. If during the time that the warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the then exercise price, then the exercise price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrants will be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the exercise price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase Common Stock or convertible securities.

We also executed Irrevocable Transfer Agent Instructions providing for the issuance of shares to Cornell (i) upon conversion of the Debentures, (ii) exercise of warrants, and (iii) shares issuable upon conversion of accrued interest. The Transfer Agent Instructions also provides for our transfer agent, Continental Stock Transfer & Trust Company to reserve for issuance to Cornell a minimum of 3,600,000 conversion shares and 500,000 warrant shares.

Additional Disclosure in connection with Securities Purchase Agreement with Cornell Capital Partners

We have made certain payments to Cornell and may be required to make additional payments to Cornell in connection with the Securities Purchase Agreement. The following is a tabular disclosure of the dollar amount of each such payment (including the value of any payments to be made in common stock) that we have made to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to “finders” or “placement agents” and any other payments or potential payments):

Payment Type	Cash Payments		Common Stock Underlying Securities Issued		Market Price of Common Stock and/or Common stock Underlying Securities Prior to Transaction		Exercise Price of Warrants Issued		Value of Securities Issued (1)
Financing cost	$145,000	(2)	250,000 250,000 15,000	(3)(3)	$ $ $	0.80 0.80 0.80	$ $	1.00 1.10	($50,000) ($75,000) $12,000
Interest payments - cash (4)	$177,118
Potential Liquidated Damages over 24 months - Cash (5)	$0
Mandatory Redemptions Premium - cash (6), OR	$120,000
Mandatory Redemptions Premium - shares (6)			166,667			$0.80			$133,334

(1)	For purposes of this table, warrants issued are valued at the fair market value of the underlying common stock prior to the transaction less the exercise price of the warrant.

(2)	Represents the following payments to Yorkville Advisors, LLC (a) commitment fee of $120,000 (10% of the gross proceeds); (b) a structuring fee of $20,000; (c) a due diligence fee of $5,000.

(3)	Consists of shares issuable upon exercise of warrants issued to Cornell Capital Partners.

(4)
Represent maximum interest payments at 8% through maturity on October 16, 2008. Principal of $1,200,000 is expected to be received in three installments between October 10, 2006 and July 31, 2007. Provisions for optional and mandatory redemptions described below would reduce the amount of interest paid.

(5)	The holder has waived liquidated damages of 2% of the liquidated (face) value of the debentures each month the registration statement is not declared effective past March 31, 2007.

(6)
Represents the 10% redemption premium that the Company could choose to settle in cash or in shares under the mandatory redemption payments provisions of the convertible debentures. If settled in shares the conversion rate would be 90% of the lowest VWAP of our common stock during the 15 trading days prior to the redemption date. The repayment premium would be paid 1/12th per month for 12 months. The holder would also receive interest of 8% as described in (4) above.

Set forth below is tabular disclosure of the net proceeds from the sale of the convertible notes to Cornell and the total possible payments to Cornell and its affiliates in the first year following the sale of the convertible notes:

Payment Type	Cash Payments		Common Stock Underlying Securities Issued		Market Price of Common Stock and/or Common stock Underlying Securities Prior to Transaction		Exercise Price of Warrants Issued		Value of Securities Issued (1)
Financing cost	$145,000	(2)	250,000 250,000 15,000	(3)(3)	$ $ $	0.80 0.80 0.80	$ $	1.00 1.10	($50,000) ($75,000) $12,000
Interest Payments (4)	$80,932
Potential Liquidated Damages over 24 months - Cash (5)	$0
Mandatory Redemptions Premium - cash (6), OR	$120,000
Mandatory Redemptions Premium - shares (6)			166,667			$0.80			$133,334

(1)	For purposes of this table, warrants issued are valued at the fair market value of the underlying common stock prior to the transaction less the exercise price of the warrant.

(2)	Represents the following payments to Yorkville Advisors, LLC (a) commitment fee of $120,000 (10% of the gross proceeds); (b) a structuring fee of $20,000; (c) a due diligence fee of $5,000.

(3)	Consists of shares issuable upon exercise of warrants issued to Cornell Capital Partners.

(4)
Represents maximum possible interest payments of 8% even though interest payment is not required until maturity on October 16, 2008. Principal of $1,200,000 is expected to be received in three installments between October 10, 2006 and July 31, 2007. Provisions for optional and mandatory redemptions described below would reduce the amount of interest paid.

(5)	The holder has waived liquidated damages of 2% of the liquidated (face) value of the debentures each month the registration statement is not declared effective past March 31, 2007.

(6)
Represents the 10% redemption premium that the Company could choose to settle in cash or in shares under the mandatory redemption payments provisions of the convertible debentures. If settled in shares the conversion rate would be 90% of the lowest VWAP of our common stock during the 15 trading days prior to the redemption date. The repayment premium would be paid 1/12th per month for 12 months. The holder would also receive interest of 8% as described in (4) above

If the Company chooses to settle mandatory payments under the debenture in cash, the total profit possible that Cornell could realize as a result of the 10% redemption premium is $120,000 of 10% redemption premium plus between $48,000 and $144,000 of interest if the debenture is outstanding between one and two years.

Set forth below is tabular disclosure of the total possible profit Cornell could realize as a result of the redemption conversion discount if the Company chooses to convert mandatory redemption payments under the debenture into securities:

Payment Type	Amount
The market price per share of the securities that may be issued upon redemption of the convertible debenture, using the date of the sale of the convertible debenture	The closing Market price October 10, 2006 for Cornell Notes was $0.80 per share.

The redemption conversion price per share used to convert your mandatory redemption payments into securities, calculated by using the redemption conversion discount rate and the market rate per share on the date of the sale of the convertible debenture
$0.72 per share which is 90% of the market price on October 10, 2006.

The total possible shares issuable upon redemption of the convertible debenture (assuming no interest payments and complete redemption throughout the term of the debenture).	1,833,333 shares (excluding interest) if converted under mandatory redemption. 1,200,000 shares(excluding interest) if converted at option of holder

The combined market price of the total number of shares issuable upon redemption of the convertible debentures, calculated by using the market price per share on the date of the sale of the convertible debenture and the total possible shares issuable upon redemption.

$1,466,666 if issued under mandatory conversion provisions plus $160,000 of interest for a total of $1,626,666.
$960,000 if converted at option of holder plus $115,200 of interest for a total of $1,075,200

The total possible shares the selling shareholders may receive and the combined redemption conversion price used to convert the mandatory redemption payments into securities, calculated by using the redemption conversion price on the date of the sale of the convertible debenture and the total possible number of shares Cornell may receive.
1,833,333 shares from the principal and mandatory redemption premium plus 200,000 shares from interest for a total of 2,033,333 shares.

The total possible discount to the marked price as of the date of the sale of the convertible debenture, calculated by subtracting the total conversion redemption price on the date of the sale of the convertible debenture from the combined market price of the total number of shares issuable upon redemption of the convertible debenture on that date.
The total possible discount to market based on the market price at the date of the debenture sale for all possible shares issued is $162,667 including interest.

Set forth below is tabular disclosure of the total possible profit to be realized as a result of any conversion/exercise price discounts for securities underlying warrants held by Cornell or any affiliates of Cornell:

Market price per share of the shares of common stock underlying the warrants as of issuance date of October 10, 2006	Exercise price as of the date of the issuance of the warrants	Total possible profit
$0.80	250,000 warrants at $1.00 250,000 warrants at $1.10	Since there are no discounts to market any profit is determined by the extent the future market price exceeds the exercise price.

Set forth below is a table that shows the gross proceeds paid or payable to us, all payments that have been made or may be required to be paid by us, the net proceeds to us and the combined total possible profit to Cornell:

Gross Proceeds to Company from Convertible Debenture	Transaction Fees	Net Proceeds	Combined total Possible Profit from Conversion of Convertible Debentures and other Convertible Securities by Selling Stockholder

$1,200,000	$145,000	$1,055,000	$525,000

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares issuable to satisfy the Company’s mandatory redemption obligations divided by the proceeds to the Company from the sale of the convertible debenture as well as the amount of that resulting percentage averaged over the term of the convertible debenture:

All possible payments	$297,118
Total possible discounts to market to satisfy mandatory redemption obligations	$162,667
Total payments and discounts to market	$459,785

Proceeds to the Company	$1,055,000
Percentage	44%
Percentage averaged over the term of the convertible debenture	22%

Prior transactions with the Selling Stockholders:

There were no prior transactions between the Company and the selling stockholders, any affiliates of the selling stockholders or any person with whom any of the selling stockholders has a contractual relationship regarding the transaction.

Comparative disclosure:

The number of shares outstanding prior to the convertible debenture transaction that are held by persons other than the selling stockholders, affiliates of the Company and affiliates of the selling stockholders	49,129,052

The number of shares registered for resale by the selling stockholders or affiliates of the selling stockholders in prior registration statements	0

The number of shares registered for resale by the selling stockholders that continue to be held by the selling stockholders or affiliates of the selling stockholders	0

The number of shares that have been sold in registered resale transactions by the selling stockholders or affiliates of the selling stockholders	0

The number of shares registered for resale on behalf of Cornell Capital Partners in the current transaction	2,548,000

Existing Short Positions by Selling Shareholders:

Based upon information provided by the selling shareholders, to the best of management's knowledge, the Company is not aware of any of the selling shareholders having an existing short position in the Company's common stock.

Relationships Between the Company and Selling Shareholders and Affiliates:

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

There were no prior securities transactions between the Company and Cornell Capital Partners.

Additional Disclosure regarding the Selling Stockholders, other than Cornell

Following is a discussion of the manner in which the Selling Stockholders (other than Cornell) received the securities included in this prospectus:

Trilogy Capital Partners, Inc. and Dr. John Faessel

On September 20, 2006, we entered into a Letter of Engagement with Trilogy Capital Partners, Inc. for a term of the twelve months beginning on September 20, 2006 and terminable thereafter by either party upon 30 days’ prior written notice. Pursuant to the Letter of Engagement, Trilogy will provide us with marketing, financial public relations and investor relations services. In connection with the Letter of Engagement, we issued warrants to purchase an aggregate of 2,450,000 shares of our common stock, 1,225,000 of which are exercisable at a price of $1.00 per share and 1,225,000 of which are exercisable at a price of $1.50 per share. Trilogy has assigned to Dr. John Faessel 220,500 warrants to purchase shares of common stock.

Greystone Business Credit II LLC (“Greystone”)

On December 29, 2006, we, together with all of our subsidiaries, entered into a credit facility with Greystone Business Credit II LLC. The credit facility with Greystone includes a revolving line of credit in the maximum amount of $15,000,000, and also includes term loans of up to $7,950,000 of which $6,483,514 was borrowed on the closing date. The facility will expire in 3 years, subject to earlier termination under certain circumstances. Loans will be advanced based upon 85% of eligible accounts receivable and up to a maximum of 85% of eligible inventory, subject to certain limitations. We are required to have a minimum unused availability under the line of between $200,000 and $1,000,000. Two term loans totaling $6,483,514 were funded on closing.

We are obligated to use any refunds on commercial taxes to prepay the term loans. We are also obligated to make a mandatory prepayment of $2,600,000 from the sale of debt or equity by April 30, 2007. While we did not make a mandatory prepayment on the term loans from the sale of debt or equity proceeds, we satisfied this obligation through two transactions. In April 2007, Oblio received a credit from one of its wholesale providers related to the recovery of universal service fees. The credit of $1,909,000 was interpreted as a refund of commercial taxes and was used to prepay Oblio’s term loan. In June 2007, Oblio received a refund of federal excise taxes of $3,865,000 and used the proceeds to fully retire its term debt, $3,128,000. The remaining refund proceeds were used to reduce the principal balance of Oblio’s revolving line of credit.

The revolving credit facility bears interest at a rate of 1.5%, plus the prime interest rate. The senior term loans bear interest at a rate of 6%, plus the prime interest rate, provided that such rate is reduced by 0.5% for each reduction of principal by $1,000,000. We granted a security interest in all of our assets to Greystone as security for the financing facility. Such security included a pledge of all trademarks and the stock of all subsidiaries.

We paid a commitment fee of $369,250 and will pay an annual commitment fee of 0.5% of the facility, payable on each anniversary. A loan servicing fee of 0.3% is payable each month based on the amount outstanding under the revolving facility. There is also a $20,000 per month administrative fee. In the event of a termination of the facility, an early termination fee will be payable. Such fee equals 1% of the maximum revolving facility and the term loans if the termination occurs during the first year. As additional consideration for the facility, we issued to Greystone: (i) 500,000 shares of common stock, and (ii) a warrant to purchase 500,000 shares of common stock at a price of $1.00 per share, exercisable for a period of five years. The shares and warrants are included in this Registration Statement, of which this prospectus forms a part.

Sichenzia Ross Friedman Ference LLP

On February 22, 2007 our Board of Directors approved the issuance of 75,000 shares of common stock as compensation for legal services rendered to us.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	In connection with short sales of company shares;

•	Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. Notwithstanding the foregoing, Cornell has agreed not to engage in any short sales of or hedging transactions with respect to our common stock as long as the debentures are outstanding.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The common stock offered by this prospectus was originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board and the ticker symbol was TTGH until November 14, 2005 when its symbol was changed to TTGL following our name change to Titan Global Holdings, Inc. Our common stock has been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of its common stock. The following table sets forth, for the periods indicated, the high and low sales prices for the common stock since August 31, 2004:

2005	High	Low
First Quarter ended November 30, 2004	$0.44	$0.25
Second Quarter ended February 28, 2005	0.29	0.14
Third Quarter ended May 31, 2005	0.20	0.09
Fourth Quarter ended August 31, 2005	0.64	0.11

2006
First Quarter ended November 30, 2005	0.65	0.21
Second Quarter ended February 28, 2006	0.45	0.13
Third Quarter ended May 31, 2006	0.33	0.17
Fourth Quarter ended August 31, 2006	0.70	0.21

2007
First Quarter ended November 30, 2006	1.10	0.45
Second Quarter ended February 28, 2007	1.40	0.86
Third Quarter ended May 31, 2007	1.43	1.02

The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the quotes.nasdaq.com website.

On June 25, 2007, the last reported sale price for the Common Stock on the Over-the-Counter Bulletin Board Market was $1.09 per share. As of June 25, 2007, there were approximately 1,280 holders of record of Common Stock.

We have never declared or paid any cash dividends on the Common Stock. We currently intend to retain future earnings, if any, to fund the development and growth of its business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. It is our intention to use any excess cash for debt retirement. Once this debt is extinguished, our Board of Directors intends to review this policy from time to time, after taking into account various factors such as our financial condition, results of operation, current and anticipated cash needs and plans for expansion.

Our registrar and transfer agent is Continental Stock Transfer and Trust Co., Inc., 17 Battery Place, 8 th Floor, New York, NY 10004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this report under the heading “Forward Looking Information/Risk Factors. ” This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with its consolidated financial statements and the related notes included elsewhere in this report.

OVERVIEW

We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this Form 10-KSB may represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our consolidated financial statements are costs based on the integration of the acquired companies and assets that comprise our operations. Accordingly, we believe that, at our current stage of operations, period-to-period comparisons of results of operations are not meaningful.

Our business strategy, by division, is to:

Titan Communications Division

•	expand market share in prepaid international phonecard market through continued expansion in distribution network;

•	migrate termination of traffic to most efficient means, including strategic partnerships with tier one communications providers and newly developed and operational internal call termination options;

•	expand market share in prepaid international phonecard market through continued expansion in distribution network;

•	migrate termination of traffic to most efficient means, including strategic partnerships with tier one communications providers and newly developed and operational internal call termination options;

•	expand market share in prepaid wireless communications market through targeted launches of product offerings to specific groups of first and second generation of Americans;

•	launch e-commerce initiatives to rapidly offer prepaid international telecommunications services online to a fast growing segment of our existing customers who have internet connectivity;

•
acquire and integrate strategic assets of businesses that increase penetration and efficiencies in existing prepaid international telecommunications markets (international phonecards and wireless subscriber bases);

•	offer other prepaid services (i.e. money transfer, prepaid debit/credit cards, etc.) through existing distribution channels to first and second generation Americans;

Titan Electronics and Homeland Security Division

•
target potential customers and industries needing prototype boards with required turnaround times of between 24 hours and the industry standard 10-days as well as preproduction needs requiring numerous types of materials;

•
aggressively market specialty manufacturing services for time sensitive, high-tech prototype and pre-production Rigid and HVR Flex Ô (rigid-flex) PCBs to the high technology industry and cater to customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface whether for production or research and development;

•	expand our services to include rigid-flex combinations in order to diversify sources of revenue;

•
acquire and integrate strategic assets of companies producing time sensitive, high tech prototype and pre-production PCBs with other unique customers, technology or processes in order to accelerate entry into its target market;

•	acquire manufacturing facilities that have military certification or add value to our current time sensitive manufacturing service business; and

•	develop and continuously improve fabrication and sales processes in order to improve margin and competitive pricing.

          We plan to add additional inside and independent sales representatives to extend our selling capacity. Commission costs will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase its marketing expenditures. There are no assurances that additional inside or independent sales representatives or increased marketing expenditures will increase our revenues.

ACCOUNTING PRINCIPLES; ANTICIPATED EFFECT OF GROWTH

           Below we describe a number of basic accounting principles which we employ in determining our recognition of revenues and expenses, as well as a brief description of the effects that we believe that our anticipated growth will have on our revenues and expenses in the future.

Sales. In our communications division, we recognize sales upon the activation of our prepaid calling cards by our customers or the transfer of risk of loss on our prepaid wireless handsets. We record net sales as gross sales less an allowance for returns and discounts. We provide our customers a limited right of return for calling cards and defective handsets and record an allowance against gross revenues for estimated returns at the time of the sale based on historical results. At August 31, 2006, we had an allowance for doubtful accounts of $101,000. Actual returns may differ materially from our estimates, and revisions to the allowances may be required from time to time.

  We expect sales to continue to grow in our communications division as we increase our market penetration in the international prepaid calling card sector and continue to launch new product offerings in our prepaid wireless communications sector. We added internal call termination capacity in fiscal year 2006 through our StartTalk subsidiary that accelerates our prepaid international calling cards time to market and offers favorable cost of services rendered through our least cost routing software. This will continue to create sales growth as we are enabled to quickly respond to customer’s needs in a more profitable manner. The addition of Titan Wireless Communications will provide the resources and ability for us to leverage existing distribution networks and brand identities into subscriber growth, thus increasing sales in our prepaid wireless sector as well.

In our electronics and homeland security division, we recognize sales upon shipment to our customers. We record net sales as gross sales less an allowance for returns and discounts. At August 31, 2006 we had approximately 500 customers in our electronics and homeland security division. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on its historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At August 31, 2006, we had an allowance for returns of $120,000 and an allowance for doubtful accounts of $181,000. Actual returns may differ materially from our estimates, and revisions to the allowances may be required from time to time.

           We expect sales to grow in our electronics and homeland security division as we continue to develop our reputation in the quick turn and prototype and defense industry markets. Additional acquisitions will also increase sales as well as cause disruption as facilities, employees, and processes are integrated. We expect these fluctuations to be relatively short lived while expecting the sales growth to be more permanent with the variable of market demand as a condition. We anticipate that our internal growth, as well as acquisition of competitors, will materially contribute to our ability to increase our revenues as described above.

Cost of Sales .  In our communications division, cost of sales consists of network costs associated with terminating our customer’s traffic, regulatory fees, printing and shipping. The cost of wireless handsets is also included in cost of sales in our prepaid wireless division as well. Our cost of sales can fluctuate with changes in the amount of traffic to certain destinations, changes in the regulatory fees to certain destinations and method of call termination. We expect cost of sales to decrease in fiscal year 2007 as we have added significant internal call termination capacity through our StartTalk division. This capacity utilizes least cost routing software which chooses routes real time from many suppliers for each destination to maintain a competitive cost base and acceptable call quality.

In our electronics and homeland security division cost of sales consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of its products. Many factors affect its gross margin, including, but not limited to, capacity utilization, production volume, production quality and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the PCBs we manufacture in any given period.

    Included in cost of sales is overhead which is relatively fixed on an annual basis. Materials are variable and labor is semi-variable and is influenced by the complexity of orders as well as the quantity of orders. As our electronics and homeland security business is continually changing with regard to the type of product produced, we plan to implement broader use of production systems to control the overtime in production as well as the use of materials in production. We anticipate that these systems will assist in the pricing of its products with the objective to be more competitive and profitable in its target market.

          Operating and Non-Operating Expenses. Each division’s operating expenses for the years ended August 31, 2006 and 2005 are comprised of marketing, general and administrative, non-recurring costs and costs related to mergers and acquisitions, as well as the cost of developing operating facilities.

Selling and marketing expenses consist primarily of salaries and commissions paid to its internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We do not expect a material increase in sales and marketing expense that is not consistent with an increase in our sales over a reasonable period of time. We anticipate our sales and marketing costs to fluctuate as a percentage of sales due to the addition of sales personnel and various marketing activities planned throughout the year.

General and administrative expenses include all corporate and administrative functions that serve to support its current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries and benefits, travel, network administration and systems/data processing, training, rent/leases and professional services.

General and administrative expenses include non-cash compensation for all stock based compensation given to our current and past employees. Included in this amount for 2006 is $305,000 as an accrued liability under an employment agreement for 500,000 shares of common stock to be issued to our Chief Executive Officer. The Chief Executive Officer was also granted warrants to purchase 100,000 shares of our common stock. Under applicable rules at the grant date, no expense was attributed to the warrants as the stated exercise price equaled the market value of the stock on the date of grant. 50,000 of the warrants issued vested upon issuance and 50,000 warrants will vest on February 17, 2007.

           Interest Expense. Interest expense reflects interest paid or accrued on debt instruments, the amortization of debt issuance costs, and finance charges. Interest expense includes, for derivative instrument liabilities, the amortization of the discount from the face value of convertible debt resulting from allocating part or all of the proceeds to the derivative instruments, together with the stated interest on the instrument, which is amortized over the life of the instrument, using the effective interest method.

Gain or Loss from Derivative Liabilities. We review the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including embedded conversion or other features that are required to be bifurcated and accounted for separately as derivative financial instruments. Generally, where the ability to physical or net-share settle an embedded conversion option is not deemed to be within our control, the embedded conversion option is required to be bifurcated and accounted for as a derivative liability. In connection with the sale of convertible debt and equity instruments, we may also issue freestanding options or warrants. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding options and warrants as derivative liabilities, rather than as equity. Certain instruments, including convertible debt and equity instruments and freestanding options and warrants, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock. The existence of these potential cash penalties may require that the embedded conversion option and the freestanding options or warrants be accounted for as derivative instrument liabilities.

Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statements of operations. For derivative liabilities related to freestanding warrants and embedded conversion features, we use the Black-Scholes option pricing model to determine the fair value. For derivative liabilities related to registration rights agreements and cash payment premiums, we used a discounted present value of expected future cash flows to determine the fair value. To the extent that the initial fair values of the bifurcated and/or freestanding derivative liabilities exceed the total proceeds received, an immediate charge to the statements of loss to operations is recognized, in order to initially record the derivative liabilities at fair value. The discount from the face value of the convertible debt resulting from allocating part or all of the proceeds to the derivative liabilities, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to the statements of operations, using the effective interest method.

RESULTS OF OPERATIONS

Year Ended August 31, 2006 Compared to the Year Ended August 31, 2005

          For the fiscal years ended August 31, 2006 and 2005, ten customers accounted for 70% and 36% of our sales, respectively. As of August 31, 2006, we had a working capital deficit of $31,492,000 and an accumulated deficit of $26,952,000. We generated sales of $109,802,000 and $22,779,000 for the years ended August 31, 2006 and 2005, respectively and incurred net losses of $5,114,000 and $4,351,000, respectively. In addition, we used $382,000 and generated $2,387,000 of cash flow from operations during the years ended August 31, 2006 and 2005 respectively.

The following table sets forth income statement data for the years ended August 31, 2006 and 2005 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and its consolidated financial statements and the related notes appearing elsewhere in this form 10-KSB.

	Years Ended August 31,
	2006		2005
In Thousands			(As Restated)
Sales - Communications division	$89,297	81.3%	$5,840	25.6%
Sales - Electronics and homeland security division	20,505	18.7	16,939	74.4
Total Sales	109,802	100.0	22,779	100.0

Cost of sales - Communications division	77,500	70.6	5,408	23.7
Cost of sales - Electronics and homeland security division	18,198	16.6	15,999	70.2
Total Cost of Sales	95,698	87.2	21,407	94.0

	14,104	12.8	1,372	6.0
Operating Expenses:
Sales and marketing	1,753	1.6	1,550	6.8
General and administrative	5,144	4.7	2,537	11.1
Amortization of intangibles	5,191	4.7	73	0.3
Total operating expenses	12,088	11.0	4,160	18.3
Operating income (loss)	2,016	1.8	(2,788)	(12.2)
Interest expense	(4,695)	(4.3)	(1,332)	(5.8)
Other expense	(2,435)	(2.2)	(231)	(1.0)
Net Loss	$(5,114)	(4.7)%	$(4,351)	(19.1)%

             Sales. Sales increased by $87,023,000 or 382% from $22,779,000 in the year ended August 31, 2005 to $109,802,000 in the year ended August 31, 2006. The majority of this increase resulted from the sales achieved in our communications division which we acquired in August 2005 combined with an increase in sales in our electronics and homeland security division. Sales in our communications division increased $83,457,000 or 1,429% in fiscal year 2006 compared to fiscal year 2005. The increase in sales in our communications division is due to inclusion of the full year of sales in fiscal year 2006 compared to eighteen days of sales post-acquisition in fiscal year 2005. Sales in our electronics and homeland security division increased $3,566,000 or 21% in fiscal year 2006 as compared to fiscal year 2005. The increase in sales in our electronics and homeland security division is primarily attributable to continued growth and market penetration in the production of quick-turn and prototype printed circuit boards. We command higher panel prices and better operating margins in quick-turn and prototype work.

             Cost of Sales. Cost of sales increased $74,291,000 or 347%, from $21,407,000 in the year ended August 31, 2005 to $95,698,000 in the year ended August 31, 2006, and as a percentage of sales decreased from 94% in the year ended August 31, 2005 to 87% in the year ended August 31, 2006. Cost of sales in our communications division increased $72,092,000 or 1,333% in fiscal year 2006 compared to fiscal year 2005. The increase in cost of sales in our communications division is due to inclusion of the full year of sales in fiscal year 2006 compared to eighteen days of sales post-acquisition in fiscal year 2005. Cost of sales in our electronics and homeland security division increased $2,199,000 or 14% in fiscal year 2006 as compared to fiscal year 2005. The increase in cost of sales in our electronics and homeland security division is primarily attributable to continued growth and market penetration in the production of quick-turn and prototype printed circuit boards. We command higher panel prices and better operating margins in quick-turn and prototype work.

   Sales and Marketing. Sales and marketing expenses increased by $203,000 or 13%, from $1,550,000 in the year ended August 31, 2005 to $1,753,000 in the year ended August 31, 2006. As a percentage of sales, sales and marketing expense decreased from 7% in the year ended August 31, 2005 to 2% in the year ended August 31, 2006. This dollar increase was primarily due to the full year of operations of our communications division in fiscal year 2006.

General and Administrative Expenses. General and administrative expenses increased $2,607,000 or 103% from $2,537,000 in the year ended August 31, 2005 to $5,144,000 in the year ended August 31, 2006. As a percentage of sales, general and administrative expense decreased from 11% in the year ended August 31, 2005 to 5% in the year ended August 31, 2006. These expenses mainly increased as a result of the inclusion of our communications division for fiscal year 2006. The decrease in general and administrative expenses as a percent of sales is primarily due to minimum additional overhead required with acquisition of our communications division.

Amortization of Intangibles. Amortization of intangible assets increased $5,118,000 from $73,000 in the year ended August 31, 2005 to $5,191,000 in the year ended August 31, 2006. The substantial increase in amortization of intangible assets is due to the inclusion of twelve months of amortized intangibles associated with Oblio in fiscal year 2006 as compared to eighteen days in fiscal 2005. ets is due to the inlc ended August 31, 2005 to $5,191 in the year end

Interest Expense. Interest expense increased $3,363,000, or 252%, from interest expense of $1,332,000 in the year ended August 31, 2005 to $4,695,000 in the year ended August 31, 2006. As a percentage of sales, interest expense decreased from 6% in the year ended August 31, 2005 to 4% in the year ended August 31, 2006. Interest expense increased during fiscal year 2006 due to increased indebtedness related to our acquisition of the communications division. We incurred $3,493,000 of interest expense in our communications division in fiscal year 2006. Non-cash interest charges included in these amounts was $951,000 and $755,000 in fiscal 2006 and 2005 respectively.

Other Expense. The other expense of $2,435,000 and $231,000 for fiscal 2006 and 2005, respectively, consist predominantly of non cash expenses related to the accounting for the fair value of derivative liabilities, as described below.

Loss from Fair Value of Derivative Liabilities. Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statements of operations. We recognized non-cash losses from the change in fair value of our derivative liabilities of $1,740,000 and $1,661,000 in the years ended August 31, 2006 and 2005, respectively.

Gain or Loss on Extinguishment of Debt. An amendment to the loan agreements on August 12, 2005 with Laurus resulted, in part, in the cancellation of warrants outstanding to Laurus (treated as derivative liabilities) for the purchase of an aggregate of 3,500,000 shares of Common Stock, and the issuance to Laurus of 2,500,000 shares of Common Stock. In accordance with accounting rules for debt modification, we treated the transaction as a debt extinguishment. As a result, the restructured debt was recorded at fair value and we recorded a debt extinguishment gain of $1,427,000 in the year ended August 31, 2005. On December 30, 2005, we entered into agreement with Farwell to issue shares of Common Stock in cancellation of a note with a balance of $592,000. The note had been issued in November 2004. Pursuant to the agreement, we issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share when the market price was $0.139 per share. This transaction resulted in recording a debt extinguishment loss of $695,000 in the year ended August 31, 2006 for the difference between the market price and the conversion price.

Three Months Ended February 28, 2007 Compared to the Three Months Ended February 28, 2006.

The following table sets forth statement of operations data for the three months ended February 28, 2007 and 2006 and should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this report.

	Three Months Ended
	2/28/2007		2/28/2006
Sales	$36,078	100%	$26,003	100%
Cost of Sales	32,223	89	23,939	92
Gross Profit	3,855	11	2,064	8
Operating Expenses:
Sales and Marketing	576	2	459	2
General and Administrative	2,680	7	1,133	4
Amortization of Intangibles	1,335	4	1,322	5
Total Operating Expenses	4,591	13	2,914	11
Operating Income	(736)	(2)	(850)	(3)
Interest Income	20	0	25	0
Interest Expense	(1,424)	(4)	(1,762)	(7)
Gain/(loss) value of Derivative Instruments	(4,158)	(12)	318	1
Gain/(loss) extinguishment of debt	7,790	22	(695)	(3)
Net Loss	$1,492	4%	$(2,964)	(11)%

Sales. Sales increased by $10,075 or 39% from $26,003 in the three months ended February 28, 2006 to $36,078 in the three months ended February 28, 2007. Sales in the Company’s communications division increased $9,634 or 45% in the three months ended February 28, 2007 compared to the three months ended February 28, 2006. The increase in sales in our communications division is due to the expansion of products on our StartTalk switching network offset by decreases in product sales purchased from third party providers. Sales in the Company’s electronics and homeland security division increased $441 or 9% in the three months ended February 28, 2007 compared to the three months ended February 28, 2006. The increase in sales in our electronics and homeland security division is primarily attributable to continued growth and market penetration in the production of quick-turn and prototype printed circuit boards. The Company commands higher panel prices and better operating margins in quick-turn and prototype work.

Cost of Sales. Cost of sales increased $8,284 or 35%, from $23,939 in the three months ended February 28, 2006 to $32,223 in the three months ended February 28, 2007, and as a percentage of sales decreased from 92% in the three months ended February 28, 2006 to 89% in the three months ended February 28, 2007. The cost of sales increased in the communications division by $7,191 or 36% from 19,975 for the three months ended February 28, 2006 to $27,166 for the three months ended February 28, 2007 due to the sales increase of 45% in the comparable periods offset by lower cost of sales associated with a higher percentage of sales in the current period that are not subject to Universal Service Fees produced through our StartTalk subsidiary and or include an anticipated recovery of Universal Service Fees for the 2007 period without a corresponding recovery being recognized in the comparable period in 2006. The cost of sales increased in the electronics and homeland security division by $1,093 or 28% from $3,964 for the three month period ending February 28, 2006 to $5,057 for the three month period ending February 28, 2007 due to the 9% increase in sales in the comparable periods and higher raw material costs for the most recent three month period when compared to the prior period.

Sales and Marketing. Sales and marketing expenses increased by $117 or 26%, from $459 in the three months ended February 28, 2006 to $576 in the three months ended February 28, 2007. As a percentage of sales, sales and marketing expense remained flat at 2% in the three months ended February 28, 2006 and in the three months ended February 28, 2007. This increase is primarily attributable to larger marketing staff in our electronics and homeland security division in the three months ended February 28, 2007 as compared to the three months ended February 28, 2006.

General and Administrative Expenses. General and administrative expenses increased $1,547 or 137% from $1,133 in the three months ended February 28, 2006 to $2,680 in the three months ended February 28, 2007. As a percentage of sales, general and administrative expense increased from 4% in the three months ended February 28, 2006 to 7% in the three months ended February 28, 2007. This increase is due to staff additions in our communications division for our customer service department servicing our prepaid wireless and switched network prepaid long distance cards, staffing for managing our StartTalk subsidiary, staffing for our e-commerce initiative, increased corporate expenses, and an increase in professional service fees for the comparable periods.

Amortization of Intangibles. Amortization of intangibles increased $13 or 1% from $1,322 in the three months ended February 28, 2006 to $1,335 in the three months ended February 28, 2007. As a percentage of sales, amortization of intangibles decreased from 5% in the three months ended February 28, 2006 to 4% in the three months ended February 28, 2007. Amortization of intangibles increased during the three months ended February 28, 2007 due to the Sprint implementation and the setup of our customer service call center that were not amortized in the three months ended February 28, 2006 comparable prior period.

Interest Expense. Interest expense decreased $338 or 19%, from interest expense of $1,762 in the three months ended February 28, 2006 to $1,424 in the three months ended February 28, 2007. As a percentage of sales, interest expense decreased from 7% in the three months ended February 28, 2006 to 4% in the three months ended February 28, 2007. Interest expense decreased during the applicable periods due to fluctuations in the carrying value of derivative instruments and the resulting effective interest charges and changes in the fair value of the related bifurcated debt instruments compared to the associated freestanding options, warrants and registration rights agreements as applicable.

Gain or Loss from Derivative Liabilities. Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statements of loss. The Company recognized a loss from the change in fair value of its derivative liabilities of $4,158 in the three months ended February 28, 2007 and a gain from the change in fair value of derivative liabilities of $318 in the three months ended February 28, 2006.

Gain from Debt Extinguishment. As a result of the refinancing of the Company’s debt on December 29, 2006, (See Note 12 Gain or Loss on Extinguishment of Debt), the Company recorded a debt extinguishment gain of $7,790 in the three months ended February 28, 2007. For the three months ended February 28, 2006, the Company recorded a debt extinguishment loss of $695.

Six Months Ended February 28, 2007 Compared to the Six Months Ended February 28, 2006.

The following table sets forth statement of operations data for the three months ended February 28, 2007 and 2006 and should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this report.

	Six Months Ended
	2/28/2007		2/28/2006
Sales	$66,063	100%	$53,683	100%
Cost of Sales	58,779	89	49,510	92
Gross Profit	7,284	11	4,173	8
Operating Expenses:
Sales and Marketing	1,075	2	884	2
General and Administrative	4,553	7	2,156	4
Amortization of Intangibles	2,669	4	2,497	5
Total Operating Expenses	8,297	13	5,537	10
Operating Income	(1,013)	(2)	(1,364)	(3)
Interest Income	20	0	26	0
Interest Expense	(2,230)	(3)	(3,325)	(6)
Gain/(loss) value of Derivative Instruments	(9,915)	(15)	(3,942)	(7)
Gain/(loss) extinguishment of debt	7,790	12	(695)	(1)
Net Loss	$(5,348)	(8)%	$(9,300)	(17)%

Sales. Sales increased by $12,380 or 23% from $53,683 in the six months ended February 28, 2006 to $66,063 in the six months ended February 28, 2007. Sales in the Company’s communications division increased $10,940 or 25% in the six months ended February 28, 2007 compared to the six months ended February 28, 2006. The increase in sales in our communications division is due to the expansion of products on our StartTalk switching network offset by decreases in product sales purchased from third party providers. Sales in the Company’s electronics and homeland security division increased $1,440 or 16% in the six months ended February 28, 2007 compared to the six months ended February 28, 2006. The increase in sales in our electronics and homeland security division is primarily attributable to continued growth and market penetration in the production of quick-turn and prototype printed circuit boards. The Company commands higher panel prices and better operating margins in quick-turn and prototype work.

Cost of Sales. Cost of sales increased $9,269 or 19%, from $49,510 in the six months ended February 28, 2006 to $58,779 in the six months ended February 28, 2007, and as a percentage of sales decreased from 92% in the six months ended February 28, 2006 to 89% in the six months ended February 28, 2007. The cost of sales increased in the communications division by $7,405 or 18% from 41,186 for the six months ended February 28, 2006 to $48,591 for the six months ended February 28, 2007 due to an increase in sales of 25% offset by lower cost of sales associated with a higher percentage of sales in the current period that are not subject to Universal Service Fees produced through our StartTalk subsidiary and or include an anticipated recovery of Universal Service Fees for the 2007 period without a corresponding recovery being recognized in the comparable period in 2006. The cost of sales increased in the electronics and homeland security division by $1,864 or 22% from $8,324 for the six month period ending February 28, 2006 to $10,188 for the six month period ending February 28, 2007 due to a 16% increase in sales during the same period offset by higher raw material costs for the most recent six month period when compared to the prior period.

Sales and Marketing. Sales and marketing expenses increased by $191 or 22%, from $884 in the six months ended February 28, 2006 to $1,075 in the six months ended February 28, 2007. As a percentage of sales, sales and marketing expense remained flat at 2% in the six months ended February 28, 2006 and in the six months ended February 28, 2007. This increase is primarily attributable to the larger marketing staff in our electronics and homeland security division in the six months ended February 28, 2007 as compared to the six months ended February 28, 2006.

General and Administrative Expenses. General and administrative expenses increased $2,397 or 111% from $2,156 in the six months ended February 28, 2006 to $4,553 in the six months ended February 28, 2007. As a percentage of sales, general and administrative expense decreased from 8% in the six months ended February 28, 2006 to 7% in the six months ended February 28, 2007. This increase is due to staff additions in our communications division for our customer service department servicing our prepaid wireless and switched network prepaid long distance cards, staffing for managing our StartTalk division, staffing for our e-commerce initiative, increased corporate expenses, and an increase in professional service fees for the comparable periods.

Amortization of Intangibles. Amortization of intangibles increased $172 or 7% from $2,497 in the six months ended February 28, 2006 to $2,669 in the six months ended February 28, 2007. As a percentage of sales, amortization of intangibles decreased from 5% in the six months ended February 28, 2006 to 4% in the six months ended February 28, 2007. Amortization of intangibles increased during the six months ended February 28, 2007 due to the inclusion of a full six months of amortization related to our MNVO contract, Sprint implementation, and the setup of our customer service call center. The MNVO contract was amortized for four months and the Sprint implementation and the customer service call center were not amortized during the six months ended February 28, 2006.

Interest Expense. Interest expense decreased $1,095 or 33%, from interest expense of $3,325 in the six months ended February 28, 2006 to $2,230 in the six months ended February 28, 2007. As a percentage of sales, interest expense decreased from 6% in the six months ended February 28, 2006 to 3% in the six months ended February 28, 2007. Interest expense decreased during the applicable periods due to fluctuations in the carrying value of derivative instruments and the resulting effective interest charges and changes in the fair value of the related bifurcated debt instruments compared to the associated freestanding options, warrants and registration rights agreements as applicable.

Gain or Loss from Derivative Liabilities. Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statements of loss. The Company recognized non-cash losses from the change in fair value of its derivative liabilities of $9,915 and $3,942 in the six months ended February 28, 2007 and 2006, respectively.

Gain from Debt Extinguishment. As a result of the refinancing of the Company’s debt on December 29, 2006, (See Note 12 Gain or Loss on Extinguishment of Debt), the Company recorded a debt extinguishment gain of $7,790 in the six months ended February 28, 2007. For the six months ended February 28, 2006, the Company recorded a debt extinguishment loss of $695.

Liquidity and Capital Resources

Our principal sources of liquidity are our existing cash, cash equivalents and short-term investments, cash generated from operations, and cash available from borrowings under our $15,000 revolving credit facility in our communications division and our $3,000 revolving credit facility in our electronics and homeland securities division. We may also generate liquidity from offerings of debt and/or equity in the capital markets. As of February 28, 2007, we had a total of $2,153 in unrestricted cash and cash equivalents. As of February 28, 2007, we also had restricted cash and cash equivalents and short-term investments of $750 that included funds set aside or pledged to secure lines of credit with key suppliers. We believe that our existing cash and investments, liquidity under our revolving credit facility and anticipated cash flows from operations will be sufficient to meet our operating and capital requirements through at least the next twelve months.

We currently intend to seek opportunities to acquire strategic assets that will enhance our communications division and our electronics and homeland securities division. We anticipate financing any purchases of assets, and any related working capital and/or initial operating cost needs, with cash from operations, our existing cash, cash equivalents and short-term investments, borrowings under our revolving credit facility, and proceeds from offerings of debt and/or equity securities. The amounts we may seek to raise through any such offerings may be substantial. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Further, equity financing may result in dilution to existing shareholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

Operating Activities. Cash provided by operating activities was $3,776 during the six months ended February 28, 2007 compared to cash provided by operating activities of $971 during the six months ended February 28, 2006. The increase in cash provided by operations was due to an increase in trade accounts payable offset by an increase in accounts receivable and Universal Service Fund fees receivables.

Investing Activities. Cash used in investing activities was $162 during the six months ended February 28, 2007 compared to cash used in investing activities of $1,028 during the six months ended February 28, 2006. The decrease in cash used in investing activities is due to a decrease in capital expenditures and a decrease in investment in restricted short term investments used to collateralize obligations during the comparable periods.

Financing Activities. Cash used in financing activities during the six months ended February 28, 2007 was $2,862 compared to cash used in financing activities of $1,401 during the six months ended February 28, 2006. The increase in cash used by financing activities is due to an increase in payments on the current portion of long term debt and capitalized loan fees offset by an increase in proceeds from loans payable during the comparable periods.

INFLATION AND COSTS

The cost of the our products produced in our electronics and homeland security division is influenced by the cost of a wide variety of raw materials, including precious metals such as gold used in plating, copper and brass used for contacts, and plastic material used in molding connector components. Generally, increases in the cost of raw materials, labor and services have been offset by price increases, productivity improvements and cost saving programs. We have no assurance, however, that we will be able to similarly offset such cost increases in the future.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any “off-balance sheet arrangements,” as defined in relevant SEC regulations that are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123(R) (revised 2004), " Share-Based Payment," which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation.” SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and amends Statement of Accounting Standards (“SAS”) No. 95, “Statements of Cash Flows.” Generally the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. In April 2005, The Securities and Exchange Commission amended the SFAS 123(R) compliance dates requiring small business filers to implement SFAS No. 123(R) at the beginning of the first annual period after December 15, 2005. We will adopt SFAS No. 123(R) on September 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. We are evaluating which method to adopt.

As permitted under SFAS 123, “ Accounting for Stock-Based Compensation”, as amended, until August 31, 2006, the Company accounted for its stock based compensation in accordance with Accounting Principles Board Opinion No. 25, “ Accounting for Stock Issued to Employees,” (“APB No. 25”). Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company’s shares over the employee’s exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation was recognized and amortized to expense in accordance with Financial Accounting Standards Board Interpretation “FASB” No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company’s employee options equaled or exceeded the market price of the underlying shares on the date of grant no compensation expense is recognized.

Effective September 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R) (revised 2004), “Share Based Payment” using the modified-prospective transition method. Under this transition method, compensation cost recognized during the period includes (a) compensation cost for all share-based payments granted prior, but not yet vested, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123(R), and (b) compensation cost for all share based payments granted subsequent to September 1, 2006, based on the grant-date fair value estimated in accordance with SFAS No 123(R). Results for prior periods have not been restated. Stock based compensation is included in selling, general and administrative expenses. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

SFAS 123(R) also directs companies to record the related deferred income tax benefits associated with stock compensation expense and begin reflecting the excess tax benefits from the exercise of share-based compensation awards in cash flows from financing activities. Had we previously adopted SFAS 123(R), we would have recognized no tax benefit from share-based compensation because cumulative losses indicate that it is likely that an income tax asset would not be recovered.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, which is an amendment of ARB No. 43. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires allocation of fixed production facilities. SFAS No. 151 was effective for the Company beginning September 1, 2005 and resulting adjustments are being made on a prospective basis. The adoption of this standard did not have a significant impact on its business, results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29, “Accounting for Nonmonetary Transactions” (" SFAS No. 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS No. 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS No. 153 is effective for nonmonetary transactions in fiscal periods that began after June 15, 2005. The adoption of this standard did not have a significant impact on its business, results of operations, financial position, or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest expense we incur in our debt obligations to our lenders for its prime plus percent interest rates. We do not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

SEASONALITY

          We have experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

CRITICAL ACCOUNTING POLICIES

          The SEC has issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: revenue recognition, which affects sales, inventory valuation, which affects sour cost of sales and gross margin; and allowance for doubtful accounts and stock-based compensation, which affects general and administrative expenses. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results the reports in our consolidated financial statements .

Revenue recognition.

We recognize revenues when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain; (3) our price to our customer is fixed or determinable and (4) collection is probable.

In our communications division, we recognize revenue upon the activation of our prepaid calling cards by our customers or the transfer of risk of loss on our prepaid wireless handsets. We record net sales as gross sales less an allowance for returns and discounts. We provide our customers a limited right of return for calling cards and defective handsets and record an allowance against gross revenues for estimated returns at the time of the sale based on historical results.

In our electronics and homeland security division, we recognize revenue upon shipment to our customers. We record net sales as gross sales less an allowance for returns and discounts. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on its historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment.

Inventory valuation.

In our communications division, our policy is to value prepaid international card and wireless handset inventory at the lower of cost or market on a card-by-card basis on a first in first out basis.

   In our electronics and homeland security division, our policy is to value raw material inventories at the lower of cost or market on a part-by-part basis on a first in first out basis. We also value work-in-process and finished goods utilizing a standard cost system which we believe approximates cost. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, which is an amendment of ARB No. 43. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires allocation of fixed production facilities. SFAS No. 151 was effective for the Company beginning September 1, 2005 and resulting adjustments are being made on a prospective basis. The adoption of this standard did not have a significant impact on its business, results of operations or financial position.

Allowance for doubtful accounts.

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and adversely impact our reported results.

Stock-based compensation.

As permitted under SFAS 123, “ Accounting for Stock-Based Compensation”, as amended, until August 31, 2006, the Company accounted for its stock based compensation in accordance with Accounting Principles Board Opinion No. 25, “ Accounting for Stock Issued to Employees,” (“APB No. 25”). Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company’s shares over the employee’s exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company’s employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

Effective September 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R) (revised 2004), “Share Based Payment” using the modified-prospective transition method. Under this transition method, compensation cost recognized during the three months ended November 30, 2006 includes (a) compensation cost for all share-based payments granted prior to, but not yet vested as of December 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123(R), and (b) compensation cost for all share based payments granted subsewquent to December 1, 2006, based on the grant-date fair value estimated in accordance with SFAS No 123(R). Results for prior periods have not been restated. Stock based compensation is included in selling, general and administrative expenses.

Long-lived Assets.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount, and the asset’s residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. We use internal discounted cash flow estimates, quoted market prices when available and independent appraisals as appropriate to determine fair value. We derive the required cash flow estimates from our historical experience and our internal business plans and apply an appropriate discount rate.

Goodwill and Intangible Assets.

We test goodwill for impairment annually and whenever events or circumstances make it more likely than not that an impairment may have occurred, such as a significant adverse change in the business climate or a decision to sell or dispose of a reporting unit. Determining whether an impairment has occurred requires estimating the fair value of the respective reporting unit, which we estimate using a discounted cash flow method. When available and as appropriate, we use comparative market multiples to corroborate discounted cash flow results. In applying this methodology, we rely on a number of factors, including actual operating results, future business plans, economic projections and market data.

If this analysis indicates goodwill is impaired, measuring the impairment requires a fair value estimate of each identified tangible and intangible asset. In this case we supplement the cash flow approach discussed above with independent appraisals, as appropriate.

Derivative Liabilities.

We review the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including embedded conversion and other features that are required to be bifurcated and accounted for separately as derivative financial instruments. Generally, where the ability to physical or net-share settle an embedded conversion option is not deemed to be within our control, the embedded conversion option is required to be bifurcated and accounted for as a derivative liability.

In connection with the sale of convertible debt and equity instruments, we may also issue freestanding options or warrants. Additionally, we may issue options or warrants to non-employees in connection with consulting or other services they provide. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding options and warrants as derivative liabilities, rather than as equity. Certain instruments, including convertible debt and equity instruments and freestanding options and warrants, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock. The existence of these potential cash penalties may require that the embedded conversion option and the freestanding options or warrants be accounted for as derivative instrument liabilities.

Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statement of operations. For derivative liabilities related to freestanding warrants and embedded conversion features, we use the Black-Scholes option pricing model to determine the fair value. For derivative liabilities related to registration rights agreements and cash payment premiums, we used a discounted present value of expected future cash flows to determine the fair value.

To the extent that the initial fair values of the bifurcated and/or freestanding derivative liabilities exceed the total proceeds received, an immediate charge to the statement of loss is recognized, in order to initially record the derivative liabilities at fair value. The discount from the face value of the convertible debt resulting from allocating part or all of the proceeds to the derivative liabilities, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to the statements of loss, using the effective interest method. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on the classification of the host instrument.

BUSINESS

GENERAL

Titan Global Holdings (the “Company” or “Titan”) is a diversified holding company with a dynamic portfolio of subsidiaries that capitalize on the ever-expanding worldwide demand for new communications and connectivity services and products. We are committed to providing consumers with the tools they need to thrive by connecting them to family, friends and colleagues.

Our six wholly owned subsidiaries are capitalizing on a broad range of technological innovations spanning telecommunications, electronics and homeland security. Derived from internal development and strategic acquisitions, we deliver cost-effective, secure, and environmentally-friendly solutions for customers around the world. Our subsidiaries operate in two divisions - Titan Communications and Titan Electronics and Homeland Security.

Our Communications Division is our largest division with revenues of $89,297,000 in fiscal 2006 representing 81% of consolidated revenues. The Communications Division includes Oblio Telecom, Inc., a market leader in prepaid telecommunications and the second largest publicly-owned company focused on the international prepaid telecommunications space, StartTalk Inc., a company that owns, leases and operates switching equipment, Pinless, Inc., a company that delivers prepaid international telecommunications services from an e-commerce platform and Titan Wireless Communications, Inc., a prepaid wireless communications and mobile virtual network operator.

Titan’s Electronics and Homeland Security Division is our legacy division with revenues of $20,505,000 in fiscal 2006 representing 21% growth from the prior year and 19% of consolidated revenues. The Electronics and Homeland Security Division includes Titan PCB East, Inc. and Titan PCB West, Inc. These companies specialize in the manufacturing of advanced circuit boards and other high tech products for military and high-tech clients.

Financial information by segment is presented under the heading Segment Information in the Notes to our Consolidated Financial Statements below in this Annual Report.

Our corporate office is located at 1700 Jay Ell Drive, Suite 200, Richardson, Texas 75081. Our telephone number is (972) 470-9100.

HISTORY OF THE COMPANY

We were organized under the laws of the State of Utah on March 1, 1985, with the primary purpose of seeking potential business enterprises which in the opinion of our management would prove profitable. We were largely inactive through 2001.

The Company began its electronics and homeland security division in 2001 through SVPC Partners LLC, a Delaware limited liability company that commenced its operations in July 2001 ("SVPC"). SVPC began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of Circuit Systems, Inc. ("CSI") pursuant to a combined approved bankruptcy court sale. After acquiring SVPC Circuit Systems, Inc. and certain assets of CSI, Titan acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

On June 28, 2002, the Company entered into a letter of intent with Titan PCB West, Inc., a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards.

Effective August 30, 2002, through the Company's wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation ("AcquisitionCo"), the Company acquired all of the capital stock of Titan PCB West through an exchange of its Common Stock pursuant to an Agreement and Plan of Merger (the "Merger"). In connection with the Merger, its fiscal year end was also changed from June 30 to August 31.

In connection with the Merger, AcquisitionCo merged with and into Titan PCB West through the exchange of 6,880,490 shares of its Common Stock for all of Titan PCB West's outstanding shares of common stock.

On August 12, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, the Company's President and Chief Executive Officer, in exchange for 50,000 shares of Titan common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities.

On February 27, 2003, through the Company's subsidiary, Titan PCB East, the Company acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuits using a patented manufacturing process (the "HVR Flex Ô Process"), for approximately $500,000 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The acquired assets included equipment, work-in-progress, inventory, technology and patent licenses and customer lists. In connection with this acquisition, the Company acquired Eastern Manufacturing Corporation's rights under a license agreement with Coesen Inc., a New Hampshire corporation ("Coesen Inc."), to manufacture PCBs using the HVR Flex Ô Process to Titan PCB East and Titan PCB East was granted an option to purchase certain real estate assets. The Company financed the acquisition of Eastern Manufacturing Corporation's assets through the issuance and sale on February 27, 2003 of secured promissory notes by Titan PCB East to a limited number of accredited investors in a private placement.

Effective March 5, 2003, the Company purchased shares of common stock of Coesen Inc. representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of Titan common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of Titan’s Directors, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc. In consideration for the license rights to the proprietary technology of Coesen Inc., the Company has agreed to pay Coesen Inc. a royalty in the amount of 2.0% of revenues derived from the Company's sale of products using this technology, payable on a quarterly basis, subject to Coesen Inc. forgiving the royalty payment should certain directors of Coesen Inc. be under employment contracts with us.

In 2005, the Company launched its communications division by acquiring Oblio Telecom, Inc.

On July 28, 2005, Farwell Equity Partners, LLC (“Farwell”) and its newly formed acquisition subsidiary, Oblio Telecom, Inc. (“Oblio”) entered into an Asset Purchase Agreement with Oblio Telecom L.L.P. (“Seller”) and its sole owners, Sammy Jibrin and Radu Achiriloaie, for the purchase of substantially all of the assets of Seller. This transaction closed on August 12, 2005, upon Oblio obtaining financing for the acquisition. Also, effective on August 12, 2005 and following the aforementioned closing, Farwell contributed its 1,000 shares of the common stock of Oblio to Titan, which stock represents all of the authorized and outstanding common stock of Oblio. Upon receipt of the Oblio common stock by Titan, Oblio became a wholly-owned subsidiary of Titan.

Through the Oblio Telecom acquisition, the Company also acquired Pinless, Inc. Pinless offers customers the ability to access prepaid international calling features via e-commerce or pinless residential dialing. Pinless supports first and second generation Americans that have established credit and prefer the convenience of managing their account purchases of prepaid communications services and products online through our website WhyUseIt.com.

On April 17, 2006, the Company established StartTalk, Inc. to own and operate switching equipment. This switching equipment enables the Company to rapidly deploy and efficiently deliver prepaid international telecommunications services at favorable cost structures. StartTalk owns, operates and leases switching equipment in two strategic locations in the United States.

On September 28, 2006, the Company established Titan Wireless Communications, Inc. to better capitalize on organic and strategic growth opportunities in the prepaid wireless sector. Our Board of Directors has approved a plan to transfer all wireless assets, including the growing Bravo Cellular brand and the newly launched Picante Movil brand to Titan Wireless Communications, Inc.

INDUSTRY BACKGROUND - TITAN COMMUNICATIONS DIVISION

The Company’s Communications Division currently operates primarily in the prepaid telecommunications market. Specifically, the Company’s primary product offerings are prepaid international long distance cards and services and prepaid wireless communications. Prepaid and postpaid are simply two different payment options for a specific service. Postpaid service is also known as contract or billable service whereby consumers must sign a contract in order to obtain service. Prepaid, also known as pay-as-you-go and pay-in-advance, is service that is paid for prior to usage. Many consumers prefer prepaid because it offers improved budget controls, access and flexibility while not requiring deposits or constraining contracts. This method of payment has been widely used in foreign markets and is gaining acceptance in the United States. The prepaid method of payment has gained significant worldwide acceptance from many consumers including:

 Cash Based Groups.   Although credit is widely available in the United States, more than 90 million Americans pay for services in cash. In fact, 28 percent of American households have no credit cards. The people in these households include 1st and 2nd generations of Americans and others who prefer to use cash rather than credit.

 Contract Adverse.   Unlike postpaid, no contracts are required by prepaid services. Prepaid services afford greater flexibility for temporary users, travelers, and new entrants who would like to try the service without long-term commitments.

 Credit Challenged.   It is estimated that there are 28 million credit-challenged consumers in the U.S. alone. These consumers usually show high interest in owning a mobile phone, but lack the credit rating to qualify for postpaid plans. It has been estimated that one out of every three U.S. postpaid wireless applicants are denied contract service due to insufficient credit ratings. For the credit challenged, prepaid services may be their only viable choice to obtain wireless phone services.

 Teenagers and Young Adults - The Yankee Group estimates that the youth market will spend more than $170 billion this year of their own money and, via their parents, influence an even greater amount of total household spending. Furthermore, prepaid programs are ideally suited for parents who want to give their children a mobile phone, but want to limit their liability.

 Traditional Prepaid Consumers - As in the international markets, traditional consumers are selecting prepaid over postpaid services for numerous reasons including greater flexibility, no contractual obligation, and budget controls. Furthermore, business owners seeking to control corporate expense accounts may issue prepaid wireless or debit cards to their employees to limit spending without additional authorization.

Prepaid International Long Distance

The prepaid international long distance card market has experienced explosive growth in the past ten years. This is driven primarily by growth in first and second generation Americans, mainstream market penetration and expanded retail distribution. According to IDC, current prepaid card revenues eclipsed $5.3 billion in 2005 and an estimated 50 million households in the United States use prepaid calling cards.

The largest sector of the prepaid international calling card market is the Hispanic sector. The Hispanic market is large, concentrated, loyal and growing. The Hispanic market is:

•	39.9 million individuals

•	13.7% of US population

•	Growing 7 times faster than non-Hispanics (57% in the last decade)

•	20% of current births in the United States are Hispanic children

•	Incremental annual Hispanic immigrant growth is in excess of 1 million

Prepaid Wireless Communications

In its analysis of the prepaid wireless sector, leading telecommunications research firm Atlantic-ACM predicts that the prepaid sector will remain in a growth cycle, driven by significant expansion in the wireless and stored-value segments. U.S. prepaid airtime rates are generally higher than postpaid rates on a per minute basis. However, postpaid rates are based on the subscriber using every minute of the plan each month. If the subscriber uses less minutes than allowed by the plan, the per minute rate is higher and if the subscriber goes over the contracted plan minutes they pay a penalty also raising the per minute rate. Furthermore, with prepaid competition increasing, prepaid airtime rates are decreasing faster than postpaid rates. As prepaid prices continue to fall and more parity is achieved with postpaid plans, mainstream consumers will increasingly adopt the prepaid mobile option.

According to recent studies published by the Yankee Group, prepaid subscribers comprise nearly 60% of the wireless market. Additionally, as the post-paid wireless market is saturated, prepaid wireless is the fastest growing segment of the US wireless market. US prepaid wireless revenues are expected to reach $20 billion in 2006. TIA predicts that prepaid wireless subscribers will top 34.7 million in 2006 and 41.3 million by 2009, representing a compound annual growth rate of 9.3%.

Companies that do not have their own wireless networks can access this growing market via mobile virtual network operator (MVNO) contracts. A MVNO is a mobile operator that does not own a network infrastructure. To facilitate their operations, MVNOs maintain business agreements with traditional mobile operators to buy minutes of use for sale to their own customers. A study conducted by Atlantic-ACM concluded that, by 2009, MVNOs will account for nearly four of every five prepaid wireless subscribers.

INDUSTRY BACKGROUND - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

Titan Electronics and Homeland Security Division manufacture complex quick-turn and prototype printed circuit boards and printed circuit boards for the high-end commercial customers and the US defense industry. Printed circuit boards serve as the foundation of most complex electronic products. The printed circuit board manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. Printed circuit boards are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple printed circuit boards, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

Products that utilize printed circuit boards have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. The Company believes these characteristics benefit printed circuit board manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. Manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. The Company believes that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex printed circuit boards.

The Company sees several trends in the printed circuit board manufacturing industry. These include:

 Importance of Prototype Printed Circuit Board Production.  Original equipment manufacturers are placing increased emphasis on the prototype stage of printed circuit board production in order to accelerate product development. Domestically, higher volume production of printed circuit boards is becoming increasingly more competitive, as much of this production is exported to countries overseas for low cost manufacturing. The Company believes in placing a stronger emphasis on the small volume, highly complex, multi-layer prototype printed circuit boards for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

 Shorter Electronic Product Life Cycles.  Rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. The rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. The Company believes these time-to-market requirements are causing original equipment manufacturers to increasingly rely on printed circuit board manufacturers who have the capability to meet the technology demands of compressed product life cycles.

 Increasing Complexity of Electronic Products.  The increasing complexity of electronic products is driving technological advancements in printed circuit boards. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require printed circuit boards that can accommodate higher speeds and component densities. The Company believes that original equipment manufacturers are increasingly relying upon prototype printed circuit board manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

PRODUCTS AND SERVICES - TITAN COMMUNICATIONS DIVISION

Titan Communications Division provides its customers efficient, cost-effective international prepaid telecommunications solutions that include international calling cards, wireless services and pinless international dialing services.

 International Calling Cards. We provide our end-user customers through our distribution network international prepaid calling cards that offer efficient calling options to foreign countries. We generally design our cards on a region/country specific basis to offer our customers enhanced value to their preferred call destinations. Our cards are generally sold in $2 and $5 denominations.

 Wireless Services. We provide our end-user customers through our distribution network with cost-effective cellular phone handsets and efficient prepaid wireless services. We sell cellular handsets and individual prepaid wireless minute refill cards to allow our customers ultimate flexibility and control of their wireless expenditures. We offer prepaid wireless minute refill cards in $10, $15, $20, $25 and $30 denominations. We also offer unlimited nights and weekends in higher denomination cards and in separate cards that are available for purchase. Our prepaid wireless services do not require contract commitments or credit approval.

 Pinless International Dialing Services. We provide our customers direct access to efficient international dialing via our website “WhyUseIt.com.” End-customers can log on to our website and purchase prepaid international calling at discounted rates via credit or debit card transactions.

PRODUCTS AND SERVICES - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

In our electronics and homeland security division, we provide our customers with competitive prototype printed circuit board manufacturing solutions from prototype through pre-production development. Titan's services include:

 Quick Turn Production.  Our clients are typically product and chip designers that need high quality prototype printed circuit boards on an expedited basis. We produce prototype printed circuit boards of various types and complexities based on client specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because the Company processes customer orders on a "quick-turn" basis, we do not typically have more than a two-week backlog of customer orders at any one time.

 Process Development.  Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready printed circuit board. We work closely with its customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of our design assistance efforts is to determine efficient layouts of printed circuit boards to improve production yields and decrease volume production costs of a market ready printed circuit board.

 System Testing.  We have the capability to perform several methods of electrical testing on a finished printed circuit board.

One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the printed circuit board. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

The other method of testing, known as fixtureless testing, is more time consuming as it tests each printed circuit board, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

Both methods can be operated through an industry electrical test format known IPC 356. Our combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

CUSTOMERS AND MARKETS - TITAN COMMUNICATIONS DIVISION

Our customers in our communications division tend to be primarily first and second generation Americans. Our prepaid telecommunications service division distributes prepaid international phonecards, prepaid wireless services and other prepaid solutions through distributors that provide the company access to an estimated 60,000 retail locations in all 50 states and Puerto Rico.

CUSTOMERS AND MARKETS - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

Our customers in the electronics and homeland securities division include PCB design companies, original equipment manufacturers, electronics manufacturing service providers, and contract manufacturers that serve the rapidly changing electronics industry. The Company measures customers as those companies that place at least two orders in a 12-month period. These customers can be segmented in two general categories as follows:

 Quick-turn/Prototype. Our quick-turn and prototype customers are original equipment manufacturers that will pay a premium for production completed in a rapid fashion. These customers represent a wide range of industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication, and bio-medical industries. We generally complete these orders in 24 hours to ten days to meet customer expectations.

 Military and Defense Contractors. Our military and defense industry customers are required to purchase printed circuit boards from companies that hold certain certifications from the United States Department of Defense. We currently have military certifications (31032 and 55110) in our east coast manufacturing facility in Amesbury, MA.

SALES AND MARKETING - TITAN COMMUNICATIONS DIVISION

 Prepaid International Calling Cards. We have developed an extensive and efficient distribution model for our prepaid international calling cards. Our distributors provide us access to an estimated 60,000 retail locations in all 50 states and Puerto Rico. Furthermore, the retail locations we access are primarily “c-stores” or “bodegas” that are strategically located in near proximity to our targeted customers. We closely manage our distribution network with internal sales resources. We are currently attempting to expand our distribution of our international calling cards to large retailers and point of sale providers.

 Prepaid Wireless Services. Our prepaid wireless products and services leverage the established distribution of our prepaid international calling card division. We launched our first prepaid wireless services offering with our Bravo Cellular brand in fiscal 2006. We plan subsequent launches focused at specific markets of first and second generation Americans in fiscal 2007. Specifically, we plan to leverage our known and trusted flagship Picante brand to offer Picante Movil, a prepaid wireless service specifically targeting our growing Hispanic customer base.

 Pinless International Dialing Services. Our prepaid international dialing services have benefited exclusively from word-of-mouth and referral marketing efforts. We look to invest in focused efforts to grow this division in fiscal year 2007 as we will direct more traffic to our portal expanding our market reach.

SALES AND MARKETING - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

Our engineers, application support and managers provide support to its sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

We market our services through four direct full time sales representatives and independent sales representatives, supervised by its Vice-President of Sales and Marketing. We believe there are significant opportunities for us to increase its market penetration throughout the United States through further expansion of its inside and outside direct and independent sales representatives.

SUPPLIERS - TITAN COMMUNICATIONS DIVISION

 Prepaid International Calling Cards. We have key supplier agreements with two tier one providers, AT&T and Sprint. We negotiate and determine call delivery features of each card with each provider and, then, in turn, purchase personal identification numbers for each card from these providers. As customers activate and use these cards, these calls are terminated on AT&T and Sprint switching equipment.

We recently formed a subsidiary, StartTalk, Inc., that owns, leases and operates switching hardware and equipment. This subsidiary reduces our reliance on key suppliers and enables us to rapidly deploy call termination services at favorable costs. Specifically, calls terminated on StartTalk’s equipment utilize least cost routing software to terminate calls efficiently. Least cost routing software chooses termination routes from between twenty to over one hundred suppliers for all destinations on a real-time basis to maintain a competitive cost and acceptable call quality.

 Prepaid Wireless Services. We operate our prepaid wireless services through an MVNO agreement with Sprint PCS. A mobile virtual network operator is a company that does not own a licensed frequency spectrum , but resells wireless services under their own brand name, using the network of another mobile phone operator.

SUPPLIERS - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

The raw materials used in circuit board manufacturing are copper clad laminates, plating chemistries such as copper and gold, photographic films and tools used in mechanical operations such as drill and router bits, and plastics and pins for testing.

The raw materials we use are readily available from various suppliers throughout the world. We have preferred suppliers for most of our raw materials and work diligently with them to provide us the very best materials, pricing and supply chain solutions in order for us to provide our customers with the best value. We occasionally review our supply chain with alternative sources to ensure we are getting the best price and quality available.

COMPETITION - TITAN COMMUNICATIONS DIVISION

We believe that the principal competitive factor affecting our communications division is the price of our services. Additionally, our ability to compete is dependent upon the quality and reliability of our services and our customer care. We also rely heavily upon our ability to innovate, which drives the continuing evolution of our suite of product and services offerings, enabling us to provide our customers with the services they seek. Many of our current and potential competitors have greater financial, marketing, personnel and other resources than we do, as well as other competitive advantages. We anticipate that price competition will remain intense in our communications division.

 Prepaid International Calling Cards. We believe our success in providing our prepaid international calling card services is based on our ability to provide low rates and reliable service to our customers in our identifiable and well-known brands, while efficiently distributing our calling cards to a geographically and culturally diverse customer base. The calling card industry is notable for its relative lack of regulation compared to the rest of the telecommunications industry, and for its ease of market entry. As calling rates continue to decline and competition increases, thereby reducing the influence of pricing as a differentiating competitive factor, we will increasingly compete on the basis of our call quality, brand recognition, customer service and distribution capabilities.

We compete with other providers of calling cards, including established carriers and numerous small or regional operators, and with providers of alternative telecommunications services. Many of the largest telecommunications providers, including AT&T, Verizon and Sprint, currently market prepaid calling cards, which in certain cases compete with our cards. We believe that our brand recognition, network infrastructure and least-cost-routing system (now offered through our StartTalk subsidiary) provide us with the ability to offer low-cost, high quality services, while our distribution network provides us with broad access to customers, and that these factors represent competitive advantages. However, as some of our competitors have significantly greater financial resources and name recognition, and are capable of providing comparable call quality and service levels, our ability to maintain and/or to capture additional market share will remain dependent upon our ability to continue to provide competitively priced services.

 Prepaid Wireless Services. We believe that our primary competition in the U.S. wireless market is with national and regional wireless service providers including Alltel, Cingular, Sprint (and Sprint affiliates), T-Mobile, U.S. Cellular and Verizon Wireless. We also face competition from other resellers or MVNOs (Mobile Virtual Network Operators), such as Virgin Mobile USA, TracFone Wireless, and others, which provide wireless services to customers but do not hold FCC licenses or own network facilities. In addition, there are several MVNOs that have either launched or have announced plans to launch service offerings targeting our market segments in the near future. These resellers purchase bulk wireless telephone services and capacity from wireless providers and resell to the public under their own brand name through mass-market retail outlets. In addition, wireless providers increasingly are competing in the provision of both voice and non-voice services. Non-voice services, including data transmission, text messaging, e-mail and internet access, are also available from personal communications service providers and enhanced specialized mobile radio carriers. In many cases, non-voice services are offered in conjunction with or as adjuncts to voice services.

We believe that we are strategically positioned to compete with other wireless providers as we have an established distribution network to reach our targeted customers and established brand identities that our customers know and trust.

COMPETITION - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

The printed circuit board industry has been and continues to be extremely competitive. Price, technological competence, and timely delivery are all prime components to the competitive environment in which we operate. The primary price competition for longer lead-time and lower technology circuit boards comes from Asian manufacturers. The competition for technologically advanced circuit boards is driven by some of the larger manufacturers in North America such as TTM Technologies, Inc., Merix Corp. and DDi Corp. We believe we are able to compete favorably based on

•	Pricing;

•	capability and flexibility to produce customized complex products;

•	ability to offer time-to-market capabilities;

•	ability to offer time sensitive PCB manufacturing capabilities;

•	consistently high-quality product; and

•	outstanding customer service.

Additionally, we compete in several markets such as the military and defense industry that do not see the same level of competition due to either the processing of these products and/or required certifications that limit the number of participants in those markets. These certifications include ISO 9001:2000, MIL-PRF-55110 and MIL-PRF-31032, all of which the Company holds.

We provide original equipment manufacturers ("OEMs") and contract equipment manufacturers ("CEMs") with an end-to end supply chain solution that supports their products and programs including design guidance that helps them produce efficient designs in terms of cost and manufacturability, prototyping with proven material and process formulation, and volume production either in our factory or through assistance in transitioning production to a lower cost, off-shore supplier. We partner with the OEMs and CEMs throughout the product life cycle to provide end-to-end supply chain solutions customized to the needs of our customers.

We provide our customers with "quick-turn" services which allow them to have a custom manufactured prototype in order to meet an end user requirement in as little as 24 hours. This valuable service allows us to charge a premium over the normal cost of similar orders delivered in 2-3 weeks. As our customers' demands for time-to-market solutions increase, this is one of the fastest growing services that we provide.

ENVIRONMENTAL REGULATION - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

We are subject to regulation by the Environmental Protection Agency as well as state and local agencies regarding the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing process. To date, we have determined the costs of compliance with these regulations not to be material. In the event that additional regulations are imposed in the future, we could incur material costs.

GOVERNMENT REGULATION - TITAN COMMUNICATIONS DIVISION

Regulation of Telecom by the Federal Communications Commission

The FCC has jurisdiction over all U.S. telecommunications common carriers to the extent they provide interstate or international communications services, including the use of local networks to originate or terminate such services. The FCC also has jurisdiction over certain issues relating to interconnection between providers of local exchange service and the provision of service via fixed wireless spectrum.

Universal Service Fund

In 1997, the FCC issued an order, referred to as the Universal Service Order that requires all telecommunications carriers providing interstate telecommunications services to periodically contribute to universal service support programs administered by the FCC (the “Universal Service Funds”). These periodic contributions are currently assessed based on a percentage of each contributor’s interstate and international end user telecommunications revenues reported to the FCC. We, and most of our competitors, pass through these Universal Service Fund contributions in the price of our interstate services, either as a separate surcharge or as part of the base rate. In turn, we remit amounts owed to the Universal Services Fund on a quarterly basis. We remitted these amounts for our prepaid wireless services.

Pursuant to FCC Regulation 54.706(c), from November 1, 1999 to April 1, 2003, a provider of interstate and international retail communications services is not required to contribute to the USF based on its international telecommunications end-user revenues if its interstate telecommunications end-user revenues constitute less than eight (8%) percent of its combined interstate and international end-user revenues. Effective April 1, 2003, the FCC raised the Limited International Revenue Exemption (LIRE) threshold to twelve (12%) percent. As our prepaid international calling card division’s end-user revenues are greater than eighty-eight (88%) percent international end-user revenues, we are exempt from USF contributions for our calling card division. Any changes to this exemption by the FCC would impact the future profitability of our communications division.

In addition to the FCC universal service support mechanisms, state regulatory agencies also operate parallel universal service support systems. As a result, we are subject to state, as well as federal, universal service support contribution requirements, which vary from state to state.

Access Charges

As a long distance provider, we remit access fees directly to local exchange carriers or indirectly to our underlying long distance carriers for the origination and termination of our long distance telecommunications traffic. Generally, intrastate access charges are higher than interstate access charges. Therefore, to the degree access charges increase or a greater percentage of our long distance traffic is intrastate, our costs of providing long distance services will increase.

Under FCC rules, our interstate access rates must be set at levels no higher than those of the incumbent local exchange carrier (“ILEC”) in each area we serve, which limits our ability to seek increased revenue from these services. Some, but not all, states have similar restrictions on our intrastate access charges.

In April 2001, the FCC released a Notice of Proposed Rulemaking in which it proposed a “fundamental re-examination of all currently regulated forms of intercarrier compensation.” The FCC proposed that carriers transport and terminate local traffic on a bill-and-keep basis, rather than per minute reciprocal compensation charges. Several different industry groups have submitted access charge reform proposals to the FCC since the issuance of the Notice of Proposed Rulemaking. Most recently, in August 2006, the FCC sought comment on an access charge reform plan commonly referred to as the “Missoula Plan,” which was submitted by the National Association of Regulatory Utility Commissioners. While the FCC has not yet acted on any of these proposals, and it is not yet known when it will act, these proposals would result in substantial reductions in access charge payments, and some would eliminate these payments entirely over a period of time. Because we both make payments to and receive payments from other carriers for exchange of local and long distance calls, at this time we cannot predict the effect that the FCC’s determination may have upon our business.

Per Call Payphone Compensation

The Telecommunications Act requires telecommunications companies to pay per call compensation to the owners of payphones for coinless calls (toll-free calls and certain other “dial-around” calls) originating from payphones. The default rate is $0.494 per completed call. In June 2006, the FCC included a statement in an order that we believe improperly expanded the Commission’s previous definition of a “completed call.” However, we include the per call payphone compensation in our base rates and card features in our StartTalk business unit.

GOVERNMENT REGULATION - TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, the Company is subject to regulations promulgated by:

•	the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

•	ISO, DSCC and other facility/manufacturing process agencies;

•	the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

•	corresponding state agencies

To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, the Company may be required to incur substantial additional expenditures.

EMPLOYEES

TITAN COMMUNICATIONS DIVISION

Titan’s communications division currently has 41 full-time employees. Of these 4 are involved in management, 2 in shipping and inventory, 6 in administrative/accounting and 11 in sales and 18 in call center functions.

TITAN ELECTRONICS AND HOMELAND SECURITY DIVISION

Titan’s electronics and homeland security division has approximately 168 full time direct employees, none of whom are represented by unions. Of these employees, 144 were involved in manufacturing and engineering, 11 were in sales, customer/sales support, and marketing and 13 worked in management, accounting, systems and other support capacities.

The Company has not experienced any labor problems resulting in a work stoppage and it believes that the Company has good relations with its employees. The Company does not expect any significant increase in the size of its labor force as a result of near term organic growth.

DESCRIPTION OF PROPERTIES

The Company’s current facilities are as follows:

LOCATION	SQUARE FEET	PRIMARY USE	LEASE TERMS

Fremont, CA	27,984 sq ft	Corporate office & California Manufacturing Facility	Sub-lease expires January, 2009; lease payment of $31,230 per month

Amesbury, MA	Three parcels: 57,033 sq ft, 2.168 acres, 2.478 acres	Manufacturing Facility/Office	Lease expires February 28, 2009; lease payments of $22,500 per month

Richardson, TX	17,934 sq ft	Office/Warehouse	Lease expires April 30, 2012; lease payments of $10,979 per month

The Company's facility in Amesbury, Massachusetts concentrates on time-sensitive manufacturing orders for PCBs and has the ability to produce products using rigid bare-board and the patented HVRFlexTM process that the Company licenses from Coesen. This location also includes front offices for its East Coast operations and storage facilities for inventory in addition to a complete manufacturing facility on the Amesbury, Massachusetts campus. The entire location consists of two distinct buildings.

Oblio conducts all of its business from its Richardson, Texas location.

The Company believes its Fremont, California, Amesbury, Massachusetts and Richardson, Texas facilities will be adequate for its current operating needs and continued near term growth. The Company is currently evaluating other facilities for the telecommunications business.

LEGAL PROCEEDINGS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

On July 29, 2005, the Company was served with a summons from Hytek Services ("Hytek"); whereby Hytek alleged that it had lost an account as a result of Titan PCB West, Inc.'s ("Titan") negligence and defective boards and also alleges that Titan violated the Non-Disclosure Agreement by utilizing Hytek's confidential information and hiring an ex-Hytek employee. This lawsuit was filed seeking damages of approximately $400,000 after Titan attempted to collect an extremely old accounts receivable due Titan from Hytek in the amount of $145,000. Both parties agreed to settle for an amount to be paid to Titan in the amount of $1,000. The Parties agree that the settlement releases both parties and remain in effect in all respects as a complete general release as to the matters released.

On December 5, 2006, Oblio filed a Demand for Arbitration with the American Arbitration Association against AT&T Corp. (“AT&T”). Oblio is seeking a refund of amounts paid to AT&T for the period from 1999 to October 2006 for Universal Service Fund (“USF”) charges paid to AT&T pursuant the Purchase Order Agreement, which sets forth the parties’ business relationship. Oblio estimates that it and its predecessor have paid AT&T at least $61,913,000 in USF charges from 2001 to October 2006, but has not determined the USF charges it paid in 1999 and 2000. The fees paid to AT&T by Oblio for AT&T’s Enhanced Prepaid Card Service (“Prepaid Card Service”) included USF and other FCC charges, AT&T retained this revenue instead of making the required contributions to the USF and other FCC programs based on AT&T’s belief its Prepaid Card Service was exempt under the law.

In February 2005, the FCC issued an order which made it clear that AT&T is required to pay USF charges on its Prepaid Card Service, a large percentage of which was resold to the public through Oblio. The order required AT&T and all companies providing calling card services similar to those described in the order to file new or revised Form 499s to properly report revenues consistent with the Order’s findings.

In compliance with the FCC order, Oblio has registered with the FCC as an Interstate Telecommunications Service Provider. Oblio is now considered to be a direct contributor. As a direct contributor, over 98% of Oblio’s revenue is exempt from USF contributions and other Universal Service Administrative Company’s mandated fees to AT&T or other wholesale telecommunications service providers due to a specific FCC rule exemption applicable to international services.

AT&T maintains that it did not charge Oblio USF fees, and if it did, Oblio is not owed any refund of USF payments made by Oblio to AT&T from 1999 to October 2006. Oblio and AT&T are still in arbitration related to this matter.

On March 18, 2007, Oblio entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Sprint Communications Company, L.P. (“Sprint”). Pursuant to the Settlement Agreement Sprint has agreed to provide an invoice credit of $1,909,000 in full amounts related to contributions made by Sprint to the Universal Service Administrator from January 1, 2006 through December 31, 2006. Sprint has also agreed to issue an invoice credit for USF charges paid by Oblio in the first, second, and third quarters of 2007 recognized as additional revenue in 2007 from the sale of Sprint communications services that Oblio purchases pursuant to the Sprint Prepaid PIN Distribution Agreement entered into between Sprint and Oblio, where such USF charges were embedded in 2006. The reimbursement is calculated as the difference between the amount Sprint owed for the USF including Oblio’s revenues and the amount Sprint owed for the USF without Oblio’s revenues.

Oblio was party to a Wholesale Prepaid PINs Agreement with Sprint, dated February, 2007 (the “Wholesale Agreement”). Oblio received notice from Sprint that it was terminating the Wholesale Agreement with Oblio effective May 29, 2007. The termination resulted from a dispute between Sprint and Oblio regarding prepaid PIN pricing and card delivery features.

On May 31, 2007, Oblio settled its dispute with Sprint under terms of the Settlement Agreement, Oblio agreed to facilitate the return of approximately $4,500,000 of previously purchased Sprint Prepaid PINs and to remit $4,500,000 million in cash or other agreed upon offsets by September 30, 2007. The remainder of the $15.2 million accounts payable in dispute will be discharged by Sprint. Additionally, pursuant to the Settlement Agreement, Oblio and Starttalk, Inc., a subsidiary of the Company, entered into a wholesale master services agreement to purchase $50 million of international traffic on Sprint’s wireline network (the “Starttalk Wholesale Agreement”). The term of the Starttalk Wholesale Agreement commences on June 1, 2007 and will continue through the date when Sprint no longer services Oblio and Starttalk as provided in the Starttalk Wholesale Agreement.

Pursuant to the terms of the Starttalk Wholesale Agreement, Sprint may suspend the performance if Oblio and Starttalk fail to make payments when due, (ii) the Starttalk Wholesale Agreement is terminated as per its terms, (iii) Sprint is required to suspend performance to comply with any applicable law, and (iii) Oblio and Starttalk perform actions which jeopardize Sprint’s network. Sprint may terminate the Starttalk Wholesale Agreement in the event of non-payment under the terms of the Starttalk Wholesale Agreement or in the event of a breach by Oblio and Starttalk of their obligations under the Starttalk Wholesale Agreement. Oblio and Starttalk may terminate the Starttalk Wholesale Agreement or the services there under without cause by providing 90 days prior written notice, in which event it may be required to pay early termination charges of 5% of the minimum service commitment. Oblio and Starttalk may also be required to pay an early termination fee in the event that that there is a breach of their obligations under the Starttalk Wholesale Agreement and Sprint terminates the Starttalk Wholesale Agreement. The Starttalk Wholesale Agreement further provides that if Sprint materially breaches the agreement and such breach is not cured within 30 days of receipt of notice, Oblio and Starttalk may terminate the affected service without the imposition of the early termination charge.

MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the directors, executive officers of the Company and their ages as of August 31, 2006 and positions held with the Company:

Name	Age	Position
David M. Marks	39	Chairman of the Board
Bryan Chance	36	President, Chief Executive Officer and Chief Financial Officer
Kurt Jensen	42	President and Chief Executive Officer of Oblio Telecom, Inc.
Curtis Okumura	43	President and Chief Executive Officer of Titan PCB division and Director
Stephen Saul Kennedy	39	Vice President Sales of PCB division and Director

DAVID M. MARKS. Mr. Marks was the Company's Chairman of the Board of Directors from September 15, 2002 to May 13, 2003 and was reappointed Chairman in May 2005. From May 2003 until May 2005, Mr. Marks remained as one of its Directors. In addition, from November 2004 until November 2006, Mr. Marks served as the Chairman of the Board of Directors of Thomas Equipment, Inc., a manufacturer and distributor of skid steer loaders and pneumatic and hydraulic components and systems. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has responsibility for overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks is also a managing member of Farwell Equity Partners. Mr. Marks holds a BS in Economics from the University of Wisconsin.

BRYAN CHANCE. On January 24, 2006, Mr. Chance was appointed to serve as Chief Financial Officer of Titan Global Holdings, Inc. On August 18, 2006, Mr. Chance was appointed to serve as President and Chief Executive Officer of the Company and on November 1, 2006 was appointed as a Director. Mr. Chance replaces Curtis Okumura, who will remain as President and Chief Executive Officer of the Company’s subsidiaries, Titan PCB West, Inc. and Titan PCB East, Inc., and a member of the Company’s Board of Directors. Prior to joining the Company, Mr. Chance was the Chairman and Chief Executive Officer of Sigma Global Corporation and its predecessor company Sigma RX since its inception in 2002. Prior to founding Sigma RX, Mr. Chance served from 2000 to 2002 as Chief Financial Officer for Aslung Pharmaceutical, a privately held generic pharmaceutical manufacturing company specializing in inhalation medications for the respiratory marketplace. Mr. Chance has also held financial and mergers and acquisition leadership positions in companies such as Caresouth, Nursefinders, Home Health Corporation of America, the Baylor Healthcare System, Columbia/HCA and Price Waterhouse, LLP. Mr. Chance received his Bachelor’s degree from the University of Tennessee in 1992. Mr. Chance is a Certified Public Accountant licensed to practice in the state of Tennessee.

KURT JENSEN. On April 10, 2006, Mr. Jensen was appointed to serve as Chief Executive Officer of Oblio Telecom, Inc. As an early entrepreneur of the Internet boom, Mr. Jensen started and operated an Internet Service Provider, selling to and growing the successor through organic and acquisition into the second largest ISP in the upper Midwest. Prior to joining Oblio Telecom Mr. Jensen acted as an independent consultant to Crivello Group, LLC and played a critical role in the acquisition of Oblio Telecom by Titan Global Holdings. Mr. Jensen holds a Bachelor of Arts degree from the University of Northern Iowa.

CURTIS OKUMURA . Mr. Okumura was appointed Director in May 2005. Mr. Okumura was elected to serve as the Company's President, effective December 16, 2004 until August 18, 2006. Mr. Okumura will remain as President and Chief Executive Officer of the Company’s subsidiaries, Titan PCB West, Inc. and Titan PCB East, Inc., and a member of the Company’s Board of Directors. Mr. Okumura has served as General Manager of the Company's subsidiary, Titan PCB West, Inc. since August 2001. From 2000 to 2001, Mr. Okumura served as the General Manager of Circuit Link, Inc., a circuit board manufacturer. From 1985 to 2000, Mr. Okumura served in various capacities, including as engineering manager for Data Circuit Systems, Inc. Mr. Okumura has a degree in Business Administration from San Jose University and Ohlone College. Mr. Okumura will be paid an annual salary of $150,000, subject to review by the Board of Directors.

STEPHEN SAUL KENNEDY . Mr. Kennedy was appointed a Director in May 2005. Mr. Kennedy has been an employee of the Company's predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the Company’s Chief Executive Officer and each of the other four highest paid executive officers during the years ended August 31, 2004, 2005 and 2006.

			Annual		Long Term Compensation
			Compensation		Awards		Payouts
Name and Principal Position	Year	Annual Salary ($)	Annual Bonus ($)	Other Annual Compen-sation ($)	Restricted stock awards ($)	Securities Underlying Options / SARS (#)	LTIP payouts ($)	All Other Compen-sation ($) (1)

Bryan Chance - President & CEO,	2006	$118,542	$-	$-	$-	100,000	$-	$-
Titan Global Holdings, Inc. (2)	2005	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-

Curtis Okumura - President &	2006	158,000	-	-	-	-	-	-
CEO, Titan PCB East, Inc. and	2005	150,168	-	-	-	-	-	-
Titan PCB West, Inc. (3)	2004	-	-	-	-	-	-	-

Kurt Jensen - President & CEO,	2006	146,046	50,000	-	-	-	-	-
Oblio Telecom, Inc. (4)	2005	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-

Stephen S. Kennedy - VP Sales,	2006	173,000	4,000	-	-	-	-	-
Titan PCB East, Inc. and Titan	2005	172,996	-	-	-	-	-	-
PCB West, Inc. (5)	2004	152,939	-	-	-	-	-	-

Sammy Jibrin - Vice President,	2006	182,292	-	-	-	-	-	-
Oblio Telecom, Inc. (6)	2005	8,750	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-

(1)    In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the years reported.

(2) Mr. Chance was appointed to serve as Chief Financial Officer of Titan Global Holdings, Inc. effective January 24, 2006. Mr. Chance had an annual salary of $192,000. On August 18, 2006, Mr. Chance was appointed to serve as President and Chief Executive Officer of the Company at an annual salary of $205,000.

(3)    Mr. Okumura was appointed Chief Executive Officer effective December 16, 2004. Mr. Okumura has an annual salary of $150,000 and remained in that capacity until August 18, 2006, when Mr. Chance was appointed to serve as President and Chief Executive Officer. Mr. Okumura will remain as President and Chief Executive Officer of the Company’s subsidiaries, Titan PCB West, Inc. and Titan PCB East, Inc., and a member of the Company’s Board of Directors. Although Mr. Okumura was not an executive until December 16, 2004, this amount represents the total earned during the entire fiscal year 2005.

(4) Mr. Jensen was appointed Chief Executive Officer of Oblio Telecom, Inc on April 10, 2006. Mr. Jensen has an annual salary of $175,000. The amount presented in the table above represents Mr. Jensen’s entire compensation for fiscal year 2006, including periods prior to his appointment as an officer of Oblio.

(5)    Mr. Kennedy was appointed Vice-President-Sales effective August 30, 2002. Mr. Kennedy initially had an annual salary of $140,000 which was adjusted to $125,000 per annum during the period March 1, 2003 until December 1, 2003 at which time it was increased back to $140,000. Effective August 1, 2004, Mr. Kennedy's salary was adjusted to $165,000 per annum.

(6)  Mr. Jibrin was appointed Chief Executive Officer, Oblio Telecom, Inc. effective August 12, 2005 upon the acquisiton of Oblio Telecom, LLP of which Mr. Jibrin was a partner. This amount represents 13 days pay computed based on a 52-week year and a 5-day work week. The Company has a three year employment agreement with Mr. Jibrin which provides for a base salary of $175,000 per annum with bonuses based on Oblio's targeted EBITDAs. Mr. Jibrin resigned effective December 1, 2006.

Option/SAR Grant Table

Name	Number of Securities Underlying Options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise of base price ($/Sh)	Expiration date
Bryan Chance	100,000	100%	$0.33	February 17, 2009

Employment Agreements

 Bryan Chance.  Pursuant to the terms of an Agreement dated as of February 17, 2006 between Mr. Chance and Titan Global Holdings, Mr. Chance will serve as Chief Financial Officer of Titan for an initial term of two years, subject to automatic renewals for successive one-year terms unless terminated by either party. The Agreement provides for an annual compensation of $192,000. On August 18, 2006, Mr. Chance was appointed to serve as President and Chief Executive Officer of the Company. The Company and Mr. Chance entered into a new agreement at this time that included an annual salary of $205,000.

 Kurt Jensen. Pursuant to the terms of an Agreement dated as of April 10, 2006 between Mr. Jensen and Oblio, Mr. Jensen will serve as Chief Executive Officer of Oblio for an initial term of two years, subject to automatic renewals for successive one-year terms unless terminated by either party. The Agreement provides for an annual compensation of $175,000.

 Stephen S. Kennedy. Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan PCB West, assumed by us pursuant to the Merger, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our common stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. These options were repriced on May 3, 2004 to $0.79 per share. The agreement provides for a 5-year term subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six (6) months after such termination. For the period March 1, 2003 until December 1, 2003, the Company and Mr. Kennedy agreed orally to reduce his salary to an annual rate of $125,000. Effective August 1, 2004, Mr. Kennedy's salary was increased to $185,000 per annum.

Director Compensation

Directors received a stipend of $1,000 per month as compensation beginning in May 2006. During the years ended August 31, 2005 and August 31, 2004, respectively, directors received no compensation for their services, except as follows:

(i) On January 2, 2004, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of common stock having an exercise price of $0.58 per share and an expiration date of January 2, 2009, 50% vested on the first anniversary and 50% vested on the second anniversary of the date of grant, to Messrs. David Marks and Kenneth Shirley;

(ii) On February 9, 2004, the Company granted an option to purchase 50,000 shares of common stock having an exercise price of $0.57 per share and an expiration date of February 9, 2009, 50% vested on the first anniversary and 50% vested on the second anniversary of the date of grant, to Messr. J. Frank Martin upon his election to the Board.

Effective May 3, 2004, the Board cancelled all options that were granted to the prior board members due to the Directors Stock Option requiring services for at least a one-year period of time and also repriced the options granted on December 18, 2002 to David Marks to $0.79 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's policy is to not enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on the Company's experience in the business sectors in which the Company operates and the terms of its transactions with unaffiliated third parties, the Company believes that all of the transactions described below met this policy standard at the time they occurred.

On March 15, 2003, the Company granted warrants to purchase up to 200,000 shares of the Company's common stock having an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors LLC in consideration for the performance of consulting services. Phoenix Investors LLC is controlled by Irrevocable Children's Trust of which Mr. Marks, one of the Company's Directors, is the trustee with sole voting and dispositive powers. These warrants have now been canceled with the mutual consent of Phoenix Investors LLC and the Company.

On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri, one of the Company's past Chairmen and Chief Executive Officers and Directors, and Andrew J. Glashow, one of the Company's past Presidents and Directors, each having an exercise price of $0.50 per share, which expire on July 29, 2006. During fiscal year 2004, this was settled as part of final settlement agreements with Messrs. Ciri and Glashow; whereby the Trust paid them $120,000 and the Company paid them $50,000 for a total payout of $170,000.

On November 30, 2004, the Company issued a 10% Convertible Promissory Note $1,000,000 face amount (the “2004 Convertible Note”) to Frank Crivello, an affiliated person to the majority shareholder of the Company. Loans totaling $700,000 were made to the Company under this note between November 2004 and July 2005.

On July 28, 2005, under the terms of the 2004 Convertible Note, the Company issued 5,833,333 shares of its common stock to Farwell Equity Partners, LLC (“Farwell”) upon conversion of $700,000 of debt at $0.12 per share. The stock conversion followed the assignment of the 2004 Convertible Note from Mr. Crivello to Farwell. Mr. Crivello is a majority owner of Farwell and Mr. Marks, the Company’s Chairman, is the managing member of Farwell. Subsequent to the conversion, additional amounts were advanced to the Company from Farwell under the note, and on December 30, 2005, when the note balance was $592,000, the Company and Farwell entered into an agreement to issue shares of Common Stock in cancellation of the note. Pursuant to the agreement, we issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share.

The acquisition of Oblio by Titan occurred on August 12, 2005 upon the completion of a credit facility with CapitalSource for the financing of the substantial portion of the cash paid for the purchase and to provide working capital and term credit facilities for ongoing operations of Oblio. The total purchase price was $29,684,000, consisting primarily of $15,858,000 in cash, the issuance of 9,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock having a face value upon issue of $9,000,000 (the “Series A Preferred”), the issuance of an 18-month promissory note due the seller in the principal amount of $2,500,000, and other short term debt due the seller of $2,323,000. The Series A Preferred is convertible into shares of the common stock of Titan, and the 9,000 shares may be reduced if Oblio does not meet certain annual earnings thresholds in the three years following the acquisition. In addition, Titan issued to the seller 375,000 shares of Titan’s common stock and Oblio entered into three-year employment agreements with Sammy Jibrin and Radu Achiriloaie, the former owners of Oblio. Of the cash portion paid, $1,000,000 was to be held in escrow for a period of up to 50 days and released to the sellers upon certification that as of the day immediately preceding the closing of the acquisition, Oblio’s current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, including transaction costs, approximately $15,836,000 was financed by means of the credit facility with CapitalSource. In connection with the CapitalSource credit facility, Farwell provided CapitalSource with a limited guaranty only on Term Note B and collateralized solely by a pledge of shares of stock of an unrelated publicly traded entity owned by Farwell.

During the year ended August 31, 2006, the Company entered into a 10% convertible note agreement for $450,000 with Farwell with a maturity date of December 31, 2006. The note is convertible into shares of Common Stock at $0.10 per share. In connection with the loan, the Company also issued a warrant to Farwell for the purchase of up to 6,750,000 shares of Common Stock at a conversion price of $0.10 per share, for which the Company recorded a charge of $936,000 in the quarter ended May 31, 2006 for the fair value of the warrants. On May 30, 2006, the note was converted into 4,500,000 shares of Common Stock and the note was cancelled, and the Company recorded an increase in equity for the carrying amount of the note.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 25, 2007 with respect to the beneficial ownership of the outstanding shares of the Company's common stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group.

As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Title of Class	No. of Shares Beneficially Owned (1)		Percentage of Class Beneficially Owned

David M. Marks	Common	32,497,349	(2)	66.83%
1818 North Farwell Ave.
Milwaukee, WI 53202

Curtis Okumura	Common	255,000	(3)	*
c/o Titan PCB West, Inc.
44358 Old Warm Springs Blvd.
Fremont, CA 94538

Kurt Jensen	Common	500,000		1.03%
c/o Titan Global Holdings, Inc.
407 International Parkway, Suite #403
Richardson, Texas 75081

Stephen S. Kennedy	Common	410,000	(4)	*
c/o Titan PCB West, Inc.
44358 Old Warm Springs Blvd.
Fremont, CA 94538

Bryan Chance	Common	500,000		1.03%
c/o Titan Global Holdings, Inc.
407 International Parkway, Suite #403
Richardson, Texas 75081

All Officers and Directors as a Group (4 persons)	Common	33,662,349	(5)	69.23%

Irrevocable Children's Trust	Common	10,969,522	(2)	22.56%
1818 North Farwell Avenue
Milwaukee, WI 53202

Farwell Equity Partners, LLP	Common	19,086,747		39.25%
1818 North Farwell Avenue
Milwaukee, WI 53202

Frank Crivello	Common	2,515,000		5.12%
c/o Farwell Equity Partners, LLP
1818 North Farwell Avenue
Milwaukee, WI 53202

1.
Applicable percentage of ownership is based on 49,129,052 shares of common stock outstanding as of June 25, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of June 25, 2007for each stockholder, as applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 25, 2007are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

2.
Includes (i) 19,086,747 shares registered in the name of Farwell Equity Partners, LLC, of which Mr. Marks is the managing member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"), (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (vi) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (viii) 100,000 shares held by Mr. Marks; and (ix) 100,000 shares of common stock issuable to Mr. Marks upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors. ICT became the direct holder of 2,321,296 shares and 668,000 shares upon the distribution on April 13, 2003 of the holdings of Ohio Investors and SVPC Partners, LLC, respectively, each of which entities was formerly controlled by ICT. ICT2 received its shares upon distributions by the same entities in which it held an interest. These distributions did not impact the net beneficial ownership of Mr. Marks. Each of Phoenix Trust, Phoenix Investors and Forest Home is controlled by ICT.

3.	Consists of 255,000 shares issuable upon the exercise of currently exercisable options.

4.	Includes 360,000 shares issuable upon the exercise of currently exercisable options.

5.
Includes (i) 19,086,747 shares registered in the name of Farwell Equity Partners, LLC, of which Mr. Marks is the managing member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"), (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (vi) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (viii) 100,000 shares held by Mr. Marks; (ix) 715,000 shares issuable upon the exercise of currently exercisable options by various directors and officers, including 100,000 exerciseable shares to Mr. Marks; 360,000 exercisable shares to Mr. Kennedy; and 255,000 exercisable shares to Mr. Okumura (x) 500,000 shares of common stock owned by Mr. Jensen; and (xi) 50,000 shares of common stock owned by Mr. Kennedy.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 950,000,000 shares of common stock, par value $.001. As of June 25, 2007there were 49,129,052 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Continental Stock Transfer, located in New York, New York, as independent transfer agent or registrar.

PREFERRED STOCK

We are not authorized to issue any shares of preferred stock. Our subsidiary, Oblio Telecom, Inc. has issued 9,000 shares of Preferred Stock of Oblio as part of the acquisition of Oblio Telecom, LLP which are convertible into shares of common stock of Titan Global Holdings, Inc. at $1.50 per share.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of our Bylaws makes the provisions of Section 16-10a-902(1) mandatory with respect to the indemnification of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PENNY-STOCK RULES

      The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, and is not listed on the a registered stock exchange or the Nasdaq Stock Market (although the $5.00 per share requirement may apply to Nasdaq listed securities) or has net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or has average revenue of at least $6,000,000 for the last three years.

As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market and the price at which you can sell our common stock.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Purchasers of penny stocks may have certain legal remedies available to them in the event the obligations of the broker-dealer from whom the penny stock was purchased violates or fails to comply with the above obligations or in the event that other state or federal securities laws are violated in connection with the purchase and sale of such securities. Such rights include the right to rescind the purchase of such securities and recover the purchase price paid for them.

Because our stock is a “penny stock” we do not have the safe harbor protection under federal securities laws with respect to forward-looking statement.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference LLP owns 75,000 shares of our common stock which are being offered under this prospectus.

EXPERTS

KBA Group LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of and for the year ended August 31, 2006. Wolf & Company, P.C., independent registered public accounting firm have audited, as set forth in their report heron appearing elsewhere herein, our financial statements as of and for the year ended August 31, 2005. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firms’ opinion based on their expertise in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACOUNTING AND FINANCIAL DISCLOSURES.

On February 10, 2006, the Company dismissed Wolf & Company, P.C. (“Wolf”) as its independent auditors and engaged KBA Group LLP (“KBA”) as its independent auditors to audit its financial statements for its year ending August 31, 2006. This decision was approved by the Board of Directors of the Company. Prior to such engagement, the Company did not consult with KBA regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

During the fiscal years ended August 31, 2005 and 2004, and the subsequent interim period through the date of Wolf’s dismissal, February 10, 2006, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wolf, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In addition, there were no such events as described under Item 304(a)(1)(IV)(B) of Regulation S-B during the fiscal years ended August 31, 2005 and 2004.

Wolf audited the Company’s financial statements for the years ended August 31, 2005 and 2004. Wolf’s report for these periods did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, except that the reports indicated that the Company’s losses from operations raised substantial doubt about its ability to operate as a going concern.
AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Titan Global Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington DC 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Titan Global Holdings, Inc.
Richardson, Texas

We have audited the accompanying consolidated balance sheet of Titan Global Holdings, Inc. as of August 31, 2006 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titan Global Holdings, Inc. as of August 31, 2006 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KBA GROUP, LLP
Dallas, Texas
December 9, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Titan Global Holdings, Inc.
(Formerly Ventures-National Incorporated)
Richardson, Texas

We have audited the accompanying consolidated balance sheet of Titan Global Holdings, Inc. (formerly Ventures-National Incorporated) as of August 31, 2005 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titan Global Holdings, Inc. (formerly Ventures-National Incorporated) as of August 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company's significant operating losses, high debt levels, defaults on debt covenants and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts

November 28, 2005, except for Notes 1 and 4 as to which the date is December 31, 2005

Titan Global Holdings, Inc.
Consolidated Balance Sheet
August 31, 2006
(In thousands, except common and preferred stock share data)

ASSETS

Current assets:
Cash and cash equivalents	$1,401
Restricted short-term investment	750
Accounts receivable, trade (less allowance for doubtful accounts of $282 and allowance for sales returns of $120)	13,486
Universal Service Fund fees recoverable	1,477
Inventory, net	2,419
Prepaid expenses and other current assets	160
Total current assets	19,693
Equipment and improvements, net	2,213
Definite-lived intangible assets, net	21,431
Capitalized loan fees, net	308
Goodwill	4,448
Federal Excise Tax recoverable	3,746
Other assets	165
Total assets	$52,004

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable - trade	$18,012
Accrued liabilities	3,152
Short-term debt	21,096
Derivative liabilities	4,208
Short-term seller-financed notes (net of discount of $106)	4,717
Total current liabilities	51,185
Asset retirement obligations	107
Redeemable, convertible preferred stock - 9,000 shares authorized, issued and outstanding (preference in liquidation of $9,284) (net of discount of $556)	8,728
Long-term derivative liabilities	266
Total liabilities	60,286
Stockholders' deficit
Common stock-$0.001 par value; 950,000,000 shares authorized; 49,114,052 shares issued and outstanding	49
Additional paid-in capital	18,621
Accumulated deficit	(26,952)
Total stockholders' deficit	(8,282)
Total liabilities and stockholders' deficit	$52,004

See accompanying notes to the consolidated financial statements.

Titan Global Holdings, Inc.
Consolidated Statements of Operation
(In thousands, except share and per share amounts)

	Years Ended August 31,
	2006	2005
		Restated
Sales - Communications division	$89,297	$5,840
Sales - Electronics and homeland security division	20,505	16,939
Total Sales	109,802	22,779

Cost of sales - Communications division	77,500	5,408
Cost of sales - Electronics and homeland security division	18,198	15,999
Total Cost of Sales	95,698	21,407

	14,104	1,372

Operating expenses:
Sales and marketing	1,753	1,550
General and administrative expenses	5,144	2,537
Amortization of intangible assets	5,191	73

Income (loss) from operations	2,016	(2,788)

Other income (expenses):
Interest expense, net (including non-cash of $951 and $755)	(4,695)	(1,332)
Loss on fair value of derivative liabilities	(1,740)	(1,661)
(Loss) gain on extinguishment of debt	(695)	1,427
Miscellaneous	-	3

Loss before income taxes	(5,114)	(4,351)
Provision for income taxes	-	-

Net loss	(5,114)	(4,351)
Accrual of preferred stock dividend	(270)	(14)
Net loss applicable to common shareholders	$(5,384)	$(4,365)

Net loss applicable to common shareholders per share:
Basic and diluted	$(0.13)	$(0.17)

Number of weighted average shares:
Basic and diluted	41,611,220	25,555,743

See accompanying notes to the consolidated financial statements.

Titan Global Holdings, Inc.
Consolidated Statements of Stockholders' Deficit
For the years ended August 31, 2006 and 2005 (Restated)
(In thousands, except share amounts)

	Common Stock		Additional		Deferred	Total
		at Par	Paid-in	Accumulated	Compen-	Stockholders’
	Shares	Value	Capital	Deficit	sation	Deficit
Balance, August 31, 2004	24,699,305	$25	$14,396	$(17,487)	$(197)	$(3,263)
Issuance of stock for converted interest expense	50,000	-	20	-	-	20
Beneficial conversion features on convertible debt financing - related party	-	-	698	-	-	698
Issuance of stock for debt conversion - related parties	5,833,333	6	694	-	-	700
Issuance of stock exchanged for cancellation of warrants	2,500,000	2	1,273	-	-	1,275
Issuance of stock for acquisition	1,000,000	1	223	-	-	224
Issuance of stock for debt acquisition costs	1,250,000	1	280	-	-	281
Amortization of deferred compensation	-	-	-	-	190	190
Preferred stock dividends accrued	-	-	(14)	-	-	(14)
Net loss	-	-	-	(4,351)	-	(4,351)
Balance, August 31, 2005	35,332,638	35	17,570	(21,838)	(7)	(4,240)
Issuance of stock for debt conversion - related parties	9,253,414	9	1,278	-	-	1,287
Issuance of stock for debt conversion - related parties	4,500,000	5	25	-	-	30
Issuance of stock to settle liability	28,000	-	18	-	-	18
Amortization of deferred compensation	-	-	-	-	7	7
Preferred stock dividends accrued	-	-	(270)	-	-	(270)
Net loss	-	-	-	(5,114)	-	(5,114)
Balance, August 31, 2006	49,114,052	$49	$18,621	$(26,952)	$-	$(8,282)

See accompanying notes to the consolidated financial statements.

Titan Global Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, except share and per share amounts)

	Years Ended August 31,
	2006	2005
		Restated
Cash flows from operating activities:
Net loss	$(5,114)	$(4,351)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization (excluding amortization of intangibles)	699	634
Amortization of intangibles	5,191	73
Bad debt and sales return allowances	402	183
Non-cash compensation	305	210
Non-cash interest expense	951	755
Loss on fair value of derivative liabilities	1,740	1,661
(Gain) loss on debt extinguishment	695	(1,427)
Changes in operating assets and liabilities:
Accounts receivable	(5,280)	(299)
Inventory	679	(456)
Prepaid expenses and other current assets	-	(47)
Other assets	283	(6)
Universal Service Fund fees recoverable	(1,477)	-
Federal Excise Tax recoverable	(3,746)	-
Accounts payable and accrued liabilities	4,290	5,457
Total adjustments	4,732	6,738
Net cash provided by (used in) operating activities	(382)	2,387

Cash flows from investing activities:
Acquisition of Oblio	6	(15,908)
Equipment and improvements expenditures	(684)	(107)
Restricted investment to collateralize obligation	(750)	-
Net cash used in investing activities	(1,428)	(16,015)

Cash flows from financing activities:
Proceeds from loans from related parties	877	650
Proceeds from issuance of long term debt, net of financing cost	-	11,169
Proceeds from lines of credit, net of repayments	92	3,848
Payments on notes and loans payable	-	(194)
Payments on long term debt	-	(320)
Payments on loans from related parties	-	(80)
Net cash provided by financing activities	969	15,073

Net (decrease) increase in cash	(841)	1,445
Cash and cash equivalents at beginning of year	2,242	797
Cash and cash equivalents at end of year	$1,401	$2,242

See accompanying notes to the consolidated financial statements.

Titan Global Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, except share and per share amounts)

	Years Ended August 31,
	2006	2005
		Restated
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,732	$576
Income taxes	-	-

Non-cash activities:
Issuance of common stock for capitalized debt costs	$-	$281
Issuance of common stock for Oblio acquisition	-	225
Issuance of common stock for settlement fees obligation	18	-
Issuance of common stock to related parties upon conversion of debt	1,317	700
Issuance of common stock as interest expense	-	20
Issuance of redeemable preferred stock for Oblio acquisition	-	9,000
Issuance of seller financed debt for Oblio acquisition	-	4,733

See accompanying notes to the consolidated financial statements.

TITAN GLOBAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share and per share amounts)

1.  Restatement

As a result of the Company’s review of its accounting treatment for its convertible debt and preferred stock financings, the Company has modified its accounting and disclosures for its debt, preferred stock and derivative liabilities and has reflected the changes in its financial statements and disclosures related to the year ended August 31, 2005 which are included herein. The Company has restated its financial statements as of and for the year ended August 31, 2005 (including those in the prior period for the year ended August 31, 2004) and for each of the three quarters ended May 31, 2006 to reflect adjustments arising from the change in accounting for derivative debt instruments. The adjustments for these periods were made to reflect the accounting for convertible debt and preferred stock financings, and the related embedded and freestanding derivatives, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS No. 133”) and Emerging Issues Task Force (“EITF”) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, (“EITF 00-19”). This Annual Report on Form 10-KSB for the year ended August 31, 2006 includes detailed disclosures relative to the restatement of consolidated financial statements for the first three fiscal quarters of 2006.

The impact of the restatement on the first three quarters of fiscal 2006 is shown in Note 21. “Restated Quarterly Information.”

2.  Nature of Business

Organization:

Titan Global Holdings, Inc. (“Titan” or the "Company") was formed on March 1, 1985 as a Utah corporation. In August, 2002, the Company acquired Titan PCB West, Inc. in a merger transaction with a subsidiary of the Company. Prior to this merger, the Company had no active business operations. On November 4, 2005, the name of the corporation was changed from Ventures-National Incorporated to its present name.

The accompanying consolidated statements of operations include the operating results of the Company's subsidiaries, Titan PCB West, Inc. (“PCB West”), since August 2002; Titan PCB East, Inc. (“PCB East”), since February 27, 2003, the date on which the Company purchased the assets of Eastern Manufacturing Corporation; and Oblio Telecom, Inc. (“Oblio”) since August 12, 2005, the date on which the Company, through its subsidiary Oblio, purchased the assets of Oblio Telecom, LLP. The two subsidiaries of Oblio, Pinless, Inc. and StartTalk, Inc. are also included in the accompanying consolidated financial statements.

Nature of Operations:

The Company operates in two market segments - (i) communications and (ii) electronics and homeland security.

Communications Segment

The Company, through its Oblio Telecom, Pinless and StartTalk subsidiaries, provides prepaid international phone cards and prepaid wireless services. The communications division creates and distributes prepaid offerings that provide first and second generation Americans efficient means to complete international calls and to maintain wireless services. These prepaid communications products are sold directly to wholesale distributors and large chain retailers in all 50 United States and Puerto Rico.

Electronics and Homeland Security Segment

The Company, through its Titan PCB East and Titan PCB West subsidiaries, manufactures printed circuit boards for quick-turn, prototype market and the defense supplier markets. The Company’s printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. The Company's time sensitive and high quality manufacturing services enable its customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Additionally, the Titan PCB East serves military and defense industry customers that are regulated to purchase printed circuit boards from companies that hold certain certifications from the United States Department of Defense. Titan PCB East currently has military certifications 31032 and 55110.

Liquidity

During the year ended August 31, 2006, the Company incurred a net loss of $5,144 and used cash in operations of $382. As of August 31, 2006, the Company had a net working capital deficit of $31,492. This working capital deficit is primarily the result of term debt agreements being due and payable in the next twelve months and the classification of amounts drawn under revolving credit agreements as a current liability. In the aggregate, the short-term debt agreements represent approximately $25,304 of the Company’s working capital deficit. The Company plans on refinancing these debt agreements in the second quarter of fiscal year 2007. The Company’s principal sources of liquidity are its existing cash, cash equivalents and short-term investments, cash generated from operations, and cash available from borrowings under its $19,000 revolving credit facilities. The Company may also generate liquidity from offerings of debt and/or equity in the capital markets. As of August 31, 2006, the Company had a total of $1,401 in unrestricted cash and cash equivalents. As of August 31, 2006, it also had restricted investments of $750 that included funds set aside or pledged to secure letters of credit with key suppliers. Management believes that the Company’s existing cash and investments, liquidity under its revolving credit facility and anticipated cash flows from operations will be sufficient to meet its operating and capital requirements through at least the next twelve months. The Company has $1,765 in available borrowing capacity under its revolving credit facilities as of August 31, 2006.

3.  Summary of Significant Accounting Policies :

Consolidation Policy:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Titan PCB West, Inc. and Titan PCB East, Inc. and, since August 12, 2005, Oblio Telecom, Inc., a variable interest entity properly consolidated in accordance with FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 , (“FIN 46R”), and its subsidiaries, Pinless, Inc. and StartTalk, Inc. All material inter-company transactions have been eliminated.

Variable Interest Entity- Oblio Telecom, Inc.

The Company considered the requirements of FIN 46R in determining which entities should properly be consolidated in the Company’s financial statements. With respect to Oblio, the Company has determined that Oblio is a variable interest entity under FIN 46R. In general, a Variable Interest Entity (VIE) is a corporation or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and non controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on a majority voting interest. The Company completed a quantitative analysis in accordance with FIN 46R that determined the entity absorbing a majority of any expected losses (as those terms are defined in FIN 46R) is not an entity that could consolidate Oblio. Therefore, the determination as to the entity that should consolidate Oblio reverts to the guidance of Accounting Research Bulletin No. 51, Consolidated Financial Statements . Accordingly, the Company, with its sole voting and operational control of Oblio, is the entity with which consolidation of Oblio is required.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of equipment and improvements, valuation reserves for accounts receivable, inventory, allocation of purchase price for acquisitions, impairment of intangible assets, valuation of derivatives, deferred tax accounts, fair value of equity instruments issued and sales returns.

Revenue Recognition:

The Company recognizes revenues when the following criteria are met: (1) the Company has persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) the Company has completed delivery and no significant obligations remain; (3) its price to its customer is fixed or determinable and (4) collection is probable.

In the communications division (Oblio and its subsidiaries), the Company recognizes revenue upon the activation of prepaid calling cards by customers or the transfer of risk of loss on prepaid wireless handsets. The Company records net sales as gross sales less an allowance for returns and discounts. The Company provides our customers a limited right of return for calling cards and defective handsets and records an allowance against gross revenues for estimated returns at the time of the sale based on historical results.

In the electronics and homeland security division (PCB East and PCB West), the Company recognizes revenue upon shipment to customers. The Company records net sales as gross sales less an allowance for returns and discounts. The Company provides customers a limited right of return for defective PCBs and records an allowance against gross revenues for estimated returns at the time of sale based on its historical results.

Provisions for discounts to customers, estimated returns and allowances are provided for in the same period the related revenue is recorded by using an estimate based on a percent of accounts receivable which is consistent with its historical activity and its industry peers policy. This allowance is also compared to the percentage of accounts receivable that are over 90 days and accounts receivable that may be in dispute due to a change in customer specifications.

Cash and Cash Equivalents:

The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts.

Asset Retirement Obligation:

In 2001, the FASB issued SFAS 143, “Accounting for Asset Retirement Obligations.” SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense, and the capitalized cost is amortized over the expected useful life of the related asset. Our asset retirement obligations (“ARO”) relate primarily to the future closure of manufacturing facilities and total $107 at August 31, 2006.

We have adopted the provisions of SFAS 143 to record the ARO that could be incurred upon the future closure of facilities. Accretion of the ARO on properties from which production has commenced has been calculated using the estimated life of the facility. The amounts recognized upon adoption are based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rate.

Concentration of Credit Risk:

In the Communications Division, the Company generally extends credit to its customers, which are concentrated in the telecommunications industry and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and considers the following factors when determining collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer’s financial condition. If the financial condition of a customer were to deteriorate, adversely affecting its ability to make payments, an allowance would be required.

In the Electronics and Homeland Securities Division, the Company generally extends credit to its customers, which are concentrated in the computer, electronics and defense industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable.

At August 31, 2006, the Company had an allowance for doubtful accounts of $282 and an allowance for sales returns of $120.

Universal Service Fund Fees Recoverable

Under FCC regulations, certain providers of telecommunication services are required to submit Universal Service Fund Fees (USF). In fiscal year 2006, the Company determined that a majority of the telecommunication services it had previously provided were exempt from USF based on the limited international revenue exemption rule (LIRE). Under the LIRE, a telecommunications carrier whose revenue from international services exceeds its revenue from United States long distance services by a ratio of 88% to 12% is exempt from liability for USF charges on the international revenue amount. The Company has reached an agreement with one of its wholesale suppliers whereby telecommunication securities previously reported by the wholesale supplier will be reported by Oblio and therefore subject to the aforementioned exemption. A receivable and corresponding reduction in cost of sales has been established for this item at August 31, 2006. The Company is currently in discussion with one additional wholesale supplier and will record a receivable and a reduction in cost of sales related to this amount when and if an agreement for reimbursement is finalized.

Federal Excise Tax Recoverable

In May 2006, the United States Treasury Department formally conceded the legal dispute over federal excise taxes on long distance telephone service. Accordingly, the Internal Revenue Service will process principal and interest refunds for all Federal Excise Taxes (FET) paid for long distance services during the last three years. According, the Company has established a recoverable for FET amounts and a reduction in cost of sales.

According to Internal Revenue Service publication 2006-50, FET taxes paid are to be refunded in the filer’s year-end that includes December 31, 2006. As the Company is an August 31, 2006 filer, it expects to receive its refund during the second quarter of its second quarter fiscal year 2008.

Inventories:

In the Communications Division, the Company’s policy is to value prepaid international card and wireless handset inventory at the lower of cost or market on a card by card basis on a first in first out basis.

In our Electronics and Homeland Security Division, the Company’s policy is to value raw material inventories at the lower of cost or market on a part-by-part basis on a first in first out basis. We also value work-in-process and finished goods utilizing a standard cost system which we believe approximates cost. This policy requires us to make estimates regarding the market value of its inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for its products within a specified time horizon, generally 12 months.
Equipment and Improvements:

Equipment and improvements are carried at cost. Depreciation and amortization are provided using the straight-line method.

The estimated service lives of property, equipment and improvements are as follows:

Automobile	5 years
Office equipment	7 years
Production equipment	7 years
Leasehold improvements	Remaining life of lease
or life of asset if shorter
Software	3 years

Goodwill and Intangible Assets:

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets ,” the Company reviews goodwill and other non-amortizable intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company's business enterprise below its carrying value. The impairment test requires us to estimate the fair value of the Company's overall business enterprise down to the reporting unit level. The Company performs its annual impairment test in its fiscal fourth quarter. No impairment charges were recorded in the fiscal years ended August 31, 2006 and 2005.

Intangible assets include the intangibles purchased in the Oblio acquisition which occurred on August 12, 2005 including amounts allocated to: (1) the TCC/Oblio Brand of $8,553, (2) customer list of $149, (3) MVNO contract of $17,742 and (4) Sprint PCS Implementation Fee of $100, (5) call processing setup of $150, and (6) unamortizable goodwill of $4,448. The amortizable intangibles acquired in the Oblio acquisition are being amortized over five years, the estimated useful life. These assets have accumulated amortization at August 31, 2006 of $5,263.

Impairment of Long-Lived Assets:

Pursuant to SFAS No. 144, " Accounting for the Impairment or Disposal of Long-lived Assets, " the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the years ended August 31, 2006 and 2005.

Advertising:

The Company expenses advertising costs when incurred. Advertising expense totaled $125 and $13 for the years ended August 31, 2006 and 2005, respectively.

Basic and Diluted Loss Per Share:

In accordance with SFAS No. 128, Earnings Per Share , both basic and diluted loss per share (“EPS”) are presented on the face of the income statement. Basic EPS is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted EPS is computed similarly to basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all common stock equivalents arising from outstanding options, warrants, convertible preferred stock and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. As of August 31, 2006, the Company has approximately 19,204,333 common stock equivalents.

Income Taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock Based Compensation:

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “ Accounting for Stock Issued to Employees,” (“APB No. 25”) as allowed under Statement of Financial Accounting Standards (“SFAS”) No. 123 “ Accounting for Stock-Based Compensation .” Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company’s shares over the employee’s exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company’s employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the vesting period.

The Company reports pro-forma net loss and loss per share in accordance with the requirements of SFAS No. 148 “Accounting for Stock-Based Compensation” . This disclosure shows net loss and loss per share as if the Company had accounted for its employee stock options under the fair value method. Proforma information is calculated using the Black-Scholes pricing model at the date of the grant. This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumption can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

As of August 31, 2006, the Company has approved the 2002 Stock Option Plan and Directors Stock Plan. In addition to this plan, the Board of Directors has authorized the issuance of warrants to executive officers as additional compensation. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123:

	2006	2005
Net loss applicable to common shareholders, as reported	$(5,384)	$(4,365)
Add: Compensation recognized under APB No. 25	7	47
Deduct: Compensation recognized under SFAS No. 123	(89)	(116)
Proforma net loss applicable to common shareholders	$(5,466)	$(4,434)
Net loss applicable to common shareholders per share:
Basic and diluted, as reported	$(0.13)	$(0.17)
Basic and diluted, proforma	$(0.13)	$(0.17)

No stock options were granted in the fiscal years ended August 31, 2006 and 2005. However, in 2006, the Company issued warrants to purchase up to 100,000 shares of common stock and has a commitment at August 31, 2006 to issue 500,000 shares of common stock to the Company’s Chief Executive Officer. The unissued shares were fully expensed in fiscal year 2006 at the market value of the Company’s stock on the date of the agreement. The expense and related accrued liability recorded at August 31, 2006 related to the unissued shares is $305,000. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

2006
Dividend yield	0.00%
Expected volatility	181.20%
Risk free interest rate	4.68%
Expected life (years)	1.75

The weighted average fair value of the 2006 warrants granted was $0.28 per share at the date of grant.

The effect of applying SFAS No. 123 in this pro forma disclosure is not indicative of future amounts, as additional awards in future years are anticipated.

Fair Value of Financial Instruments:

The carrying amount of the Company's cash and cash equivalents, accounts receivable, long-term debt, redeemable preferred stock, lines of credit and accounts payable, approximates their estimated fair values due to the market rates and short-term maturities of those financial instruments. The fair value of the notes payable issued to the former owners of Oblio have been recorded at their fair value, as determined by management in consideration of a number of factors including an independent valuation, which is less than the face value due to a below market interest rate.

Derivative Liabilities:

The Company reviews the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including embedded conversion and other features that are required to be bifurcated and accounted for separately as derivative financial instruments.

Generally, where the ability to physical or net-share settle an embedded conversion option is not deemed to be within the control of the Company, the embedded conversion option is required to be bifurcated and accounted for as a derivative liability.

In connection with the sale of convertible debt and equity instruments, the Company may also issue freestanding options or warrants. Additionally, the Company may issue options or warrants to non-employees in connection with consulting or other services they provide. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within the control of the Company and, accordingly, it is required to account for these freestanding options and warrants as derivative liabilities, rather than as equity.

Certain instruments, including convertible debt and equity instruments and freestanding options and warrants, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock. The existence of these potential cash penalties may require that the embedded conversion option and the freestanding options or warrants be accounted for as derivative instrument liabilities.

Derivative liabilities are initially measured at their fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to the statement of operations. For derivative liabilities related to freestanding warrants and embedded conversion features, the Company uses the Black-Scholes option pricing model to determine the fair value. For derivative liabilities related to registration rights agreements and cash payment premiums, it used a discounted present value of expected future cash flows to determine the fair value.

To the extent that the initial fair values of the bifurcated and/or freestanding derivative liabilities exceed the total proceeds received, an immediate charge to the statements of operations is recognized, in order to initially record the derivative liabilities at fair value. The discount from the face value of the convertible debt resulting from allocating part or all of the proceeds to the derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to the statement of loss, using the effective interest method. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on the classification of the host instrument.

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Segment Reporting:

Based on a number of factors, including differences in products and services, regulatory environment, customers and the Company's integration and management strategies, the Company determined that it operated in two distinct business segments. (See Note 19).

Reclassification:

Certain amounts from the prior year may have been reclassified to conform with the current year presentation.

New Accounting Pronouncements:

In December 2004, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123(R) (revised 2004), " Share-Based Payment," which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation.” SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and amends Statement of Accounting Standards (“SAS”) No. 95, “Statements of Cash Flows.” Generally the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. The Company adopted SFAS No. 123(R) on September 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments to employees using the intrinsic value method, as directed by APB Opinion No. 25. This has typically resulted in no compensation cost for employee stock options because they have historically been issued at an exercise price equal to market value. While the Company expects share-based compensation expense to arise from the adoption of SFAS No. 123(R), the impact is not expected to be material. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. The pro forma net loss disclosure included in the stock-based compensation policy footnote above approximates the impact of SFAS No. 123(R) had it been adopted in the periods presented.

SFAS 123(R) also directs companies to record the related deferred income tax benefits associated with stock compensation expense and begin reflecting the excess tax benefits from the exercise of share-based compensation awards in cash flows from financing activities. Had the Company previously adopted SFAS 123(R), it would have recognized no tax benefit from share-based compensation because cumulative losses indicate that it is likely that an income tax asset would not be recovered.

4.   Acquisitions

Acquisition of Oblio

On July 28, 2005, Farwell Equity Partners, LLC (“Farwell”) and its newly formed acquisition subsidiary, Oblio Telecom, Inc. (“Oblio”) entered into an Asset Purchase Agreement with Oblio Telecom L.L.P. (“Seller”) and its sole owners, Sammy Jibrin and Radu Achiriloaie (the “Selling Owners”), for the purchase of substantially all of the assets of Seller. This transaction closed on August 12, 2005, upon Oblio obtaining financing for the acquisition. Also, effective on August 12, 2005 and following the aforementioned closing, Farwell contributed its 1,000 shares of the common stock of Oblio to Titan, which stock represents all of the authorized and outstanding common stock of Oblio. Upon receipt of the Oblio common stock by Titan, Oblio became a wholly-owned subsidiary of Titan. Farwell is part of an affiliated group that constitutes the beneficial majority ownership of Titan, and David Marks, the Company's Chairman, is the managing member of Farwell. Titan assumed and paid for various costs and expenses incurred in connection with the Asset Purchase Agreement and the financing arrangements, and paid a portion of the purchase price through the issuance of shares of its common stock to various parties involved in the acquisition transaction. The Asset Purchase Agreement provided for the acquisition by Oblio of substantially all of Seller’s assets and the assumption of certain liabilities. The total purchase price was $29,684, consisting of $29,047 in consideration to the Seller and $637 in transaction costs. The purchase price was paid in (i) cash of $15,858 (principally from institutional borrowings), (ii) seller-financed short and long term obligations with a fair value of $4,568, (iii) 9,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) with an initial stated value upon issue of $9,000, (iv) 1,000,000 shares of Titan’s common stock with a fair value of $224, and (iv) accounts payables and accrued expenses of $34. In addition, Oblio entered into 3-year employment agreements with the Selling Owners. The seller financing consisted of an 18-month promissory note in the principal amount of $2,500 bearing interest at 1% per annum (or $2,245 when discounted to fair value), and a short term non-interest bearing obligation for $2,323. The terms of the loan for the acquisition and the Series A Preferred are outlined in Note 9, “Debt and Derivative Liabilities.” Of the cash amount paid, $1,000 was held in escrow at the closing pending an accounting settlement of the net working capital within 60 days of closing. The escrowed funds were subsequently released to the Seller.

Of the total purchase price paid in cash in connection with the acquisition, $15,836 was financed with proceeds from a credit facility with CapitalSource Finance LLC ("CapitalSource"). The “Credit Facility” consisted of a $15,000 revolving line of credit, a $5,000 senior term loan (the "Term Loan A") and a $6,400 senior term loan (the "Term Loan B"). In connection with the Credit Facility, Titan paid CapitalSource a commitment fee of $264 and issued 1,250,000 shares of its common stock with a fair value of $281 to CS Equity LLC, an affiliate of CapitalSource. CapitalSource received a security interest in all of the assets of Oblio and a pledge of the stock of Oblio. As additional collateral solely for Term Note B due to CapitalSource, Farwell provided CapitalSource with a limited guaranty secured by a pledge of certain restricted publicly traded securities in an unrelated entity.

The acquisition was accounted for as a purchase of the Oblio assets by the Company, and the Company has allocated the purchase price based on management’s estimate of the fair value of assets acquired and liabilities assumed. Management utilized the cost approach in valuing the customer list, the market approach in valuing the fixed assets and the income approach in valuing the TCC/Oblio Brand and the MVNO contract. The Company has allocated the purchase price as follows:

Accounts receivable	$5,596
Inventory	2,109
Definite lived intangible - TCC/Oblio Brand	8,553
Definite lived intangible - customer list	149
Definite lived intangible - MVNO contract	17,742
Goodwill	4,448
Other assets	256
Accounts payable	(9,169)
Purchase price	$29,684

The sources of funding for the purchase price, including $637 in transaction costs, were as follows:

Cash	$22
Accounts payable and accrued expenses	34
CapitalSource term debt proceeds:
Term Loan A	5,000
Term Loan B	6,400
CapitalSource revolving credit facility	4,436
Short-term obligation due Seller	2,323
Long-term note due Seller, net of discount of $255	2,245
Series A Preferred Stock issued to Seller	9,000
Common stock	224
$29,684

Titan issued 2,250,000 shares of its common stock in connection with this acquisition, as follows: (1) 1,250,000 shares to CS Equity LLC, an affiliate of CapitalSource, in connection with the CapitalSource Credit Facility, (2) 125,000 shares to Capital Solutions Group as a finders fee, (3) 500,000 shares to a consultant utilized by the Company in connection with the acquisition, and (4) 375,000 shares issued to the Seller in partial consideration for the purchase price.

The fair value used by the Company for recording the common stock issued in connection with the acquisition of Oblio was $0.2245 per share. This price was based on the average closing price of the stock for the five trading days preceding and the five trading days following the announcement of the acquisition. A summary of the shares of common stock issued, their total fair values, and the accounts charged for the fair value is as follows:

	No. of Shares	Purchase Price	Capitalized Loan Costs	Total Fair Value
CS Equity LLC	1,250,000	$-	$281	$281
Capital Solutions Group	125,000	28	-	28
Sellers	375,000	84	-	84
Consultant	500,000	112	-	112
	2,250,000	$224	$281	$505

Unaudited pro forma operating results for the Company, assuming the acquisition of Oblio occurred at the beginning of the period presented:

2005
Net Sales	$142,052
Net income applicable to common shareholders	256
Net income applicable to common shareholders per share, basic and diluted	0.01

Unaudited pro forma operating results for the year ended August 31, 2005 includes $1,741 of amortization costs related to the acquisition as well as amortization related to the capitalized debt costs incurred in the acquisition. In addition, these unaudited pro forma operating results reflect interest expense on the related acquisition debt assuming such debt was incurred at the beginning of the period presented. Since MVNO was a new initiative at fiscal year ended August 31, 2005, Oblio recorded no amortization expense on the intangible asset value allocated to the MVNO contract of $17,742. Oblio did record amortization expense of $72 and $1 on the intangible asset value allocated to the TCC/Oblio Brand and the Oblio customer list respectively during fiscal year 2005.

5.  Inventories:

Inventories as of August 31, 2006 consist of the following:

Raw materials	$476
Work in process	446
Finished goods	1,584
2,506
Less inventory reserves	(87)
$2,419

At August 31, 2006, the reserve for obsolescence was $87 principally related to raw material inventory.

6.  Equipment and improvements:

A summary as of August 31, 2006, is as follows:

Production equipment	$3,647
Leasehold improvements	619
Office equipment	419
Software	118
Automobiles	21
4,824
Less accumulated depreciation and amortization	(2,611)
$2,213

 Depreciation and amortization expense for equipment, and improvements amounted to $699 and $620 for the years ended August 31, 2006 and 2005, respectively.

7.  Intangible Assets :

A summary of Titan PCB and Oblio Telecom as of August 31, 2006 is as follows:

Customer lists	$214
TCC Brand	8,553
MVNO Contract	17,742
Sprint PCS Implementation Fee	100
Call Processing Setup	150
26,759
Less accumulated amortization	(5,328)
$21,431

Amortization expense for intangible assets amounted to $5,191 and $73 for the years ended August 31, 2006 and 2005. Amortization expense is expected to be $5,339 in fiscal years 2007, 2008 and 2009, $5,266 in 2010, and $148 in 2011.

8.   Accrued Liabilities:

           A summary as of August 31, 2006 is as follows:

Compensation and benefits	$731
Commissions	148
Interest	344
Payroll taxes	872
Accrued stock due to CEO	305
Utilities	58
Other	694
$3,152

Included in the Company’s accrued payroll taxes are $210 in unpaid payroll taxes to the State of California, $98 to the Commonwealth of Massachusetts and $465 to the Internal Revenue Service for the calendar year 2006. The Company currently has an existing payment plan for a substantial portion of the unpaid payroll taxes with the IRS and is working with counsel on payment plans for these other agencies. Subsequent to year-end the Company paid $210 towards its liability with the IRS and $153 towards its liability with the State of California.

9.  Debt and Derivative Liabilities

The fair value and carrying amount of the short and long-term debt and derivative liabilities at August 31, 2006 are as follows:

Laurus Convertible Term Note, due November 20, 2006	$1,249
Laurus Amended & Restated Convertible Term Note, due March 30, 2007	1,817
Laurus Convertible Minimum Borrowing Note, due August 12, 2008	1,514
Laurus Convertible Revolving Note, due August 12, 2008	2,500
CapitalSource Term Note A, due June 30, 2007	2,608
CapitalSource Term Note B, due June 30, 2007	4,367
CapitalSource Revolving Note, due August 12, 2008	7,041
Sub-Total Short Term Debt	21,096

Seller-financed note, due June 30, 2007	2,323
Seller-financed note, due February 11, 2007 (net of discount of $106)	2,394
Sub-Total Seller-Financed Short-Term Debt	4,717

Short-term derivative liabilities	4,208
Total Short-Term Debt and Derivative Liabilities	30,021

Redeemable convertible preferred stock, due August 12, 2008 (net of discount of $556)	8,728
Long-term derivative liabilities	266
Total Preferred Stock and Long-Term Derivative Liabliities	8,994

Total Debt, Preferred Stock and Derivative Liabilities	$39,015

LAURUS LOANS

Original 2003 Notes

On November 20, 2003, the Company entered into loan agreements with Laurus Master Fund, Ltd. ("Laurus"), including principally a Security Agreement, a Securities Purchase Agreement ("SPA"), and a Registration Rights Agreement. Pursuant to the Security Agreement, the Company issued to Laurus (i) a Secured Revolving Note (the "Revolving Note") in the maximum principal amount of $2,500 and (ii) a Secured Convertible Minimum Borrowing Note (the "Minimum Borrowing Note") in the original principal amount of $1,500. As prescribed by the terms of the Security Agreement, the Company may borrow from Laurus such amount as shall equal 85% of the Company's eligible accounts receivable on the PCB West and PCB East subsidiaries, up to a maximum of $4,000. Additional Minimum Borrowing Notes may be issued from time to time upon request by the Company, provided the Company has availability under the Revolving Note using the prescribed formula or, at the discretion of Laurus, Laurus may advance additional loans in excess of the formula amount. The Revolving Note and the Minimum Borrowing Note matures on August 12, 2008. Pursuant to the SPA, the Company also issued and sold to Laurus a convertible term note (the "2003 Term Note") in the principal amount of $2,100. The first payment of the monthly principal amount of $64 on the 2003 Term Note commenced on February 1, 2004 and the maturity date is November 20, 2006. These principal payments, made in the form of stock, commenced February 1, 2004 and were paid until December 1, 2004 at which time Laurus agreed to delay the monthly payments for six months until June 30, 2005. (See “2005 Amendment to Loan Agreements” for the current payment schedule.) As of August 31, 2006, the Company had available to borrow under the Revolving Note $1,297, limited to its borrowing calculation availability.

Interest on all Laurus notes is at prime rate plus 3% with a minimum rate of 7% (11.25% at August 31, 2006), and is paid monthly in arrears on the first day of the following month. (See “General Terms of Laurus Note” below for other provisions common to all note instruments issued to Laurus.)

Pursuant to each of the Security Agreement and the SPA, warrants to purchase up to 600,000 shares and 350,000 shares, respectively, of the Company’s common stock, par value $0.001 per share (the “Common Stock”) were issued to Laurus. The warrants had exercise prices ranging from $0.83 to $0.97 per share. These two warrants initially expired on November 20, 2010; however, both warrants, together with other warrants issued later, were cancelled on August 12, 2005 without an exercise under the warrants on any underlying shares. (See “2005 Amendment to Loan Agreements” below.)

The outstanding principal and accrued interest under the Minimum Borrowing Notes, the Revolving Note, and the 2003 Term Note (collectively, the "2003 Notes") are convertible into shares of the Common Stock at the option of the noteholder, initially at a price of $0.77 per share. The conversion price was amended to $0.60 on January 8, 2004 in connection with an over-advance made to the Company, further amended on February 25, 2004 to $0.40 per share, and on August 12, 2005 to $1.50 per share. The Company, at its option but subject to certain restrictions, may pay all or part of the monthly payments of accrued interest on the Minimum Borrowing Notes and the 2003 Term Note (and in the case of the 2003 Term Note, the principal and accrued interest) in shares of the Company. However, if the closing price of the Common Stock for any of the 10 trading days preceding any payment date is less than 110% of the fixed conversion price, the Company must make the payments in cash. During fiscal year 2004, the Company paid off $534 of the 2003 Term Note through stock conversions.

The Company recorded debt discounts of $180 and $308 for the first and second warrants, respectively, as referred to above. On August 12, 2005, these warrants were cancelled. The Company recognized upon issuance an additional discount on the 2003 Term Note in the amount of $1,167 due to the embedded derivatives from the terms of the note. There was no discount allocated to the Minimum Borrowing Note because the note was not initially funded upon issuance. Derivatives for this note, and as for all the notes, are fair valued as of each reporting date based on the amount funded. The Revolving Note had a discount of $147 at issuance due to the embedded derivatives. As of August 31, 2006, the fair value of the derivatives associated with these instruments is $277 for the 2003 Term Note, $431 for the Minimum Borrowing Note, and $352 for the Revolving Note.

2004 Term Note #2

On March 30, 2004, the Company issued and sold to Laurus an additional convertible term note in the principal amount of $750 (“Term Note #2") and a warrant to purchase up to 750,000 shares of Common Stock at an exercise price of $0.50 per share. Term Note #2 and the related warrants were issued pursuant to a Security Agreement, a Stock Purchase Agreement, and a Registration Rights Agreement, which were similar with the terms of the agreements issued in 2003. The warrant had an expiration date of March 30, 2011, however, was cancelled on August 12, 2005 without an exercise under the warrant on any shares. The conversion price into shares of Common Stock was initially $0.40 per share and was changed to $1.50 per share on August 12, 2005. The scheduled first monthly payment of principal on July 1, 2004 was delayed as part of the amendments to Term Note #2 below.

The Company recorded a debt discount of $379 for the warrant upon issuance. On August 12, 2005, these warrants were cancelled. The Company recognized upon issuance an additional discount on Term Note #2 in the amount of $631 for the embedded derivative features of the note. The fair value of the derivatives associated with the instrument as of August 31, 2006 is $95.

2004 Amended and Restated Term Note #2

On June 29, 2004, Term Note #2 and its related Registration Rights Agreement were amended and restated, pursuant to which the Company issued and sold to Laurus an additional $1,500 in principal amount under the convertible note and a warrant to purchase up to an additional 1,800,000 shares of Common Stock at an exercise price of $0.50 per share. This $1,500 loan and the $750 loan in March 2004 were combined into an amended and restated note for a total principal amount of $2,250 (the “2004 Amended Term Note”) with monthly principal payments of $73 beginning on September 1, 2004. Monthly principal payments were discontinued after December 1, 2004, by agreement with Laurus, until June 30, 2005. (See “2005 Amendment to Loan Agreements” below for the current payment schedule.) This note has a maturity date of March 30, 2007. The conversion price into shares of Common Stock at $0.40 per share was changed to $1.50 per share on August 12, 2005. The warrant for 1,800,000 shares had an expiration date of June 29, 2011, however, was cancelled on August 12, 2005 without an exercise under the warrant on any shares.

The Company recorded a debt discount of $909 for the warrant upon issuance. On August 12, 2005, these warrants were cancelled. The Company recognized an additional discount on the 2004 Amended Term Note in the amount of $1,768 upon issuance for embedded derivative features. As of August 31, 2006, the current fair value of the derivatives associated with the instrument (excluding the $95 on the 2004 Term Note #2 identified above) is $162.

2005 Over-Advance on Revolving Note

On April 4, 2005, Laurus agreed to provide the Company an over-advance of up to $1,000 under the Security Agreement, the Revolving Note and the Minimum Borrowing Notes executed in 2003 (the “2005 Over-Advance”). The maturity date for the 2005 Over-Advance was April 4, 2006 and was subsequently extended by informal agreement with Laurus to August 12, 2008 as part of and included with the 2003 Minimum Borrowing Note. As additional collateral solely for the 2005 Over-Advance, Farwell provided Laurus with a limited guaranty secured by a pledge of certain publicly traded securities in an unrelated entity owned by Farwell. (See Note 18. “Related Parties”.) Pursuant to an Indemnification Agreement with Farwell, the Company indemnified Farwell for any liabilities Farwell may incur as a result of its pledge of the securities to Laurus. The impact from the embedded derivatives of the 2005 Over-Advance is reflected in the valuation of the original 2003 Revolving Note and Minimum Borrowing Note, as funding on the over-advance occurred during fiscal 2005.

2005 Amendment to Loan Agreements

In conjunction with the acquisition of Oblio, the Company amended various terms of existing loan agreements with Laurus, which is summarized as follows:

1.	The conversion price for the conversion of all notes into shares of Common Stock was increased from $0.40 per share to $1.50 per share;

2.
Until March 1, 2006, the Company’s prepayment penalties under all of the Laurus notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the prepayment penalties will be equal to the amounts called for under each of the notes, which is 15% of any principal amount prepaid;

3.	The maturity date of the 2003 Revolving Note and the 2003 Minimum Borrowing Note, together with the Security Agreement related thereto, will be extended until August 12, 2008;

4.
The minimum monthly payment pursuant to the 2004 Amended Term Note will be $25 in principal per month together with accrued interest thereon from October 1, 2005, through February 1, 2006, and $215 principal per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

5.
The minimum monthly payment pursuant to the 2003 Term Note will be $25 principal per month together with accrued interest thereon from October 1, 2005, through February 1, 2006, and $150 principal per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

6.
The Company will be permitted to immediately borrow all funds available pursuant to the 2003 Security Agreement and the 2005 Over-Advance. The collateral pledged by Farwell in support of such over-advance amount will continue to be pledged to Laurus until such time as the over-advance is indefeasibly repaid in full;

7.	All warrants previously issued to Laurus for the exercise on 3,500,000 shares of Common Stock were cancelled;

8.	The Company will immediately issue 2,500,000 shares of its Common Stock to Laurus; and

9.
The Registration Rights Agreements were amended to provide that a registration statement covering the resale of Common Stock issuable upon conversion of all notes, together with the 2,500,000 shares of Common Stock issued to Laurus in connection with this amendment, is to be declared effective by the Securities and Exchange Commission (“SEC”) no later than 90 days after the closing date of the Oblio acquisition.

General Terms of Laurus Notes

Interest on all Laurus notes is at prime rate plus 3% with a minimum rate of 7% (11.25% at August 31, 2006), and is paid monthly in arrears on the first day of the following month. Each of the Laurus notes may be prepaid in cash by paying to the holder 115% of the principal and related accrued and unpaid interest. In addition, the Minimum Borrowing Note, 2003 Term Note, and 2004 Amended Term Note may be prepaid at the Company's option in shares of Common Stock, if and to the extent the average closing price of the Common Stock is greater than 110% of the conversion price for at least 5 consecutive trading days, subject to certain limitations and restrictions.

Laurus shall not be entitled to be issued shares of Common Stock in repayment of any portion of the convertible notes or upon exercise of either of the warrants, if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the Company’s issued and outstanding Common Stock upon such issuance, unless Laurus provides at least 75 days' prior written notice to us of its revocation of such restriction.

The Company's obligations under each of the notes and the related agreements are secured by a pledge by us of shares representing 100% of the share capital of the PCB East and PCB West subsidiaries (collectively, the "PCB Subsidiaries"), a guaranty of such obligations by each of the PCB Subsidiaries, and the grant of a security interest by each of the PCB Subsidiaries in their respective assets.

The loan agreements with Laurus contain many provisions for events of default including: (i) any failure to pay any amount when due; (ii) nonpayment of any taxes when due; (iii) any material breach by us of any other covenant made to Laurus; (iv) any misrepresentation made by us to Laurus in the documents governing the credit facility; (v) the institution of certain bankruptcy and insolvency proceedings by or against us; (vi) suspensions of trading of its common stock; (vii) any failure to deliver shares of common stock upon conversions under the credit facility; (viii) certain defaults under agreements related to any of its other indebtedness; (viii) payments of any dividends either in cash or stock; (ix) changes of control of the company; and (x) penalties for not filing registration statements timely with the SEC and for not continuing the effectiveness of registration statements for securities issued to Laurus.

A registration rights agreement covers the convertible notes and warrants issued on November 20, 2003 and a second registration rights agreement covers the convertible notes and warrants issued on March 30, 2004 and June 29, 2004 (collectively, the “Registration Rights Agreements”). An initial registration statement was to be filed with SEC within 30 days of November 20, 2003 and was to be declared effective by SEC within 90 days of November 20, 2003. The Registration Rights Agreements were amended on August 12, 2005 to include the registration of the 2,500,000 shares of Common Stock issued to Laurus upon cancellation of all warrants, and the registration statement was to be declared effective within 90 days. Generally, additional registration statements are required to be filed with the SEC under the Registration Rights Agreements as necessary to maintain an effective registration statement covering the total number of shares of Common Stock underlying the convertible notes, warrants (for the period of time they were outstanding) and Common Stock issued to Laurus until all registered securities of the Company held by Laurus have been sold, or can be sold under SEC Rule 144(k) after a 2-year holding period without volume restrictions. The Registration Rights Agreements provide for liquidated damage payments of 1 to 2% per month (calculated on the amount of the indebtedness due to Laurus) for breach of the terms of the document. Since 2003, the Company has from time to time been in default of the registration requirements of the Registration Rights Agreements for failures in filing registration statements timely or for not maintaining the effectiveness of a registration statement covering all shares of Common Stock required to be covered. However, no demand, assessment or notice of liquidated damage amounts has been made by Laurus, no such payments have been made to Laurus, and Laurus has informally waived payment of any such amounts. The Company has calculated the estimated amount of penalties that could potentially have been due as part of the periodic derivative calculation. As of August 31, 2005, the estimated fair value of the potential liability recorded by the Company for liquidated damages under the Registration Rights Agreements was $1,268, which has been recorded in derivative liabilities, which are discussed above, and charged to gain or loss on fair value of derivative liabilities.

The modifications on August 12, 2005 to the various loan agreements with Laurus were accounted for in accordance with existing convertible debt extinguishment rules. Specifically, the issue of the 2,500,000 shares of the Company’s common stock was treated as an exchange for the cancellation of warrants held by Laurus and a modification to the debt agreements. The Company determined that, based on the net present values of the original and amended cash flows related to the debt, the amended debt was “substantially different,” as that term is defined in Emerging Issues Task Force (EITF) Abstracts 96-19 and 05-07. The fair value of the warrants previously recognized by the Company as a liability, the value of the stock exchanged at current market price and the change in fair value of the Notes and embedded derivatives has been treated as a gain on debt extinguishment and the reissue of debt, which resulted in the recognition of a gain of $1,427 in the year ended August 31, 2005. (See Note 10, “Gain or Loss on Extinguishment of Debts.”)

At August 31, 2006, the Company was in default under its loan agreements with Laurus relating to the Company not having obtained effectiveness of a registration statement to be filed with SEC covering the securities issued to Laurus under the amendments to the loan agreements executed on August 12, 2005, as well as other technical violations. The 2003 Convertible Term Note with a balance of $1,249 at August 31, 2006 has a maturity date of November 20, 2006. However, Laurus has informally waived various defaults under the note, and extended the maturity date until December 15, 2006 to allow the Company an opportunity to refinance all Laurus notes with other parties.

CAPITALSOURCE LOANS

On August 12, 2005, in connection with the acquisition of Oblio by the Company, Oblio entered into a credit facility (“Credit Facility”) with CapitalSource Finance LLC ("CapitalSource"). The Credit Facility consists of a $15,000 revolving line of credit (the “Revolver”), a $5,000 senior term loan (the "Term Loan A") and a $6,400 senior term loan (the "Term Loan B"). Approximately $16,217 was borrowed upon the closing of this transaction. In connection with the execution of the Credit Facility, the Company paid CapitalSource a commitment fee of $264 and transaction costs of $239 related to the Credit Facility. In addition, the Company issued 1,250,000 shares of its Common Stock to an affiliate of CapitalSource, which was valued at $0.2245 per share, or a total of $281. The commitment fee, the transaction costs and the total value of the Common Stock issued have been capitalized as loan costs and are being amortized over the 15 month life of the CapitalSource term loans. The unamortized portion of these costs is $59 as of August 31, 2006.

The Revolver has a maturity date of August 12, 2008 and prepayments of principal are subject to penalty. Interest is at a minimum prime rate of 6.25% plus 1.0 % over prime, or a total minimum rate of 7.25%, and is paid monthly in arrears. The amounts available from time to time under the Revolver are determined by the value of Oblio's eligible receivables and inventory, after applying prescribed advance rates. At August 31, 2006, the outstanding balance under the Revolver was $7,041, with available borrowing capacity of $1,765.

The Term Loan A and the Term Loan B had an initial maturity dates of December 1, 2006, but the maturities were subsequently extended to June 30, 2007. Monthly principal payments on both loans and are based on a 24-month amortization with a balloon payment due at maturity. Interest on both loans is at a minimum prime rate of 6.25%, plus 4.0% over prime, or a minimum total rate of 10.25%. Interest is payable monthly in arrears commencing on September 1, 2005, and monthly principal payments commence on October 1, 2005. Both term loans may be prepaid without penalty. Additional monthly payments on principal are to be made in the amount of 100% of Oblio's excess cash flow, as defined in the Credit Facility, and will be applied equally to repayment of the Term Loan A and the Term Loan B.

As security for its obligations under the Credit Facility, Oblio pledged all of its assets, and the Company pledged its stock in Oblio. As additional collateral solely for Term Note B, Farwell provided CapitalSource with a limited guaranty, with recourse only to a pledge of certain publicly traded securities in an unrelated entity owned by Farwell.

As part of the Credit Facility, the Company is obligated for a monthly 0.021% fee on all unused lines, and a monthly 0.042% collateral management fee. Other significant provisions under the Credit Facility include (1) a mandatory prepayment if change in control occurs or upon the sale of material assets; (2) a required filing of a registration statement with the SEC covering the 1,250,000 shares of Common Stock granted to CS Equity, LLC, an affiliate of Capital Source; and (3) the non-payment of dividends and interest on amounts due the sellers of Oblio until the term notes are paid in full.

On November 9, 2005, the Company was notified by CapitalSource that certain events of default have occurred and were continuing to occur in connection with the Credit and Security Agreement. The defaults consisted predominantly of not maintaining minimum EBITDA, failure to deposit all receipts into a designated lockbox, and maintaining inventory at locations not disclosed to CapitalSource in violation of the Credit Facility. On December 16, 2005, the Company and CapitalSource executed a Waiver and Amendment No. 1 to the Credit and Security Agreement whereby CapitalSource (i) waived various events of default; (ii) increased the interest rates on all notes under the Credit Facility for the period from December 16, 2005 to February 28, 2006 by 4% per annum over prime, and increased the minimum prime rate from 6.25% to 6.5%; (iii) excluded inventories from the borrowing base for determining availability under the Revolver; (iv) extended the maturity date for Term Loan A and Term Loan B to February 28, 2006; (v) assessed various fees in connection with the amendment; and (vi) modified or imposed various other convenants.

On March 8, 2006, the Company and CapitalSource executed a Waiver and Amendment No. 2 to the Credit and Security Agreement whereby CapitalSource, among other provisions (i) waived various events of default; (ii) decreased the interest rates on the Revolver and Term Note B by 4% per annum over prime, or back to the original rate of 1% over prime; (ii) added inventories to the borrowing base for determining availability under the Revolver; (iii) extended the maturity date for Term Loan A and Term Loan B to June 30, 2007; (v) assessed various fees in connection with the amendment; and (vi) modified or imposed various other covenants.

On May 19, 2006, CapitalSource and the Company executed Waiver and Amendment No. 3 to provide the Company with waivers of various events of default, and assessed fees for the amendments and modified various financial covenants in the loan agreements. On August 7, 2006, CapitalSource and the Company executed Amendment No. 4 to modify, subject to certain conditions, various financial covenants in the loan agreements.

OTHER SHORT-TERM DEBT

Between March and May, 2004, the Company issued approximately $1,735 in convertible notes to various parties, of which $1,450 was to the Company's major stockholder. These notes carried an interest rate of 10% per annum and were convertible into shares of Common Stock at a conversion price of $0.32 per share. The balance of $1,450 due under the notes to the major stockholder was converted into 4,531,250 shares of Common Stock effective on   May 31, 2004. Of the remaining notes totaling $285, principal payments of $230 plus accrued interest were made in fiscal 2004 and fiscal 2005, and the balance of $55 plus accrued interest was paid in full in September 2005.

The Company expensed $48 through interest expense for the amortization of the beneficial conversion feature related to the notes for the year ended August 31, 2005.

SELLER-FINANCED NOTES

Seller-financed debt was provided in connection with the acquisition of Oblio on August 12, 2005, and the Company issued to the Seller, F&L, LLP (formerly known as Oblio Telecom, LLP), an 18-month promissory note in the principal amount of $2,500. The note matures on February 12, 2007 and carries an interest rate of 1% per annum. The note was recorded upon issuance at its fair value of $2,245, and the associated discount of $255 is being amortized over the 18 month term of the note. The effective interest rate on the note is approximately 7.50%.

Additional seller financing was provided upon the closing of the Oblio acquisition in the amount of $2,323 in a contractual short term obligation that was not interest-bearing. On December 14, 2005, a promissory note was executed acknowledging this amount due to the Seller. The Note bears interest of 4%, and had a maturity date of February 28, 2006. However, the December 2005 note was not paid when due, and the Seller has informally extended the maturity of the note to an undetermined date in the future.

Payments due to the Seller under both notes are subject to a subordination agreement, as amended, between CapitalSource, Seller, and the Company which limits the Company’s ability to make principal payments to the Seller. The payment of interest under the notes is permitted so long as the Company is not in default under its Credit Facility with CapitalSource. The Seller has informally waived payments of principal and interest on these notes, and none have been paid by the Company. As repayment of Seller’s December 14, 2005 note is effectively tied to the maturity date of the CapitalSource term notes of June 30, 2007 due to the principal payment limitations, the Company has assumed a maturity date concurrent with that of the CapitalSource term notes.

CONVERTIBLE NOTES - RELATED PARTIES

On November 30, 2004, the Company entered into a 10% $1,000 convertible note agreement with Mr. Frank Crivello (the “Crivello Note”); whereby, Mr. Crivello (see Note 18 - “Related Parties”) agreed to loan the Company up to a total of $1,000. The note had an initial maturity date of January 31, 2005 but was subsequently extended to December 31, 2005. The note was convertible into shares of Common Stock at $0.12 per share. A previously outstanding loan from Mr. Crivello in the amount of $50 was rolled into the Crivello Note and on November 30, 2004, the Company received the first cash advance on the note of $300. Additional cash amounts totaling $283 were loaned under the note, plus $67 of expenses incurred by Mr. Crivello on behalf of the Company, bringing the total outstanding under the note to $700 in July, 2005. On July 28, 2005, Mr. Crivello assigned the note with its $700 balance to Farwell, and Farwell converted the $700 into 5,833,333 shares of Common Stock at the conversion price of $0.12 per share. Subsequent to the conversion, additional amounts were advanced to the Company from Farwell under the note, and on December 30, 2005, when the note balance was $592, the Company and Farwell entered into an agreement to issue shares of Common Stock in cancellation of the note. Pursuant to the agreement, the Company issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share which resulted in a loss on extinguishment of debt of $695 (See Note 10 “Gain or Loss on Extinguishment of Debt”).

Upon receiving the first advance under this note of $350 on November 30, 2004, the stock price was $0.30 per share. During the quarter ended February 28, 2005, the Company received further advances totaling $283 when the stock was at varying prices from $0.15 to $0.22. In the last quarter ending August 31, 2004, an additional $269 was received when the stock price varied from $0.12 to $0.33. Therefore, the Company recorded a total for beneficial conversion features on these advances of $698. All these beneficial conversion features were recorded as additional paid in capital and as an expense from beneficial conversion features. Advances on the note after the conversion that occurred in July 2005 did not qualify for an additional conversion under the terms of the note; therefore, no additional beneficial conversion features were recognized on the note in fiscal 2006.

On March 24, 2006, the Company entered into a 10% convertible note agreement for $450 with Farwell (see Note 18. “Related Parties”) with a maturity date of December 31, 2006. The note was convertible into shares of Common Stock at $0.10 per share. In connection with the loan, the Company also issued a warrant to Farwell for the purchase of up to 6,750,000 shares of Common Stock at an exercise price of $0.10 per share, for which the Company recorded a charge of $936 in the quarter ended May 31, 2006 for the fair value of the warrants. On May 30, 2006, the note was converted into 4,500,000 shares of Common Stock and the note was cancelled, and the Company recorded an increase in equity for the fair value of the note on the conversion date of $30.

REDEEMABLE PREFERRED STOCK

In connection with the acquisition of Oblio by the Company, Oblio issued to F&L, LLP (f/k/a Oblio Telecom, LLP), 9,000 shares of Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”), with an initial stated value upon issue of $1,000 per share. The Series A Preferred is convertible into shares of Titan’s Common Stock at $1.50 per share. The Series A Preferred consists of four tranches, the first one of which includes 3,000 shares and each one of the others include 2,000 shares, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Based on these EBITDA targets, the initial value of the Series A Preferred could be reduced by a maximum of $6,000. In no case can the final value ever be more than $9,000. Holders of the Series A Preferred are entitled to preferential cash dividends out of the Company’s funds at an annual rate of 3% of the then current stated value, payable quarterly. Oblio may redeem the Series A Preferred at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance, respectively. All shares must be redeemed on the third anniversary from issuance. The first tranche is convertible immediately. Commencing on each of the three anniversaries following the issuance of the Series A Preferred, each of the second, third and fourth tranches are convertible into a number of shares of Common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the “Conversion Price”). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains initial anti-dilution provisions including adjustments to the Conversion Price in the event of the Company issuing Common Stock at prices below the initial Conversion Price. The Series A Preferred is non-voting. The Company has undertaken to register the shares of Common Stock issuable upon conversion of the Series A Preferred. In accordance with SEC Accounting Series Release No. 268 , Presentation in Financial Statements of "Redeemable Preferred Stock", the Company has classified this preferred stock as long-term debt as well as the associated accrued and unpaid dividends. Certain events of default related to the Series A Preferred occurred during the year and have been waived by the holders.

Due to the potential variability of the Conversion Price due to subsequent stock issuances, as discussed above, the Company is required to record the embedded conversion feature of the Series A Preferred as a liability at fair value and to re-measure that value each reporting period with changes being charged to operations. At issuance, the Company recorded a debt discount and associated derivative liability of $857. The Company determined that, at August 31, 2006, the fair value of the embedded conversion feature was $266. The Series A Preferred has a carrying value as of August 31, 2006 of $8,728, a face value of $ 9,000 and accrued and unpaid dividends of $284.

DERIVATIVE LIABILITIES

Pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company’s Own Stock , the Company has identified certain embedded and freestanding derivative instruments. Generally, where the ability to physical or net-share settle an embedded conversion option or free standing financial instrument is not deemed to be within the control of the Company, the embedded conversion option is required to be bifurcated and both the freestanding instruments and bifurcated conversion feature are accounted for as derivative liabilities.

At each reporting date, the Company estimates the fair values of all derivatives and changes in the fair value are charged to operations. For embedded and free standing derivatives valued using the Black-Scholes option pricing model the following assumptions were used: (1) contractual term of 3 to 7 years; (2) volatility of 85%, (3) risk free interest rate of 4.17% and (4) dividend rate of 0%.

The fair value of the individual short and long-term embedded and free standing derivatives at August 31, 2006 and 2005 is as follows:

Issue Date	Expiration Date	Instrument	Exercise Price per Share	Value at August 31, 2006	Value at August 31, 2005
11/20/2003	11/20/2006	Registration Rights Agreement		$1,013	$1,012
11/20/2003	11/20/2006	3% Cash payment premium		35	47
3/30/2004	3/30/2007	Registration Rights Agreement		258	256
3/30/2004	3/30/2007	Beneficial conversion feature of notes	$1.50	-	63
	Short-Term Embedded Derivatives			1,306	1,378

3/24/2006	3/24/2013	6,750,000 Warrants	$0.23	2,902	-
	Total Short-Term Embedded and Freestanding Derivatives			4,208	1,378

8/12/2005	8/12/2008	Long-Term fair value of conversion feature of Series A Preferred Stock	$1.50	266	907
	Total Embedded and Free Standing Derivative Liabilities			$4,474	$2,285

MATURITIES OF LONG-TERM DEBT

The long-term redeemable preferred stock issued by Oblio to the Sellers, together with the accrued and unpaid dividends, totaled $9,284 at August 31, 2006. The balance of the preferred stock and any accrued and unpaid dividends must be redeemed on August 12, 2008, unless sooner converted into Common Stock of Titan at the option of the holder or redeemed at the option of Titan. There was no other debt at August 31, 2006 classified as long-term.

10. Gain or Loss on Extinguishment of Debts

An amendment to the loan agreements on August 12, 2005 between the Company and Laurus resulted, in part, in the cancellation of warrants outstanding to Laurus for the purchase of an aggregate of 3,500,000 shares of Common Stock and the issuance to Laurus of 2,500,000 shares of Common Stock (See Note 9 “Debt and Derivative Liabilities”). In accordance with EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, and EITF Issue No. 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues , the Company concluded that the terms of the restructured debt were substantially different than the original debt terms and has treated the transaction as a debt extinguishment. As a result, the restructured debt was recorded at fair value and the Company recorded a debt extinguishment gain of $1,427 in the year ended August 31, 2005.

On December 30, 2005, the Company and Farwell entered into an agreement to issue shares of Common Stock in cancellation of a note with a balance of $592. The note had been issued in November 2004 (see Crivello Note in Note 9. “Debt and Derivative Liabilities”). Pursuant to the agreement, the Company issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share when the market price was $0.139 per share. This transaction resulted in the Company recording a debt extinguishment loss of $695 in the year ended August 31, 2006 for the difference between the market price and the conversion price.

11.  Litigation:

On July 29, 2005, the Company was served with a summons from Hytek Services ("Hytek"); whereby Hytek alleged that it had lost an account as a result of Titan PCB West, Inc.'s ("Titan") negligence and defective boards and also alleges that Titan violated the Non-Disclosure Agreement by utilizing Hytek's confidential information and hiring an ex-Hytek employee. This lawsuit was filed seeking damages of approximately $400 after Titan attempted to collect an extremely old accounts receivable due Titan from Hytek in the amount of $145. Both parties agreed to settle for an amount to be paid to Titan in the amount of $1. The Parties   agree that the settlement releases both parties and remains in effect in all respects as a complete general release as to the matters released.

On July 17, 2006, the Company filed a lawsuit against AT&T Corp. (“AT&T”); whereby Oblio Telecom, Inc. (“Oblio”) alleged that they are entitled to a refund from the United States Government for improperly paid federal excise taxes and over AT&T’s refusal to stop charging Oblio federal excise taxes as part of the sales price it charges to Oblio for the purchase of prepaid telephone pins. Oblio’s claim was asserted pursuant to the issuance of IRS publication 2006-50 in May 2006. The amount in controversy is approximately $2,970. A declaratory judgment action relating to this dispute has been initiated by the Company and is now pending in the United States District Court, Northern District of Texas, Dallas Division.

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. While management does not believe these matters will have a material effect on the Company’s financial statements, litigation is subject to inherent uncertainties, and an adverse result could arise from time to time that may harm Titan’s business, financial condition and results of operations.

12.  Income Taxes:

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2006 and 2005, has been established to reflect these uncertainties. As of August 31, 2006, the deferred tax asset before valuation allowances is approximately $5,058, for federal purposes.

Income tax provision amounted to $0 for the years ended August 31, 2006 and 2005 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	2006	2005
Computed tax benefit at federal statutory rate of 34%	$(1,739)	$(1,479)
Permanent differences	804	891
Change in valuation allowance	935	588
	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Deferred tax assets
Current:
Allowance for doubtful accounts and returns	$96
Inventory reserve	30
UNICAP	6
Amortization	1,088
Bonus accrual	63
Accrued vacation	98
Sales Return and Allowance	41
USF and FET Recoverable	(1,776)
Stock grant	104
Total current	(250)
Long term:
Depreciation	(58)
Net operating loss carryforwards	5,366
Total long-term	5,308
Net deferred assets before valuation allowance	5,058
Valuation allowance	(5,058)
Net deferred tax assets	$-

At August 31, 2006, the Company has available unused net operating loss carryforwards of approximately $15,783 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022. During the year ended August 31, 2006, the valuation allowance increased $935.

13.  Stock Options:

As of August 31, 2006, the Company has not established a stockholder approved employee stock option plan or directors stock option plan; therefore all the options granted are non-qualified in nature. The exercise price for these options, based on management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than ten years from the grant date and generally are 25% vested upon grant, and an additional 25% annually until 100% vested at the end of the third year. During the fiscal year ended August 31, 2006, the Company cancelled 200,000 options ranging in price from $0.57 through $0.75. The Company cancelled 95,000 options ranging in price from $0.42 through $4.00 for the fiscal year ended August 31, 2005.
	Options	Weighted Average exercise price

Options outstanding at August 31, 2004	1,140,000	0.74
Options granted	-	-
Options canceled	(95,000)	0.54
Options exercised	-	-
Options outstanding at August 31, 2005	1,045,000	0.76
Options granted	-	-
Options canceled	(200,000)	0.73
Options exercised	-	-
Options outstanding at August 31, 2006	845,000	0.77

Summarized information about stock options outstanding at August 31, 2006 is as follows:

				Exercisable
Exercise prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life
$ 0.58	50,000	7.34	$0.58	37,500	7.34
0.75	220,000	2.49	0.75	206,250	2.37
0.79	570,000	1.00	0.79	570,000	1.00
1.50	5,000	1.08	1.50	5,000	1.08
	845,000			818,750

For the years ended August 31, 2006 and 2005, options to purchase 818,750 and 829,000 shares of common stock, at weighted average exercise prices of $0.77 and $0.76, respectively, were exercisable with the remaining options becoming exercisable at various dates through May 3, 2007 and having expiration dates through May 3, 2014.

14.  Warrants and Common Stock Grant :

On February 17, 2006, the Company issued its Chief Executive Officer warrants to purchase 100,000 shares of common stock. One half of the warrants were immediately vested with the remaining warrants vesting one year from the award date. The exercise price of the warrants equals the market value of the Company’s common stock on the award date.

In accordance with the employment agreement for the Company’s Chief Executive Officer entered into on August 18, 2006, the Company recorded compensation expense and an associated liability for $305 for 500,000 shares of the Company’s common stock to be issued in fiscal 2007.

15.  Retirement Plan:

The Company has established a 401(k) plan for the benefit of employees effective September 1, 2003 and has made no contributions for the years ended August 31, 2006 and 2005. This plan allows for the employee to contribute up to 75% of their pay to the IRS maximum allowable contribution per year. The Company at the present time has a discretionary match which is to be determined based on the Company’s profitability.

16.  Commitments and Contingencies:

OPERATING LEASES

The Company leases its facilities. The following is a schedule by years of future minimum rental payments required under real estate operating leases that have noncancellable or original lease terms in excess of one year as of August 31, 2006:

Year Ending August 31,
2007	$995
2008	846
2009	399
$2,240

The Company does not have any lease obligations that extend beyond three years. The Company’s facility leases for Titan PCB East and West contain escalation provisions. The Company records rent expense on these leases on a straight line basis. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $718 and $708 for the years ended August 31, 2006 and 2005.

CONTINGENCIES

The Company through its subsidiary Oblio has a $750 letter of credit for the benefit of Sprint. This letter of credit currently is covered by a 100% cash deposit in Amegy Bank which occurred in September 2005.

The Company through its subsidiary Oblio is a party to a contract with Sprint Spectrum L.P. ("Sprint") dealing with its wireless program. The Company purchases its wireless air time through Sprint with the contract covering an initial five year period. The contract stipulates that Oblio must have a specified number of minimum end users at the end of varying intervals for the first two years of the contract period. If Oblio fails to achieve these levels or breaches the contract in any other specified way Oblio could owe liquidating damages up to a maximum of $1,250 to Sprint based on a sliding scale for the first two years of the contract. The Company did not achieve the minimum end users or minute usage for the year ended August 31, 2006. The contract was amended without assessing damages and the minimum usage levels were reset for fiscal year 2007.

We have adopted the provisions of SFAS 143 to record the estimated asset retirement obligation (“ARO”) that could be incurred upon the future closure of facilities. Accretion of the ARO on properties from which production has commenced has been calculated using the estimated life of the facility. The amounts recognized upon adoption are based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rate. An estimate for asset retirement obligation has been accrued in the amount of $107 at August 31, 2006.

17.  Capital Stock:

Transactions in the Company’s common stock during the years ended August 31, 2006 and 2005 are summarized below:

	No. of Shares	Total equity amount

Issuance of stock for converted interest expense (1)	50,000	$20
Issuance of stock for debt conversion - related parties (2)	5,833,333	700
Issuance of stock exchanged for cancellation of warrants (3)	2,500,000	1,275
Issuance of stock for acquisition (4)	1,000,000	224
Issuance of stock for debt acquisition costs (5)	1,250,000	281
Total Transactions, fiscal year 2005	10,633,333	$2,500

Issuance of stock for debt conversion - related parties (6)	9,253,414	$1,287
Issuance of stock for debt conversion - related parties (7)	4,500,000	30
Issuance of stock to settle liability (8)	28,000	18
Total Transactions, fiscal year 2006	13,781,414	$1,335

1.	Laurus elected to convert $20 of interest into 50,000 shares of common stock.

2.	Farwell converted $700 of debt owed to it into 5,833,333 shares of the Company's common stock.

3.	The Company granted to Laurus 2,500,000 shares of its common stock in exchange for cancellation of 3,500,000 Laurus warrants and changing the conversion price from $0.40 to $1.50 per share.

4.	The Company issued 1,000,000 shares of its common stock in connection with the acquisition of Oblio Telecom, Inc.

5.	The Company issued 1,250,000,shares of its common stock for to CS Equity, LLC in connection with the financing of the acquisition of Oblio Texas.

6.	The Company issued 9,253,414 shares of its common stock in connection with the conversion of the Farwell note for $592.

7.	The Company issued 4,500,000 shares of its common stock to the pension plan of Frank Crivello to settle $450 note payable.

8.	The Company issued 28,000 shares of its common stock to West Fund in order to settle a liability on previously completed financing.

18. Related Parties:

On July 28, 2005, under the terms of a convertible note issued in November, 2004, the Company issued 5,833,333 shares of its common stock to Farwell Equity Partners, LLC (“Farwell”) upon conversion of $700 of debt at $0.12 per share. The stock conversion followed the assignment of the 2004 convertible note from Frank Crivello to Farwell. Mr. Crivello is the majority owner of Farwell and Mr. Marks, the Company’s Chairman, is the managing member of Farwell. Farwell is part of an affiliated group that constitutes the beneficial majority ownership of Titan. Subsequent to the conversion, additional amounts were advanced to the Company from Farwell under the note, and on December 30, 2005, when the note balance was $592, the Company and Farwell entered into an agreement to issue shares of Common Stock in cancellation of the note. Pursuant to the agreement, the Company issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share.

In the year ended August 31, 2005, the Company forgave a $25 note receivable from Curtis Okumura, the CEO, president and director of the Company.

The Company indemnified Farwell against any costs associated with Farwell’s pledge to Laurus of certain marketable securities owned by Farwell in an unrelated entity. The pledge was related to a $1.0 million loan from Laurus to the Company in April 2005 as an over-advance on a revolving note. (See Note 9. “Debt and Derivative Liabilities.”)

As additional collateral solely for a senior term note due to CapitalSource (“Term Note B”) in the original principal amount of $6,400, Farwell provided CapitalSource with a limited guaranty secured by a pledge of certain publicly traded securities in an unrelated entity owned by Farwell. The limited guaranty and pledge was granted in connection with the financing for the Oblio acquisition in August, 2005.

On March 24, 2006, the Company entered into a 10% convertible note agreement for $450 with Farwell with a maturity date of December 31, 2006. The note is convertible into shares of Common Stock at $0.10 per share. In connection with the loan, the Company also issued a warrant to Farwell for the purchase of up to 6,750,000 shares of Common Stock at a conversion price of $0.10 per share, for which the Company recorded a charge of $936 in the quarter ended May 31, 2006 for the fair value of the warrants. On May 30, 2006, the note was converted into 4,500,000 shares of Common Stock and the note was cancelled, and the Company recorded an increase in equity for the fair value of the note on the conversion date of $30.

19.  Segment Information:

The Company considers itself in two distinct operating segments.

The Company through its subsidiaries, Titan PCB West and Titan PCB East, is a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. The Company considers this its PCB business segment.

The Company through its Oblio Telecom, Inc is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. The Company acquired Oblio in a transaction that was completed on August 12, 2005.

	2006			2005
	PCB	Oblio	Total	PCB	Oblio	Total
Sales:	$20,505	$89,297	$109,802	$16,939	$5,840	$22,779
Interest expense:	1,787	2,952	4,739	741	591	1,332
Net Income (Loss):	(5,420)	306	(5,114)	(4,473)	122	(4,351)
Assets:	6,504	45,500	52,004	7,779	40,704	48,483
Equipment and improvements (Gross):	4,481	343	4,824	4,232	-	4,232
Additions:	341	343	684	107	-	107
Depreciation expense:	689	10	699	620	-	620
Goodwill and intangible assets (Gross):	-	31,207	31,207	65	30,898	30,963
Amortization expense:	522	5,191	5,713	24	72	96

All the Company's facilities are located in the United States and the majority of the Company's sales are made within the United States, an immaterial amount is made to foreign operations; therefore, no geographic data needs to be shown.

20. Revenue Concentration

The Company’s communications division sells its products through a network of wholesale distributors. For the twelve months ended August 31, 2006, revenue from 2 of our distributors each accounted for greater than 10% of our total revenues. There were no single customers that accounted for greater than 10% of our total revenues for the twelve months ended August 31, 2005.

21.	Restated Quarterly Information

As a result of the Company’s review of its accounting treatment for its convertible debt and preferred stock financings, the Company has modified its accounting and disclosures for its debt and derivative liabilities and has reflected the changes in its financial statements and disclosures included herein. In addition, the Company has restated its financial statements as of and for the year ended August 31, 2005 and for each of the three quarters ended May 31, 2006 to reflect adjustments arising from the change in accounting for derivative debt instruments. The adjustments for these periods were made to reflect the accounting for convertible debt and preferred stock financings, and the related embedded and freestanding derivatives, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS No. 133”) and Emerging Issues Task Force (“EITF”) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, (“ETIF 00-19”). These restatements are as follows for the first three fiscal quarters of 2006.

	Quarter Ended
	November 30, 2005	February 28, 2006	May 31, 2006
	(dollars in thousands)
Net loss applicable to common shareholders as previously reported	$(2,076)	$(2,597)	$(4,204)

Adjustments for derivatives liabilities	(4,260)	(378)	(345)

Restated net loss applicable to common shareholders	$(6,336)	$(2,975)	$(4,549)

	Quarter Ended
	November 30, 2005	February 28, 2006	May 31, 2006
	(in thousands)
Income (expense) amounts:
Interest expense	$(4,465)	$(659)	$(1,924)
Gain on fair value of derivative liabilities	205	976	1,579
Loss on extinguishment of debt	-	(695)	-
Provision for income taxes	-	-	-
Net increase in reported net loss and net loss available to common shareholders	$(4,260)	$(378)	$(345)

Per share amounts:
Basic and diluted, as previously reported	$(0.06)	$(0.06)	$(0.09)
Adjustment	(0.12)	(0.01)	(0.01)
Basic and diluted, as restated	$(0.18)	$(0.07)	$(0.10)

22. Subsequent Events

Cornell Capital Partners

On October 10, 2006, Titan Global Holdings, Inc. (the "Company") consummated a Securities Purchase Agreement (the "Purchase Agreement") dated October 10, 2006 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 8% secured convertible debentures in the aggregate principal amount of $1,200 (the "Debentures") of which $850 was advanced immediately. The second installment of $150 will be advanced two business days prior to the filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below). The last installment of $200 will be advanced two business days prior to the date the Registration Statement is declared effective by the Commission.

The Debentures mature on the second anniversary of the date of issuance (the "Maturity Date") and the Company is not required to make any payments until the Maturity Date.   Holder (the "Holder") of the Debentures may convert at any time amounts outstanding under the Debentures into shares of Common Stock of the Company (the "Common Stock") at a conversion price per share equal to $1.00.   The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium provided that (i) the VWAP of the Company’s Common Stock is less than the conversion price of $1.00; (ii) no event of default has occurred and (iii) the Registration Statement is effective.

Beginning on February 6, 2007 and continuing on the first trading day of each calendar month for the twelve months thereafter, the Company shall make mandatory redemptions consisting of outstanding principal divided by twelve, accrued and unpaid interest and a redemption premium of 10% per month, until the Debentures are paid in full. The Company shall have the option to make the mandatory redemption payments in cash or by issuing to the Holder such number of shares of its common stock which shall be equal to the mandatory redemption amount divided by 90% of the lowest VWAP during the 15 trading days prior to the date of the redemption payment. The Company will be permitted to pay the mandatory redemption by issuing shares of its common stock provided (i) the closing bid price of the Company’s Common Stock is greater than the redemption conversion price as of the trading day immediately prior to the date the redemption payment is due; (ii) no event of default shall have occurred and (iii) the Registration Statement is effective.

Under the Purchase Agreement, the Company also issued to Cornell (A) five-year warrants to purchase 250,000 and 250,000 shares of Common Stock at $1.00 and $1.10, respectively (collectively, the "Warrants"); and (B) 15,000 shares of its common stock (the “Shares”)

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants and the 15,000 Shares. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than February 8, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than December 11, 2006, or if the Registration Statement is not declared effective by February 8, 2007, it is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures

AT&T Arbitration

On December 5, 2006, Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Titan Global Holdings, Inc., filed a Demand for Arbitration with the American Arbitration Association against AT&T Corp. (“AT&T”). Oblio is seeking a refund of amounts paid to AT&T for the period from 1999 to October 2006 for Universal Service Fund (“USF”) charges paid to AT&T pursuant the Purchase Order Agreement, which sets forth the parties’ business relationship. Oblio estimates that it and its predecessor have paid AT&T at least $61,913 in USF charges from 2001 to October 2006, but hasn’t determined the USF charges it paid in 1999 and 2000. The fees paid to AT&T by Oblio for AT&T’s Enhanced Prepaid Card Service (“Prepaid Card Service”) included USF and other FCC charges, AT&T retained this revenue instead of making the required contributions to the USF and other FCC programs based on AT&T’s belief its Prepaid Card Service was exempt under the law.

In February 2005, the FCC adopted an order which made it clear that AT&T is required to pay USF charges on its Prepaid Card Service, a large percentage of which was resold to the public through Oblio. The order required AT&T and all companies providing calling card services similar to those described in the order to file new or revised Form 499s to properly report revenues consistent with the Order’s findings. The FCC’s order effectively made Oblio a direct USF contributor for all periods prior to March 16, 2005.

In compliance with the FCC order, Oblio registered with the FCC as an Interstate Telecommunications Service Provider. Oblio is now considered to be a direct contributor to the USF and therefore is not obligated to pay USF charges to AT&T. As a direct contributor, over 98% of Oblio’s revenue is exempt from USF contributions due to a specific FCC rule exemption applicable to international services. AT&T maintains that Oblio is not owed any refund of USF payments made by Oblio to AT&T from 1999 to October 2006.

Recently, Oblio and AT&T have had communications surrounding settlement of these matters. Oblio has sought payment of the USF charges it and its predecessor paid to AT&T. While AT&T made a settlement proposal to Oblio, Titan’s Board of Directors concluded in the reasonable exercise of its business judgment that AT&T’s settlement proposal was inadequate. As of today, the negotiations are at an impasse. Oblio remains hopeful this matter can be amicably resolved and Oblio can continue its business relationship with AT&T .

Titan Global Holdings, Inc.

Unaudited Consolidated Balance Sheet

February 28, 2007

(In thousands, except common and preferred stock share data)

ASSETS
Current assets:
Cash and cash equivalents	$2,153
Restricted short-term investment	750
Accounts receivable, trade (less allowance for doubtful accounts of $380 and allowance for sales returns of $120)	16,551
Universal Service Fund fees recoverable	4,024
Inventory, net	2,230
Prepaid expenses and other current assets	300
Total current assets	26,008
Equipment and improvements, net	2,010
Definite-lived intangible assets, net	18,761
Capitalized loan fees, net	626
Goodwill	4,448
Federal Excise Tax recoverable	3,989
Other assets	165
Total assets	$56,007

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable - trade	$25,572
Accrued liabilities	5,277
Short-term debt	3,768
Total current liabilities	34,617
Long-term seller-financed note	2,096
Redeemable, convertible preferred stock - 4,500 shares authorized, issued, and oustanding (preference in liquidation of $4,676)	4,676
Lines of credit	11,054
Long-term debt	4,140
Long-term derivative liabilities	13,110
Other long-term liability	112
Total liabilities	69,805
Stockholders' deficit:
Common stock-$0.001 par value; 950,000,000 shares authorized; 49,129,052 shares issued and outstanding	49
Additional paid-in capital	18,453
Accumulated deficit	(32,300)
Total stockholders' deficit	(13,798)
Total liabilities and stockholders' deficit	$56,007

The accompanying notes form an integral part of the consolidated financial statements.

Titan Global Holdings, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	2/28/2007	2/28/2006	2/28/2007	2/28/2006

Sales - Communications division	$30,938	$21,304	$55,511	$44,571
Sales - Electronics and homeland security division	5,140	4,699	10,552	9,112
Total Sales	36,078	26,003	66,063	53,683

Cost of sales - Communications division	27,166	19,975	48,591	41,186
Cost of sales - Electronics and homeland security division	5,057	3,964	10,188	8,324
Total Cost of Sales	32,223	23,939	58,779	49,510

	3,855	2,064	7,284	4,173

Operating expenses:
Sales and marketing	576	459	1,075	884
General and administrative expenses	2,680	1,133	4,553	2,156
Amortization of intangibles	1,335	1,322	2,669	2,497

Loss from operations	(736)	(850)	(1,013)	(1,364)

Other income (expenses):
Interest income	20	25	20	26
Interest expense	(1,424)	(1,762)	(2,230)	(3,325)
Gain (Loss) on value of derivative instruments	(4,158)	318	(9,915)	(3,942)
Gain (Loss) on extinguishment of debt	7,790	(695)	7,790	(695)

Income (Loss) before income taxes	1,492	(2,964)	(5,348)	(9,300)
Provision for income taxes	-	-	-	-

Net income (loss)	1,492	(2,964)	(5,348)	(9,300)
Accrual of preferred stock dividend	-	-	(68)	(68)
Net income (loss) applicable to common shareholders	$1,492	$(2,964)	$(5,416)	$(9,368)

Net income (loss) applicable to common shareholders per share:
Basic	$0.03	$(0.07)	$(0.11)	$(0.24)
Diluted	$0.03	$(0.07)	$(0.11)	$(0.24)

Number of weighted average common shares outstanding:
Basic	49,129,052	41,501,581	49,125,820	38,417,109
Diluted	49,917,459	41,501,581	49,125,820	38,417,109

The accompanying notes form an integral part of the consolidated financial statements.

Titan Global Holdings, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	02/28/2007	02/28/2006
Cash flows from operating activities:
Net loss	$(5,348)	$(9,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	365	357
Bad debt and sales return allowances	122	-
Non-cash compensation	84	-
Non-cash asset retirement obligation accretion expense	4	-
Non-cash interest expense	(78)	-
Amortization of debt discounts and bank fees	380	2,556
Amortization of intangibles	2,669	2,497
Loss on fair value of derivative liabilities	9,915	3,942
(Gain) loss on debt extinguishment	(7,790)	695
Changes in operating assets and liabilities:
Accounts receivable	(3,187)	(71)
Inventory	189	327
Prepaid expenses and other current assets	(140)	(70)
Other assets	1	(909)
Universal Service Fund fee recoverable	(2,547)	-
Federal Excise Tax recoverable	(243)	-
Accounts payable and accrued liabilities	9,380	947
Total adjustments	9,124	10,271
Net cash provided by operating activities	3,776	971

Cash flows from investing activities:
Equipment and improvements expenditures	(162)	(278)
Restricted investment to collateralize obligation	-	(750)
Net cash used in investing activities	(162)	(1,028)

Cash flows from financing activities:
Proceeds from issuance of long term debt, net of financing cost	8,154	-
Proceeds from lines of credit, net of repayments	22	870
Payments on long-term debt	(10,354)	(2,271)
Capitalized loan fees	(684)	-
Net cash used in financing activities	(2,862)	(1,401)

Net increase (decrease) in cash	752	(1,458)
Cash and cash equivalents at beginning of period	1,401	2,242
Cash and cash equivalents at end of period	$2,153	$784

Supplemental disclosures of cash flow information:
Interest Paid	$1,756	$1,282
Income Tax Paid	-	-
Non-cash activities:
Issuance of common stock for capitalized debt costs	$15	$-
Issuance of common stock to related parties upon conversion of debt	-	591
Issuance of common stock for reducing redeemable preferred stock	253	-
Issuance of common stock to Chief Executive Officer	305	-
Issuance of common stock in connection with lender credit facility	505	-

TITAN GLOBAL HOLDINGS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share amounts)

Note 1 - Basis of Presentation and Nature of Business Operations

Basis of Presentation

The accompanying unaudited consolidated financial statements of Titan Global Holdings, Inc. and its subsidiaries, (“Titan”, “We” or the “Company”), have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation are included herein. Operating results for the three-month period ended February 28, 2007 and the six-month period ended February 28, 2007 are not indicative of the results that may be expected for the fiscal year ending August 31, 2007. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2006 as filed with the Securities and Exchange Commission on December 15, 2006. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements. All numbers referenced below are stated in thousands except per share amounts unless otherwise noted.

The preparation of unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of equipment and improvements, valuation reserves for accounts receivable, inventory, allocation of purchase price for acquisitions, impairment of intangible assets, valuation of derivatives, deferred tax accounts, fair value of equity instruments issued, and sales returns.

Nature of Business

Organization:

Titan Global Holdings, Inc. (“Titan” or the “Company”) was formed on March 1, 1985 as a Utah corporation. In August 2002, the Company acquired Titan PCB West, Inc. in a merger transaction with a subsidiary of the Company. Prior to this merger, the Company had no active business operations. On November 4, 2005, the name of the corporation was changed from Ventures-National Incorporated to its present name.

The accompanying consolidated statements of operations include the operating results of the Company's subsidiaries, Titan PCB West, Inc. (“PCB West”), Titan PCB East, Inc. (“PCB East”), Oblio Telecom, Inc. (“Oblio”), and Titan Wireless Communications, Inc. (“Titan Wireless”). The two subsidiaries of Oblio, Pinless Inc. (“Pinless”) and StartTalk Inc. (“StartTalk”) are also included in the accompanying consolidated financial statements.

Nature of Operations:

The Company operates in two market segments - (i) communications and (ii) electronics and homeland security.

Communications Segment

The Company, through its subsidiaries, Oblio, Titan Wireless, Pinless and StartTalk, which comprises its communications division, provides prepaid international phone cards and prepaid wireless services. The communications division creates and distributes prepaid offerings that provide first and second generation Americans efficient means to complete international calls and to maintain wireless services. These prepaid communications products are sold directly to wholesale distributors and large chain retailers in all 50 United States and Puerto Rico.

Electronics and Homeland Security Segment

The Company, through its PCB East and PCB West subsidiaries, manufactures printed circuit boards for quick-turn, prototype market and the defense supplier markets. The Company’s printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. The Company's time sensitive and high quality manufacturing services enable its customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Additionally, PCB East serves military and defense industry customers that are regulated to purchase printed circuit boards from companies that hold certain certifications from the United States Department of Defense. PCB East currently has military certifications 31032 and 55110.

Liquidity:

For the three months ended February 28, 2007, the Company had net income of $1,492. For the six months ended February 28, 2007, the Company incurred a net loss of $5,348 and generated cash in operations of $3,776. As of February 28, 2007 the Company had a net working capital deficit of $8,609. The Company’s principal sources of liquidity are its existing cash and cash equivalents, cash generated from operations and cash available from borrowings under its revolving credit facilities. The Company may also generate liquidity from offerings of debt and or equity in the capital markets. As of February 28, 2007, the Company has a total of $2,153 in unrestricted cash and cash equivalents. As of February 28, 2007, it also had restricted investments of $750 that included funds set aside or pledged to secure letters of credit with a key supplier. Management believes the Company’s existing cash and cash equivalents, liquidity under its revolving credit facility and anticipated cash flows from operations will be sufficient to meet its operating and capital requirements at least for the next twelve months.

Note 2 - Income (Loss) Per Common Share

We compute net income or loss per share in accordance with Statement of Financial Accounting Standards No. 128 “ Earnings per Share” (“SFAS 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS 128 and SAB 98, basic net income or loss per share is computed by dividing the net income or loss available to common stockholders for the period by the weighted average number of common shares during the period. Diluted net income or loss per share is computed by dividing the net income or loss available to common shareholders for the period by the weighted average number of common and common equivalent shares outstanding during the period.

Earnings Per Share - Three Months Ended February 28, 2007

Net income	$1,492
Less: preferred stock dividends	-
Net income available to common shareholders	$1,492

Basic Earnings per common share	$0.03

Diluted Earnings per common share	$0.03

Basic common shares outstanding	49,129,052

Diluted common shares outstanding	49,917,459

During the period when they would be anti-dilutive, common stock equivalents are not considered in the computations. During the three months ended February 28, 2007 the common stock equivalents that were anti-dilutive and therefore, not considered in the calculations, consisted of warrants to purchase 10,200,000 shares and preferred stock convertible into 3,027,250 common shares.  During the six months ended February 28, 2007, the common stock equivalents that were anti-dilutive and therefore, not considered in the calculations, consisted of options to purchase 845,000 common shares, warrants to purchase 11,100,000 common shares, and preferred stock convertible into 3,027,250 common shares.

Note 3 - Inventory

Inventory consisted of the following:

Raw materials and finished subassemblies	$493
Work in process	359
Finished goods	1,497
2,349
Less inventory reserves	(119)
Total	$2,230

At February 28, 2007, the reserve for obsolescence was $119 principally related to raw material inventory in the Electronics and Homeland Security division and inventory obsolescence in the Communications division.

Note 4 - CapitalSource

All amounts owed related to the CapitalSource Finance LLC, (“CapitalSource) Credit and Security Agreement dated August 12, 2005 were paid on December 29, 2006. This funding consisted of $5,950 in term notes payable and $7,465 in a revolving line of credit with CapitalSource. The Company entered into Amendment No. 5 to the Credit and Security Agreement dated as of August 12, 2005. The Amendment provided for the elimination of the early termination fee in the amount of approximately $800 if the CapitalSource loan was repaid in full prior to December 31, 2006. CapitalSource also agreed to waive in writing certain non-monetary defaults which occurred prior to the date of the Amendment.

Note 5 - Laurus Master Fund

All amounts owed related to the Laurus Master Fund, Ltd. (“Laurus”) financing which totaled $6,676 were paid on December 29, 2006. On November 20, 2003, the Company entered into loan agreements with Laurus, including principally a Security Agreement, a Securities Purchase Agreement ("SPA"), and a Registration Rights Agreement. Pursuant to the Security Agreement, the Company issued to Laurus (i) a Secured Revolving Note (the "Revolving Note") in the maximum principal amount of $2,500 and (ii) a Secured Convertible Minimum Borrowing Note (the "Minimum Borrowing Note") in the original principal amount of $1,500. As prescribed by the terms of the Security Agreement, the Company could borrow from Laurus such amount as shall equal 85% of the Company's eligible accounts receivable on the PCB West and PCB East subsidiaries, up to a maximum of $4,000. Additional Minimum Borrowing Notes could be issued from time to time upon request by the Company, provided the Company had availability under the Revolving Note using the prescribed formula or, at the discretion of Laurus, Laurus could advance additional loans in excess of the formula amount. The Revolving Note and the Minimum Borrowing Note would have matured on August 12, 2008. Pursuant to the SPA, the Company also issued and sold to Laurus a convertible term note (the "2003 Term Note") in the principal amount of $2,100. The first payment of the monthly principal amount of $64 on the 2003 Term Note commenced on February 1, 2004 and the maturity date was November 20, 2006.

On September 12, 2006, the Company and Laurus entered into a letter agreement pursuant to which Laurus agreed for a period of two years, commencing on September 12, 2006, that without prior written consent of the Company, Laurus will not sell any shares of common stock of the Company during a twenty two (22) day trading period by a number that exceeds twenty percent (20%) of the aggregate dollar trading volume of the common stock for the twenty two (22) day trading period immediately preceding and including the date of such proposed sales by Laurus. Such restriction, however, is not applicable to transfers in a private transaction, including as a bona fide gift or gifts, provided that the transferee thereof agrees to be bound in writing by the restrictions contained in the letter agreement. On September 12, 2006, the Company paid $.50 for an Option/Purchase to repurchase 1,250,000 shares for $.50 by December 31, 2006. The exercise of this option was subject to the repayment, on or before December 31, 2006, of all outstanding amounts owed by the Company to Laurus pursuant to the secured revolving note dated November 20, 2003, minimum borrowing note dated November 20, 2003, convertible term note dated March 30, 2004, and convertible term note dated November 20, 2003. On December 29, 2006 the Company exercised the option for the shares. The Company immediately cancelled these shares. The gain of $1,263 from the repurchase of these shares at a discount was accounted for as part of the debt extinguishment costs. This gain was calculated using the share trading price on December 29, 2006. The derivative liabilities on these instruments were removed as of the extinguishment date, which resulted in a gain of $1,480 that is included in debt extinguishment.

Note 6 - Greystone Business Credit

On December 29, 2006, the Company, together with all of its subsidiaries, entered into a credit facility with Greystone Business Credit II LLC (“Greystone”). The new credit facility with Greystone initially includes a revolving line of credit (“Revolver”) in the maximum amount of $15,000, and also includes term loans of up to $7,950.

The revolver will expire in 3 years, subject to earlier termination under certain circumstances. The revolving credit facility bears interest at a rate of 1.5%, plus the prime interest rate. Interest payments on the revolver are due monthly but the principal is paid on maturity. Revolver loans will be advanced based upon 85% of eligible accounts receivable and up to a maximum of 85% of eligible inventory, subject to certain limitations. The Company is required to have a minimum unused availability under the line of between $200 and $1,000. The Company is obligated to use any refunds on commercial taxes including Universal Service Fees (“USF”) to repay the term loans. The Company is also obligated to make a mandatory prepayment of $2,600 from the sale of debt or equity by April 30, 2007 but only in the case that such a transaction occurs.

The senior term loans bear interest at a rate of 6%, plus the prime interest rate, provided that such rate is reduced by .5% for each reduction of principal by $1,000. The Term loans are to be paid off in 48 equal installments of $135 per month which will result in repayment of the principal amount currently outstanding of $6,348 plus $1,640 in interest.

The Company granted a security interest in all of its assets to Greystone as security for the financing facility. Such security included a pledge of all trademarks and the stock of all subsidiaries.

The Company paid a commitment fee of $369 and will pay an annual commitment fee of ½% of the facility, payable on each anniversary. A loan servicing fee of .3% is payable each month based on the amount outstanding under the revolving facility. There is also a $20 per month administrative fee. In the event of a termination of the facility, an early termination fee will be payable. Such fee equals 1% of the maximum revolving facility and the term loans if the termination occurs during the first year. As additional consideration for the facility, the Company issued to Greystone: (i) 500,000 shares of common stock valued at $505 and was recorded as a debt discount, and (ii) a warrant to purchase 500,000 shares of common stock at a price of $1.00 per share, exercisable for a period of five years was recorded as a derivative liability. The Company is obligated to register the shares of common stock and the common stock underlying the warrant.

Certain of the proceeds of the new financing were used to repay the existing credit facilities of the Company with Laurus and CapitalSource.

On February 14, 2007, the Company entered into Amendment #1 with Greystone. Through the amendment, Greystone increased the Company’s Revolver line of credit from $15,000 to $18,000 and provides for term loans of up to $7,608.

As of February 28, 2007, the Company currently has $6,348 in term loans and $11,054 in a revolving line of credit with Greystone.

At February 28, 2007, the following amounts were outstanding:

Greystone Revolver	$11,054

Greystone Term A & B	$6,348
Less: current portion	(1,621)
$4,727

The revolving credit facility provides for borrowings utilizing an asset based formula, using eligible receivables, inventory and fixed assets, less any reserves. The amount of available borrowings pursuant to the formula as follows:

Available	$25,608

Less: amount borrowed under minimum borrowing note	6,348
Less: amount borrowed under revolving credit facility	11,054
Less: required unused availability	400
17,802

Excess availability	$7,806

Note 7 - Cornell Capital Partners

On October 10, 2006, the Company consummated a Securities Purchase Agreement (the "Purchase Agreement") dated October 10, 2006 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 8% secured convertible debentures in the aggregate principal amount of $1,200 (the "Debentures") of which $850 was advanced immediately. The second installment of $150 was advanced in this quarter. The last installment of $200 will be advanced two business days prior to the date the Registration Statement (see below) is declared effective by the Commission. The Debentures mature on the second anniversary of the date of issuance (the "Maturity Date").

Holder (the "Holder") of the Debentures may convert at any time amounts outstanding under the Debentures into shares of Common Stock of the Company (the "Common Stock") at a conversion price per share equal to $1.00. The Company has recorded an embedded derivative liability and associated expense, as appropriate, for the warrants associated with the Debenture. The Company has the right to redeem a portion or all amounts outstanding under the Debentures prior to the Maturity Date at a 10% redemption premium provided that (i) the Volume Weighted Average Price “VWAP” of the Company’s Common Stock is less than the conversion price of $1.00; (ii) no event of default has occurred and (iii) the Registration Statement is effective. The company has calculated a derivative liability, discussed later, related to this conversion feature.

Beginning on February 6, 2007 and continuing on the first trading day of each calendar month for the twelve months thereafter, the Company shall make mandatory redemptions consisting of outstanding principal divided by twelve, accrued and unpaid interest and a redemption premium of 10% per month, until the Debentures are paid in full. The Company shall have the option to make the mandatory redemption payments in cash or by issuing to the Holder such number of shares of its common stock which shall be equal to the mandatory redemption amount divided by 90% of the lowest VWAP during the 15 trading days prior to the date of the redemption payment. The Company will be permitted to pay the mandatory redemption by issuing shares of its common stock provided (i) the closing bid price of the Company’s Common Stock is greater than the redemption conversion price as of the trading day immediately prior to the date the redemption payment is due; (ii) no event of default shall have occurred and (iii) the Registration Statement is effective.

Under the Purchase Agreement, the Company also issued to Cornell (A) five-year warrants to purchase 250,000 and 250,000 shares of Common Stock at $1.00 and $1.10, respectively (collectively, the "Warrants"); and (B) 15,000 shares of its common stock (the “Shares”). The Company has recorded a derivative liability for the 500,000 warrants associated with this transaction.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants and the 15,000 Shares. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than February 8, 2007 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than December 11, 2006, or if the Registration Statement is not declared effective by February 8, 2007, it is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

On January 5, 2007, Cornell and the Company executed Amendment No. 1 to the Registration Rights Agreement whereby among other provisions, changed the required filing date of the Registration Statement to January 31, 2007 and the date the Initial Registration Statement is to be declared effective by the Securities and Exchange Commission by March 31, 2007.

As of February 28, 2007, debentures with a $1,000 face value plus accrued interest is outstanding. Cornell has waived all penalties associated with the delay in effectiveness of the registration rights agreement. An SB-2 was filed with the SEC that would cover the registration of the securities covered by these agreements on March 8, 2007.

Note 8 - Seller Financed Notes and Preferred Stock

Seller-financed debt was provided in connection with the acquisition of Oblio on August 12, 2005, and the Company issued to the Seller, F&L, LLP (“F&L”) formerly known as Oblio Telecom, LLP, an 18-month promissory note in the principal amount of $2,500. The note matured on February 12, 2007 and carried an interest rate of 1% per annum. The note was recorded upon issuance at its fair value of $2,245, and the associated discount of $255 is being amortized over the 18 month term of the note. The effective interest rate on the note is approximately 7.50%.

Additional seller financing was provided upon the closing of the Oblio acquisition in the amount of $2,323 in a contractual short term obligation that was not interest-bearing. On December 14, 2005, a promissory note was executed acknowledging this amount due to the Seller. The Note bears interest of 4%, and had a maturity date of February 28, 2006 which was extended to March 31, 2009.

On December 29, 2006, F&L agreed to amend the terms of the Series A Preferred Stock originally issued to them as part of the Oblio acquisition. The provisions related to potential additional value of the preferred shares as a result of attainment of certain financial goals were eliminated and the stated value of the preferred stock was reduced from $9,000 to $4,500. The preferred stock agreement was modified as follows:

•
The old Series A Preferred Stock consisted of four tranches.  The first tranche included a fixed 3,000 shares with a stated value of $1 per share.  The three remaining tranches included 2,000 shares with a stated value of $1 per share, subject to reduction in the event Oblio failed to meet certain EBITDA targets. Based on these EBITDA targets, the initial value of the Series A Preferred Stock could be reduced by a maximum of $6,000, but in no case could the final value ever be more than $9,000.

•	The amended Series A Preferred Stock includes the first tranche only and is a fixed 3,000 shares with a stated value of $1.5 per share.

On the same date, pursuant to the amendment, F&L agreed to extend the maturity date of the notes to March 31, 2009, and increase the interest rate to 5% per annum. Oblio will make monthly payments of $179, commencing January 31, 2007. In connection with the amendment, the Company agreed to issue 250,000 shares of common stock valued at $253 to F&L LLP. In addition, the Company agreed to guaranty the payment to be made by Oblio. See additional discussion in Note 12.

Note 9 - Trilogy Capital Partners

On September 20, 2006, the Company entered into a letter of engagement with Trilogy Capital Partners, Inc. (“Trilogy”). The term of the engagement is for twelve months beginning on September 20, 2006 and terminable thereafter by either party upon 30 days’ prior written notice. Trilogy will provide marketing, financial public relations and investor relations services to the Company. The Company will pay Trilogy $12.5 per month and the Company issued warrants to purchase an aggregate of 2,450,000 shares of common stock of the Company, 1,225,000 of which are exercisable at a price of $1.00 per share and 1,225,000 of which are exercisable at a price of $1.50 per share. The warrants issued to Trilogy are exercisable upon issuance, expire on September 17, 2009, and are required to be registered with the Securities and Exchange Commission as part of the agreement. The Company recorded the value of the freestanding derivative liability related to the warrants of $1,822 as of February 28, 2007.

Note 10 - Long Term Debt

Long term debt consists of:

Issue	Expiration		Outstanding at
Date	Date	Instrument	2/28/2007
08/12/2005	03/31/2009	$4,823 Seller Financed Debt	$4,496
10/10/2006	10/10/2008	$1,200 Convertible Term Note	1,000
12/29/2006	12/29/2009	$18,000 Secured Revolving Note	11,054
12/29/2006	02/01/2011	$2,000 Term Note A	857
12/29/2006	02/01/2011	$5,608 Term Note B	5,491
Total debt			22,898
Less discount from warrants and derivatives			(1,840)
Total carrying value of debt			21,058
Less current portion			(3,768)
Total long term debt			$17,290

Long term debt repayments are due as follows:

Fiscal Year	F&L Note	Cornell Note	Greystone Revolver	Greystone Term Debt	Total Long Term Debt
2007	$2,147	$-	$-	$1,621	$3,768
2008	2,349	-	-	1,587	3,936
2009	-	1,000	-	1,587	2,587
2010	-	-	11,054	1,553	12,607
	$4,496	$1,000	$11,054	$6,348	$22,898

Note 11 - Derivative Financial Instrument Liability

Pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company’s Own Stock, the Company has identified certain embedded and freestanding derivative instruments. Generally, where the ability to physical or net-share settle an embedded conversion option or free standing financial instrument is not deemed to be within the control of the Company, the embedded conversion option is required to be bifurcated and both the freestanding instruments and bifurcated conversion feature are accounted for as derivative liabilities.

At each reporting date, the Company estimates the fair values of all derivatives and changes in the fair value are charged to operations. For embedded and free standing derivatives valued using the Black-Scholes option pricing model the following assumptions were used: (1) contractual term of 3 to 7 years; (2) volatility of 85%, (3) risk free interest rate of 4.17% and (4) dividend rate of 0%.

The fair value of the individual short and long-term embedded and free standing derivatives at February 28, 2007 is as follows:

Issue Date	Expiration Date	Instrument	Exercise Price per Share	Fair Value at February 28, 2007
10/12/2006	10/12/2011	Long-Term fair value of conversion feature of Convertible Debenture		$789
	Long-Term Embedded Derivatives			789

03/24/2006	03/24/2013	6,750,000 Warrants	$0.23	8,197
09/20/2006	09/17/2009	1,225,000 Warrants	$1.00	991
09/20/2006	09/17/2009	1,225,000 Warrants	$1.50	831
10/12/2006	10/12/2011	250,000 Warrants	$1.00	243
10/12/2006	10/12/2011	250,000 Warrants	$1.10	239
10/12/2006	10/12/2011	500,000 Warrants	$1.00	496
	Total Long-Term Freestanding Derivatives			10,997

08/12/2005	08/12/2008	Long-Term fair value of conversion feature of Series A Preferred Stock	$1.50	1,324
	Total Embedded and Free Standing Derivative Liabilities			$13,110

Note 12 - Gain or Loss on Extinguishment of Debts

On December 29, 2006, the Company entered into a credit facility with Greystone as discussed in Note 6. The new credit facility with Greystone initially included a revolving line of credit in the maximum amount of $15,000 and also includes term loans of up to $7,950 of which $6,484 was borrowed on the closing date. On February 14, 2007, the revolving line of credit increased to $18,000 and also provides for term loans of up to $7,608 in connection with Amendment #1.

Certain of the proceeds of the new financing were used to repay the existing credit facilities of the Company with Laurus and CapitalSource. The Company also exercised an option previously granted by Laurus pursuant to which the Company canceled 1,250,000 shares of its outstanding common stock from Laurus in exchange for $1 upon repayment of all sums owed to Laurus. As discussed in Note 5, the repayment of the Laurus debt resulted in a $1,263 gain for the quarter from the exercise of the option to purchase 1,250,000 shares and the cancellation of the shares and a $1,480 gain for the quarter from the removal of the derivative liabilities on these instruments. The repayment of the CapitalSource debt did not result in a gain or loss.

As discussed in Note 8, an amendment to the loan agreements on December 29, 2006 between the Company and F&L resulted, in part, in the stated value of the preferred stock being reduced from $9,000 to $4,500. F&L agreed to extend the maturity date of the Notes to March 31, 2009, and increase the interest rate to 5% per annum. The Company also issued 250,000 shares as a part of this transaction. In accordance with EITF Issue No. 96-19, “ Debtor's Accounting for a Modification or Exchange of Debt Instruments”, the Company concluded that the terms of the restructured debt were substantially different (greater than 10%) than the original debt terms and has treated the transaction as a debt extinguishment. The debt extinguishment was calculated by comparing the carrying value of the original debt instrument to the carrying value of the modified debt instrument. A resulting gain of $5,047, which includes a reduction in the stated value of $4,500, a reduction in the accrued dividends of $176, and a reduction in the related derivative liability of $371, was recorded at February 28, 2007.

Note 13 - Stock Options and Stock Based Compensation

As permitted under SFAS 123, “ Accounting for Stock-Based Compensation”, as amended, until August 31, 2006, the Company accounted for its stock based compensation in accordance with Accounting Principles Board Opinion No. 25, “ Accounting for Stock Issued to Employees,” (“APB No. 25”). Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company’s shares over the employee’s exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation was recognized and amortized to expense over the vesting period of the individual options. Accordingly, if the exercise price of the Company’s employee options equaled or exceeded the market price of the underlying shares on the date of grant no compensation expense was recognized.

Impact of the Adoption of SFAS 123(R)

Effective September 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R) (revised 2004), “ Share Based Payment” using the modified-prospective transition method. Under this transition method, stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the three and six months ended February 28, 2007 includes compensation expense for stock-based payment awards granted prior to, but not yet vested, as of August 31, 2006 based on the grant date fair value estimated in accordance with the pro forma provision of SFAS 148 and compensation expense for the stock-based payment awards granted subsequent to August 31, 2006, based on the grant date fair value estimated in accordance with SFAS 123(R).

The Company’s consolidated interim financial statements for the three and six months ended February 28, 2007 reflect the impact of adopting SFAS 123(R). The impact on the Company’s results of operations of recording stock-based compensation for the three and six month periods ended February 28, 2007 was approximately $35 and $84, respectively, and was recorded in general and administrative expenses. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

As stock-based compensation expense recognized in the consolidated statement of operations for the three and six months ended February 28, 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ form those estimates. In the pro forma information required under SFAS 148 for the periods prior to September 1, 2006, forfeitures were accounted for as they occurred.

SFAS 123R requires cash flows resulting from excess tax benefits to be classified as a part of cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions for exercised options in excess of the deferred tax asset attributable to stock compensation costs for such options. There were no stock options exercised in the six months ended February 28, 2007 and February 28, 2006.

In accordance with the modified prospective method, the consolidated interim financial statements for prior periods were not restated but the impact of adopting SFAS 123(R) on those periods is discussed below. The table below shows net loss per share attributable to common stockholders for the three and six months ended February 28, 2006 as if the Company had elected the fair value method of accounting for stock options effective September 1, 2005.

	Three Months Ended	Six Months Ended
	2/28/2006	2/28/2006
Net loss attributable to common shareholders, as reported	$(2,964)	$(9,368)

Add: stock-based employee compensation in reported net loss, net of related tax effects	-	-
Deduct: stock-based employee compensation determined under fair value method for all awards, net of related tax effects.	(2)	(2)

Proforma net loss attributable to common shareholders, as adjusted	$(2,966)	$(9,370)

Loss per share attributable to common shareholders:
Basic and diluted, as reported	$(0.07)	$(0.24)
Basic and diluted, as adjusted	$(0.07)	$(0.24)

Employee Stock Options

On October 9, 2006, the Company granted Scott Hensell, its Chief Financial Officer an option to purchase 100,000 shares of common stock at a per share exercise price of $.83. The option vests in accordance with the following schedule: 1/2 of the total shares vest immediately on October 9, 2006 and ½ of the total shares vest on October 9, 2007.

On November 13, 2006, the Company granted Mike Kadlec, its Executive Vice President an option to purchase 100,000 shares of common stock at a per share exercise price of $1.00. The option vests in accordance with the following schedule: 1/2 of the total shares vest immediately on November 13, 2006 and ½ of the total shares vest on November 13, 2007.

Valuation Assumptions

The Company calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The following assumptions were used for the six months ended February 28, 2007:

Six Months Ended
2/28/2007

Risk-free interest rate	4.68%
Expected lives (in years)	1.5 - 2.0
Dividend yield	0%
Expected volatility	142.24% - 144.43%

Stock option activity is summarized as follows:

Three Months Ended
2/28/2007

Outstanding, December 1	1,245,000
Granted	-
Exercised	-
Forfeited	-
Outstanding, February 28	1,245,000

Non-vested, December 1	150,000
Grants	-
Vested	(50,000)
Forfeitures	-
Non-vested, February 28	100,000

Average exercise price per share:
Outstanding, December 1	$0.72
Granted	$0.92
Forfeited	$-
Outstanding, February 28	$0.72
Exercisable	$0.70
Non-Vested, December 1	$0.92
Non-Vested, February 28	$0.92

Weighted-average remaining term of outstanding options and warrants	1.6 years
Weighted-average remaining term of exercisable options and warrants	1.5 years

Six Months Ended
2/28/2007

Outstanding, September 1	1,045,000
Granted	200,000
Exercised	-
Forfeited	-
Outstanding, February 28	1,245,000

Non-vested, September 1	50,000
Grants	200,000
Vested	(150,000)
Forfeitures	-
Non-vested, February 28	100,000

Average exercise price per share:
Outstanding, September 1	$0.68
Granted	$0.92
Forfeited	$-
Outstanding, February 28	$0.72
Exercisable	$0.70
Non-Vested, September 1	$0.33
Non-Vested, February 28	$0.92

Weighted-average remaining term of outstanding options and warrants	1.6 years
Weighted-average remaining term of exercisable options and warrants	1.5 years

Note 14 - Federal Excise Tax Refund

In May 2006, the United States Treasury Department formally conceded the legal dispute over federal excise taxes on long distance telephone service. Accordingly, the Internal Revenue Service will process principal and interest refunds for all Federal Excise Taxes (FET) paid for long distance services during the last three years. As a result of the change, the Company has established a recoverable for FET amounts that have historically been included in the cost of sales as reported in historical financial statements.

At February 28, 2007, the Company has recorded an FET Recoverable of $3,989. The Company expects to collect this amount as a refund on the August 31, 2007 corporate income tax return.

Note 15 - Universal Service Fund Refund

In 1997, the FCC issued an order, referred to as the Universal Service Order that requires all telecommunications carriers providing interstate telecommunications services to periodically contribute to universal service support programs administered by the FCC, the Universal Service Funds (“USF”). These periodic contributions are currently assessed based on a percentage of each contributor’s interstate and international end user telecommunications revenues reported to the FCC. We, and most of our competitors, pass through these USF contributions in the price of our interstate services, either as a separate surcharge or as part of the base rate. In turn, we remit amounts owed to the USF on a quarterly basis. We directly remit contributions to the USF administrator for our prepaid wireless services and indirectly pay contributions applicable to our wire line services through our underlying suppliers.

Pursuant to FCC Regulation 54.706(c), from November 1, 1999 to April 1, 2003, a provider of interstate and international retail communications services is not required to contribute to the USF based on its international telecommunications end-user revenues if its interstate telecommunications end-user revenues constitute less than eight (8%) percent of its combined interstate and international end-user revenues. Effective April 1, 2003, the FCC raised the Limited International Revenue Exemption (LIRE) threshold to twelve (12%) percent. As our prepaid international calling card division’s end-user revenues are ninety-eight point eight (98.8%) percent and thus greater than eighty-eight (88%) percent international end-user revenues, we are exempt from USF contributions for the vast majority of revenue generated by our calling card division. Any changes to this exemption by the FCC would impact the future profitability of our communications division.

In addition to the FCC universal service support mechanisms, state regulatory agencies also operate parallel universal service support systems. As a result, we are subject to state, as well as federal, universal service support contribution requirements, which vary from state to state.

At February 28, 2007, the Company has recorded a USF Recoverable of $4,024 (see additional discussion in Note 20). This amount relates to amounts owed to the Company from providers other than AT&T Corp. (“AT&T”). For additional discussion on the status of USF as it relates to AT&T, see additional discussion in Note 16.

Note 16 - Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. While management does not believe these matters will have a material effect on the Company’s financial statements, litigation is subject to inherent uncertainties, and an adverse result could arise from time to time that may harm Titan’s business, financial condition and results of operations. The Company and its subsidiaries are involved in the following:

On December 5, 2006, Oblio filed a Demand for Arbitration with the American Arbitration Association against AT&T Corp. (“AT&T”). Oblio is seeking a refund of amounts paid to AT&T for the period from 1999 to October 2006 for USF charges paid to AT&T pursuant the Purchase Order Agreement, which sets forth the parties’ business relationship. Oblio estimates that it and its predecessor have paid AT&T at least $61,913 in USF charges from 2001 to October 2006, but has not determined the USF charges it paid in 1999 and 2000. The fees paid to AT&T by Oblio for AT&T’s Enhanced Prepaid Card Service (“Prepaid Card Service”) included USF and other FCC charges, AT&T retained this revenue instead of making the required contributions to the USF and other FCC programs based on AT&T’s belief its Prepaid Card Service was exempt under the law.

In February 2005, the FCC issued an order which made it clear that AT&T is required to pay USF charges on its Prepaid Card Service, a large percentage of which was resold to the public through Oblio. The order required AT&T and all companies providing calling card services similar to those described in the order to file new or revised Form 499s to properly report revenues consistent with the Order’s findings.

In compliance with the FCC order, Oblio has registered with the FCC as an Interstate Telecommunications Service Provider. Oblio is now considered to be a direct contributor. As a direct contributor, over 98% of Oblio’s revenue is exempt from USF contributions and other Universal Service Administrative Company’s mandated fees to AT&T or other wholesale telecommunications service providers due to a specific FCC rule exemption applicable to international services.

AT&T maintains that Oblio it did not charge USF fees, and if it did, Oblio is not owed any refund of USF payments made by Oblio to AT&T from 1999 to October 2006.

No amounts have been recorded in the accompanying financial statements associated with this litigation.

Note 17 - Segment Information

The Company considers itself in two distinct operating segments.

The Company through its subsidiaries, PCB West and PCB East, is a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. The Company considers this its PCB business segment.

The Company through its subsidiary, Oblio, is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. The Company acquired Oblio in a transaction that was completed on August 12, 2005.

	Three Months Ended				Three Months Ended
	2/28/2007				2/28/2006
	PCB	Oblio	Corp.	Total	PCB	Oblio	Corp.	Total
Sales:	5,140	30,938	-	36,078	4,699	21,304	-	26,003
Interest expense:	(182)	1,602	4	1,424	1,155	607	-	1,762
Net Income (Loss):	127	2,582	(1,217)	1,492	(1,688)	(1,276)	-	(2,964)
Assets:	6,168	49,544	295	56,007	7,132	38,076	-	45,208
Equipment and improvements (Gross):	4,595	411	-	5,006	2,058	179	-	2,237
Additions:	56	36	-	92	38	164	-	202
Disposals:	-	-	-	-	-	-	-	-
Depreciation expense:	167	32	-	199	164	1	-	165
Goodwill and intangible assets (Gross):	65	31,142	-	31,207	-	28,319	-	28,319
Amortization expense:	-	1,335	-	1,335	-	1,322	-	1,322

	Six Months Ended				Six Months Ended
	2/28/2007				2/28/2006
	PCB	Oblio	Corp.	Total	PCB	Oblio	Corp.	Total
Sales:	10,551	55,512	-	66,063	9,112	44,571	-	53,683
Interest expense:	(31)	2,257	4	2,230	2,303	1,022	-	3,325
Net Loss:	(5,047)	1,544	(1,845)	(5,348)	(7,845)	(1,455)	-	(9,300)
Assets:	6,168	49,544	295	56,007	7,132	38,076	-	45,208
Equipment and improvements (Gross):	4,595	411	-	5,006	2,058	179	-	2,237
Additions:	94	68	-	162	38	164	-	202
Disposals:	4	-	-	4	-	-	-	-
Depreciation expense:	313	52	-	365	309	2	-	311
Goodwill and intangible assets (Gross):	65	31,142	-	31,207	-	28,319	-	28,319
Amortization expense:	-	2,669	-	2,669	-	2,497	-	2,497

All the Company's facilities are located in the United States and the majority of the Company's sales are made within the United States.

Note 18 - Recently Adopted Accounting Pronouncements

 In July 2006, the FASB issued Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “ Accounting for Income Taxes”, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on subsequent derecognizing of tax positions, financial statement classification, recognition of interest and penalties, accounting in interim periods, and disclosure and transition requirements. FIN 48 is effective for the Company’s fiscal year beginning September 1, 2007, with early adoption permitted. The Company is in the process of evaluating FIN 48.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary, SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The Company does not believe SAB 108 will have a material impact on our financial position or results from operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “ Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s fiscal year beginning September 1, 2007 and all financial statements issued in thereafter; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on our financial position or results of operations.

Note 19 - PCB Spin-off

The Company’s Board of Directors has authorized a definitive strategic plan to spin-off its PCB Division manufacturing business to its shareholders, creating a new, more strategic independent public entity. The spin-off will allow the Company to accelerate strategic transaction flow at all divisions which will significantly build overall shareholder value. The spin-off will be accomplished through the pro rata dividend of 100% of Titan PCB to all shareholders of record on the record date set by the Company. The Company will make the appropriate filings with the SEC and expects the spin-off to be completed during the Company’s 2007 fiscal year.

Note 20 - Subsequent Events

On March 18, 2007, Oblio entered into a settlement and release agreement with Sprint Communications Company, L.P. (“Sprint”). Pursuant to the Settlement Agreement, Sprint has agreed to provide an invoice credit of $1,909 in full for amounts related to contributions made by Sprint on behalf of the Company to the USF Administrator from January 1, 2006 through December 31, 2006. Sprint has also agreed to issue an invoice credit for USF charges paid by Oblio in the first, second, and third quarters of 2007 for the sale of Sprint communications services that Oblio purchases pursuant to the Sprint Prepaid Pin Distribution Agreement entered into between Sprint and Oblio, where such USF charges were included in the billings in 2006. The reimbursement is calculated as the difference between the amount Sprint owed for the USF including Oblio’s revenues and the amount Sprint owed for the USF without Oblio’s revenues.

Oblio received the $1,909 credit effective March 18, 2007. Oblio expects to receive the remaining balance of $2,115 recorded in USF Recoverable at February 28, 2007 in invoice credits during the third and fourth quarters of fiscal year 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, we may, in our discretion provide such indemnification upon a determination by either our Board of Directors, independent legal counsel on a written opinion, or by our stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to our best interests and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$199.49
Accounting fees and expenses	$15,000	*
Legal fees and expenses	$60,000	*
Miscellaneous	$4,800.51	*
TOTAL	$80,000

* Estimated.

 ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 2, 2004, we granted 50,000 options at $0.58 per share to David Marks, the Company’s Chairman of the Board. These options vest 50% on the one year anniversary of date of grant and an additional 50% on the second anniversary of the date of grant. These options expire on January 2, 2014.

On March 10, 2004, we issued 150,000 shares of common stock to Frederick Kudish for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On March 26, 2004, we issued 300,000 shares of common stock to Frank Crivello, 100,000 shares to David Marks and 50, 000 shares to Paul Schwabe for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On April 1, 2004, we issued 213,925 shares of common stock to Redwood Consulting in connection with a year long public relations consulting contract. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On May 3, 2004, we granted 20,000 options at $0.75 per share to Curtis Okamura the President and Chief Executive Office of our subsidiaries, Titan PCB West and Titan PCB East. These options vest 50% on the one year anniversary of date of grant and an additional 50% on the second anniversary of the date of grant. These options expire on May 3, 2014.

On May 31, 2004, we issued 2,992,892 shares of common stock to Irrevocable Children's Trust, 1,190,779 shares of common stock to Ohio Investors of Wisconsin, and 347,579 shares of common stock to Phoenix Investors in exchange for the full repayment of outstanding indebtedness of $957,726, $381,369 and $111,225 to each respectively. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

In July 2004, we issued 135,000 shares of common stock to two consultants in connection with consulting agreements. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On November 30, 2004, the Company entered into a 10% $1,000,000 convertible note agreement with Mr. Frank Crivello (the “Crivello Note”); whereby, Mr. Crivello (see Note 18. “Related Parties”) agreed to loan the Company up to a total of $1,000,000. The note had an initial maturity date of January 31, 2005 but was subsequently extended to December 31, 2005. The note was convertible into shares of Common Stock at $0.12 per share. A previously outstanding loan from Mr. Crivello in the amount of $50,000 was rolled into the Crevillo Note and on November 30, 2004, the Company received the first cash advance on the note of $300,000. Additional cash amounts totaling $283,000 were loaned under the note, plus $67,000 of expenses incurred by Mr. Crevillo on behalf of the Company, bringing the total outstanding under the note to $700,000 in July, 2005. On July 28, 2005, Mr. Crivello assigned the note with its $700,000 balance to Farwell, and Farwell converted the $700,000 into 5,833,333 shares of Common Stock at the conversion price of $0.12 per share. Subsequent to the conversion, additional amounts were advanced to the Company from Farwell under the note, and on December 30, 2005, when the note balance was $592,000, the Company and Farwell entered into an agreement to issue shares of Common Stock in cancellation of the note. Pursuant to the agreement, the Company issued to Farwell 9,253,414 shares of Common Stock at a conversion price of $0.0639 per share.

On July 27, 2005, we issued 5,833,333 shares of our Common Stock to Farwell Equity Partners, LLC in consideration of the exercise of its option to convert $700,000 of its indebtedness assigned to Farwell by Mr. Frank Crivello.

On August 12, 2005, we issued 2,500,000 shares of our Common Stock to Laurus Master Fund, Ltd. in connection with its agreement to amend the Registration Rights Agreement dated as of November 20, 2003 and the fixed conversion under that under that certain minimum borrowing note dated November 20, 2003, that certain convertible term note dated November 20, 2003, and that certain convertible term note dated March 30, 2004.

On August 12, 2005, we issued 1,250,000 shares of our Common Stock to CS Equity LLC, an affiliate of Capital Source as an additional fee in connection with the execution of the Credit and Security Agreement providing for a credit facility of $26,400,000 for the purposes of financing the transactions pursuant to the Purchase Agreement.

On August 12, 2005, we issued 500,000 shares of our Common Stock to Kurt Jensen, the President and Chief Executive Officer of our subsidiary, Oblio Telecom Inc.

On August 12, 2005, we issued 187,500 shares of our Common Stock to Sammy Jibrin in connection with the Purchase Agreement.

On August 12, 2005, we issued 187,500 shares of our Common Stock to Radu Achiriloaie in connection with the Purchase Agreement.

On August 12, 2005, we issued 125,000 shares of our Common Stock to Capital Solutions Group, L.L.C. for providing financial advice to Oblio in connection with the Purchase Agreement.

On December 30, 2005, we issued 9,253,414 shares to Farwell Equity partners, LLC upon conversion of an aggregate of an aggregate of $591,663.31 including accrued interest, at a value of $0.0639 per share.

On February 17, 2006, we issued warrants to purchase 100,000 shares of our Common Stock to Bryan M. Chance, our President and Chief Executive Officer with an exercise price of $0.33 per share, 50% of the warrants are exercisable on February 17, 2006 and 50% of the warrants are exercisable on February 17, 2007.

On March 24, 2006, the Company entered into a 10% convertible note agreement for $450,000 with Farwell with a maturity date of December 31, 2006. The note was convertible into shares of Common Stock at $0.10 per share. In connection with the loan, the Company also issued a warrant to Farwell for the purchase of up to 6,750,000 shares of Common Stock at a conversion price of $0.10 per share. On May 30, 2006, the note was converted into 4,500,000 shares of Common Stock and the note was cancelled.

On June 1, 2006, we issued to Joel Aberman an aggregate of 500,000 warrants to purchase common stock, of which 250,000 are exercisable at $0.38 and 250,000 are exercisable at $0.25 per share. The warrants were issued in consideration for investor relations services.

On August 3, 2006 issued 28,000 shares of our common stock to West Fund in order to settle a registration rights penalty on previously completed financing.

On August 18, 2006, we issued to our President and Chief Executive Officer, Bryan M. Chance, 500,000 shares of common stock.

On October 10, 2006, we consummated a Securities Purchase Agreement dated October 10, 2006 with Cornell Capital Partners L.P. providing for the sale to Cornell of our 8% secured convertible debentures in the aggregate principal amount of $1,200,000. In connection with the Purchase Agreement, we also issued to Cornell (A) five-year warrants to purchase 250,000 and 250,000 shares of Common Stock at $1.00 and $1.10, respectively; and (B) 15,000 shares of its common stock.

On October 9, 2006, we issued warrants to purchase 100,000 shares of our Common Stock to R. Scott Hensell our Chief Financial Officer with an exercise price of $0.83 per share, 50% of the warrants are exercisable on October 9, 2006 and 50% of the warrants are exercisable on October 9, 2007.

On November 13, 2006, we issued warrants to purchase 100,000 shares of our Common Stock to Mike Kadlec, the Executive Vice President of our Titan PCB West and Titan PCB East subsidiaries. The warrants have an exercise price of $1.00. 50% of the warrants are exercisable on November 13, 2006 and 50% of the warrants are exercisable on November 13, 2007.

On December 29, 2006 we entered into a credit facility with Greystone Business Credit II LLC. As consideration for entering into the credit facility, we issued to Greystone 500,000 shares of common stock and warrants to purchase 500,000 shares of our common stock at a price of $1.00 per share for a term of 5 five years.

On December 29, 2006, we issued 250,000 shares of our Common Stock to F&L, LLP in connection with an agreement to reduce the number of Oblio Telecom Inc.’s outstanding Series A Preferred from 9,000 shares with a stated value of $9,000,000 to 1,500 shares with a stated value of $9,000,000.

On February 22, 2007, we agreed to issue to Sichenzia Ross Friedman Ference, 75,000 shares of common stock as compensation for legal services rendered.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Titan Global Holdings, Inc. or executive officers of Titan Global Holdings, Inc. and transfer was restricted by Titan Global Holdings, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit Number	Description
3.10	Certificate of Incorporation of Titan Global Holdings, Inc. (Formerly Ventures-National Incorporated), as amended. (1)

3.20	By-Laws of Titan Global Holdings, Inc. (Formerly Ventures-National Incorporated), as amended. (1)

3.30	Articles of Amendment to Articles of Incorporation, dated as November 4, 2005. (15)

4.20	Certificate of Designation for the Series A Cumulative Convertible Preferred Stock of Oblio Telecom, Inc. defining the rights of the holders of the Preferred Stock of Oblio Telecom, Inc. (2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (Filed Herewith)

10.1	2002 Stock Option Plan. (3)

10.2	2002 Stock Option Plan for Non-Employee Directors, as amended. (3)

10.3	Lease dated 6 th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc. (4)

10.4	Secured Party's Bill of Sale dated February 27, 2003. (5)

10.5	Stock Purchase Agreement, dated as of March 5, 2003, among Howard Doane, Titan PCB East, Inc. and Titan Global Holdings, Inc. (Formerly Ventures-National Incorporated) (4)

10.6	Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc. (4)

10.7	Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino. (4)

10.8	Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust. (6)

10.9	Convertible Term Note dated November 20, 2003 issued to Laurus Master Fund Master Fund, Ltd. (7)

10.10	Common Stock Purchase Warrant of Titan Global Holdings, Inc. dated November 20, 2003 issued to Laurus Master Fund, Ltd. (7)

10.11	Registration Rights Agreement dated November 20, 2003 by and between Titan Global Holdings, Inc. (Formerly Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.12	Securities Purchase Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.13	Security Letter Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund. (7)

10.14	Subsidiary Security Agreement dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (7)

10.15	Subsidiary Guaranty dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (7)

10.16	Stock Pledge Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund Ltd. (7)

10.17	Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.18	Common Stock Purchase Warrant dated November 20, 2003 issued by Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.19	Secured Convertible Minimum Borrowing Note dated November 20, 2003 issued by Ventures-National Incorporated to Laurus Master Fund, Ltd. (7)

10.20	Secured Revolving Note dated November 20, 2003 issued by Ventures-National Incorporated in favor of Laurus Master Fund, Ltd. (7)

10.21	Security Agreement dated as of November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.22	Amendment No. 1 to Convertible Term Note of Ventures-National Incorporated dba Titan General Holdings, Inc., dated January 8, 2004, between us and Laurus Master Fund, Ltd. (8)

10.23	Waiver letter, dated January 8, 2004, from Laurus Master Fund, Ltd. to us. (8)

10.24	Amendment No. 1 to Robert Ciri Separation Agreement (9)

10.25	Amendment No. 1 to Andrew Glashow Separation Agreement (9)

10.26	Form of 10% Convertible Notes, issued during quarter ended May 31, 2004 (9)

10.27	Lease between HD Realty Trust and Titan PCB East, Inc. dated March 1, 2004 (9)

10.28	Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated March 30, 2004 (9)

10.29	Convertible Note with Laurus Master Fund, dated March 30, 2004 (9)

10.30	Securities Purchase Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (9)

10.31	Parent Security Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (9)

10.32	Subsidiary Security Agreement, dated as of March 30,2 2004, by and between Titan PCB East, Inc., Titan PCB West, Inc., and Laurus Master Fund, Ltd. (9)

10.33	Registration Rights Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (9)

10.34	Subsidiary Guaranty Agreement, dated as of March 30, 2004, by and between Titan PCB East, Inc., Titan PCB West, Inc. and Laurus Master Fund, Ltd (9)

10.35	Escrow Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. And Dechert LLP (9)

10.36	Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated June 29, 2004 (9)

10.37	Amended and Restated Convertible Note with Laurus Master Fund, dated June 29, 2004 (9)

10.38	Amendment No. 1 to Registration Rights Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (9)

10.39	Escrow Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated, Laurus Master Fund, Ltd., and Loeb & Loeb (9)

10.4	Secured Party's Bill of Sale dated February 27, 2003. (5)

10.40	Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, LLC, Oblio Telecom, Inc., Sammy Jibrin and Radu Achiriloaie (10)

10.41	Stock Purchase Agreement dated August 12, 2005 between the Company and Farwell Equity Partners, LLC (2)

10.42	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Radu Achiriloaie (2)

10.43	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Sammy Jibrin (2)

10.44	Agreement, dated August 12, 2005, between the Company and Laurus Master Fund, Ltd. (2)

10.45	Credit and Security Agreement dated as of August 12, 2005 between Oblio, Telecom, Inc., Pinless, Inc. and CapitalSource Finance LLC (2)

10.46	Recission of Stock Purchase Agreement between Titan Global Holdings, Inc. and Farwell Equity Partners, LLC (11)

10.47	Loan Conversion Agreement between Titan Global Holdings, Inc. and Farwell Equity Partners, LLC (11)

10.48	Waiver and Amendment No. 1 to Credit and Security Agreement between Oblio Telecom, Inc., Pinless, Inc. and CapitalSource Finance LLC, dated as of December 16, 2005 (12)

10.49	Private Label PCS Services Agreement between Sprint Spectrum L.P. and Oblio Telecom L.L.P. dated as of April 25, 2005 (This exhibit is subject of a request for confidential treatment) (13)

10.50	Waiver and Amendment No. 2 to Credit and Security Agreement between Oblio Telecom, Inc., Pinless, Inc. and CapitalSource Finance LLC (14)

10.51	Amendment No. 1 to Seller Subordination and Intercreditor Agreement by and among CapitalSource, F&L, L.L.P. and Oblio Telecom (14)

10.52	10% Convertible Promissory Note, dated March 24, 2006 between Titan Global Holdings and Farwell Equity Partners, LLC (15)

10.53	Common Stock Purchase Warrant dated as of March 24, 2006 issued to Farwell Equity Partners, LLC (15)

10.54	Waiver and Amendment No. 3 to the Credit and Security Agreement between Oblio Telecom, Inc. and CapitalSource Finance, L.L.C dated as of May 19, 2006 (22.)

10.55	Amendment No. 4 to the Credit and Security Agreement between Oblio Telecom, Inc., Pinless, Inc., Farwell Equity Partners, LLC and CapitalSource Finance LLC dated August 7, 2006 (16)

10.56	Option/Purchase Agreement by and between Laurus Master Fund, Ltd and Titan Global Holdings, Inc. dated September 12, 2006 (17)

10.57	Letter Agreement by and between Laurus Master Fund, Ltd and Titan Global Holdings, Inc. dated September 12, 2006 (17)

10.58	Warrants to purchase Common Stock issued to Trilogy Capital Partners, Inc. dated September 20, 2006 (18)

10.59	Letter of engagement between Trilogy Capital Partners, Inc. and Titan Global Holdings, Inc. dated September 20, 2006 (18)

10.60	Warrant to purchase common stock at $1.00 to Cornell Capital Partners, LP dated October 10, 2006 (19)

10.61	Warrant to purchase common stock at $1.10 to Cornell Capital Partners, LP dated October 10, 2006 (19)

10.62	Securities Purchase Agreement dated October 10, 2006 between Titan Global Holdings, Inc. and Cornell Capital Partners, LP (19)

10.63	Form of Convertible Debenture between Titan Global Holdings, Inc. and Cornell Capital Partners, LP (19)

10.64	Investor Registration Rights Agreement dated October 10, 2006 between Titan Global Holdings, Inc. and Cornell Capital Partners, LP (19)

10.65	Irrevocable Transfer Agent Instructions dated October 10, 2006 from Titan Global Holdings, Inc. to Continental Stock Transfer and Trust Co. (19)

10.66	Amendment No. 5 to the Credit and Security Agreement between Oblio Telecom, Inc., Pinless, Inc., Farwell Equity Partners, LLC and CapitalSource Finance LLC dated November 14, 2006 (20)

10.67	Common stock purchase warrant issued to Bryan M. Chance, dated as of February 17, 2006 (22)

10.68	Employment Agreement dated August 18, 2006, between Oblio Telecom, Inc. and Bryan Chance (22)

10.69
Loan and Security Agreement between Greystone Business Credit II LLC, Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., StartTalk, Inc. and Pinless, Inc., dated as of December 29, 2006. (23)

10.70	Pledge Agreement by Titan General Holdings, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006 (23)

10.71	Pledge Agreement by Oblio Telecom, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006. (23)

10.72	Trademark Security Agreement by Oblio Telecom, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006.(23)

10.73	Amendment Agreement between Titan Global Holdings, Inc., Oblio Telecom, Inc. and F&L LLP, dated as of December 29, 2006 (23)

10.74	Guaranty by Titan Global Holdings, Inc. in favor of F&L LLP, dated as of December 29, 2006.

10.75	Amendment Number 1 to Investor Registration Rights Agreement dated as of January 5, 2007 between Titan Global Holdings and Cornell Capital Partners LP (filed herewith)

10.76	Asset Purchase Agreement among Titan Wireless RM, Inc., Ready Mobile LLC, DC Cellular Ventures LLC, Asper Aliason Partnership, Eliason Management Company, Inc. and Jay Eliason dated as of April 8, 2007 (25)

16.1	Letter from former independent auditors, Wolf and Company, dated February 15, 2006 (21)

21.1	Subsidiaries of the Company (22).

23.1	Consent of KBA Group LLP (filed herewith).

23.2	Consent of Wolf & Company, P.C. (filed herewith).

23.3	Consent of Sichenzia Ross Friedman Ference (See Exhibit 5.1)

(1) Previously filed and incorporated herein by reference to the Company's Annual Report on Form 10-KSB, dated September 29, 2000. (Filing number: 002-98075-D)

(2) Previously filed and incorporated herein by reference to the Company's Current Report on Form 8-K dated August 12, 2005 filed August 18, 2005 (Filing number 000-32847)

(3) Previously filed and incorporated herein by reference to the SB-2 pre-effective amendment number 1 filed March 20, 2003. (Filing number: 333-102697)

(4) Previously filed and incorporated herein by reference to the Company's Current Report on Form 8-K, filed March 11, 2003. (Filing number: 000-32847)

(5) Previously filed and incorporated herein by reference to the Company's Current Report on Form 8-K, dated February 27, 2003 filed March 3, 2003. (Filing number: 000-32847)

(6) Previously filed and incorporated herein by reference to the SB-2 registration statement effective April 10, 2003. (Filing number: 000-32847)

(7) Previously filed and incorporated herein by reference to the Company's 10-KSB Annual Report filed December 10, 2003 (FIR No. 000-32547)

(8) Previously filed and incorporated herein by reference to the Company's SB-2/A filed February 11, 2004 (Filing number: 333-112362)

(9) Previously filed and incorporated herein by reference to the Company's 10-QSB Quarterly Report filed July 7, 20043 (FIR No. 000-32847)

(10) Previously filed and incorporated herein by reference to the Company's current Report on Form 8-K dated July 28, 2005 and filed on August 1, 2005.

(11) Previously filed and incorporated by reference to the Company's current Report on Form 8-K dated December 30, 2005 filed on January 6, 2006.

(12) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated December 16, 2005 and filed on December 21, 2005

(13) Previously filed and incorporated herein by reference to the Company's Amendment No. 2 to the Annual Report on Form 10-KSB for the year ended August 31, 2005, filed on October 4, 2006

(14) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated March 8, 2006 and filed on March 14, 2006

(15) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated March 24, 2006 and filed on March 29, 2006

(16) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated August 7, 2006 and filed on August 11, 2006

(17) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated September 12, 2006 and filed on September 18, 2006

(18) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated September 20, 2006 and filed on September 26, 2006

(19) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated October 10, 2006 and filed on October 16, 2006

(20) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated November 14, 2006 and filed on November 20, 2006

(21) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated February 10, 2006 and filed on February 15, 2006

(22) Previously filed and incorporated herein by reference to the Company's Amendment No. 2 to the Annual Report on Form 10-KSB for the year ended August 31, 2006, filed on December 15, 2006

(23) Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated December 29, 2006 and filed on January 8, 2007.

(24) Previously filed and incorporated herein by reference to the Company’s Registration Statement on Form SB-2 filed on March 8, 2007.

(25) Previously filed and incorporated herin by reference to the Company’s Current Report on Form 8-K dated May 11, 2007 and filed on May 11, 2007.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Richardson, State of Texas, on June 28, 2007.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance Chief Executive Officer and President (Principal Executive Officer)

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Scott Hensell
Scott Hensell Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Chance Bryan Chance	President, CEO and Director	June 28, 2007

/s/ David M. Marks	Chairman of the Board	June 28, 2007
David M. Marks

/s/ Curtis Okumura	President & CEO of Titan PCB West, Inc, and	June 28, 2007
Curtis Okumura	Titan PCB East, Inc., and Director

/s/ Kurt Jensen	President & CEO of Oblio Telecom, Inc., and	June 28, 2007
Kurt Jensen	Director

/s/ Stephen S. Kennedy	Vice President Sales of Titan PCB West, Inc,	June 28, 2007
Stephen S. Kennedy	and Titan PCB East, Inc., and Director